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                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY

                                 LOAN AGREEMENT

                          dated as of October 15, 2004

                                      among

                     NORTH AMERICA CAPITAL HOLDING COMPANY,
                                  as Borrower,

                         THE LENDERS, as herein defined,

                        HSH NORDBANK AG, NEW YORK BRANCH,
                            as Administrative Agent,

                                       and

                        HSH NORDBANK AG, NEW YORK BRANCH
                              as Sole Lead Arranger

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                                TABLE OF CONTENTS

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ARTICLE I      INTERPRETATION...................................................     1

ARTICLE II     THE CREDIT FACILITIES............................................     1

   Section 2.1    Term Loan Facility............................................     1

   Section 2.2    Revolving Loan Facility.......................................     3

   Section 2.3    Interest......................................................     6

   Section 2.4    Interest Periods..............................................     6

   Section 2.5    Repayment of Loans............................................     7

   Section 2.6    Use of Proceeds of Loans......................................     8

   Section 2.7    Termination or Reduction of Commitments.......................     8

   Section 2.8    Prepayments...................................................     9

   Section 2.9    Fees..........................................................    12

   Section 2.10   Evidence of Indebtedness; Notes...............................    13

   Section 2.11   Payments Generally............................................    13

   Section 2.12   Sharing of Payments...........................................    14

   Section 2.13   Letter of Credit Facility.....................................    15

ARTICLE III    TAXES AND YIELD PROTECTION.......................................    17

   Section 3.1    Taxes.........................................................    17

   Section 3.2    Alternate Rate of Interest....................................    18

   Section 3.3    Illegality....................................................    19

   Section 3.4    Increased Costs...............................................    19

   Section 3.5    Funding Losses................................................    21

   Section 3.6    Duty to Mitigate; Replacement of Lenders......................    21

   Section 3.7    Survival......................................................    22

ARTICLE IV     CONDITIONS PRECEDENT.............................................    22

   Section 4.1    Conditions Precedent to Initial Borrowing of Term Loans.......    22

   Section 4.2    Conditions Precedent to Second Borrowing of Term Loans........    27

   Section 4.3    Conditions Precedent to All Loans.............................    32

ARTICLE V      REPRESENTATIONS AND WARRANTIES...................................    33

   Section 5.1    Due Incorporation, Qualification, etc. .......................    33

   Section 5.2    Authority.....................................................    33

   Section 5.3    Enforceability................................................    33
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   Section 5.4    Non-Contravention.............................................    33

   Section 5.5    Approvals.....................................................    34

   Section 5.6    No Violation or Default.......................................    34

   Section 5.7    Litigation....................................................    35

   Section 5.8    Possession Under Leases; Title................................    35

   Section 5.9    Financial Statements..........................................    35

   Section 5.10   Creation, Perfection and Priority of Liens....................    36

   Section 5.11   Equity Securities.............................................    36

   Section 5.12   No Agreements to Sell Assets; Etc. ...........................    36

   Section 5.13   Employee Benefit Plans........................................    36

   Section 5.14   Other Regulations.............................................    37

   Section 5.15   Patent and Other Rights.......................................    37

   Section 5.16   Governmental Charges..........................................    38

   Section 5.17   Margin Stock..................................................    38

   Section 5.18   Subsidiaries, Etc. ...........................................    38

   Section 5.19   Solvency, Etc. ...............................................    38

   Section 5.20   Labor Matters.................................................    39

   Section 5.21   Contracts.....................................................    39

   Section 5.22   No Material Adverse Effect....................................    40

   Section 5.23   Accuracy of Information Furnished.............................    40

   Section 5.24   Brokerage Commissions.........................................    40

   Section 5.25   Policies of Insurance.........................................    41

   Section 5.26   Bank Accounts and Securities Accounts.........................    41

   Section 5.27   Agreements with Affiliates and Other Agreements...............    41

   Section 5.28   Acquisitions..................................................    41

ARTICLE VI     COVENANTS........................................................    41

   Section 6.1    Affirmative Covenants.........................................    41

         (a) Financial Statements; Operating Reports; Financial Certifications..    41

         (b) Other Notices and Reports..........................................    43
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           (c) Books and Records................................................    44

           (d) Inspections......................................................    44

           (e) Insurance........................................................    44

           (f) Governmental Charges and Other Indebtedness......................    46

           (g) Use of Proceeds..................................................    46

           (h) General Business Operations......................................    46

           (i) Compliance with Legal Requirements and Contractual Obligations...    46

           (j) Additional Collateral............................................    46

           (k) New Subsidiaries.................................................    47

           (l) Lender Hedging Agreements........................................    47

           (m) Preservation of Security Interests...............................    47

           (n) Step-in Rights...................................................    47

           (o) Event of Loss....................................................    48

           (p) Environmental Management System .................................    49

           (q) Further Assurances...............................................    49

           (r) Cash Management Procedures; Payments to Reserve Accounts ........    49

           (s) Assignment of FBO Leases.........................................    51

           (t) Stock Pledge of Certain Borrower Subsidiaries....................    51

           (u) Security Interest in Fuel Trucks.................................    51

           (v) Closing of Operating Accounts....................................    51

           (w) Equity Contributions by MIC to pay certain Fees and Expenses.....    52

   Section 6.2    Negative Covenants............................................    53

           (a) Indebtedness and Guarantee Obligations...........................    53

           (b) Liens, Negative Pledges..........................................    53

           (c) Asset Dispositions...............................................    54

           (d) Mergers, Acquisitions, Etc. .....................................    55

           (e) Investments......................................................    55

           (f) Distributions....................................................    56

           (g) Change in Business...............................................    56
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           (h) Payments of Indebtedness, Amendments to Documents................    56

           (i) ERISA............................................................    56

           (j) Transactions With Affiliates.....................................    57

           (k) Accounts.........................................................    57

           (l) Accounting Changes...............................................    57

           (m) Amendments of Material Documents.................................    57

           (n) Joint Ventures...................................................    58

           (o) Management Fees..................................................    58

           (p) Jurisdiction of Formation........................................    58

           (q) Sales and Leaseback; Off-Balance Sheet Financing.................    58

           (r) Expansion Capital Expenditures...................................    58

   Section 6.3    Leverage Ratio................................................    58

ARTICLE VII    EVENTS OF DEFAULT; REMEDIES......................................    59

   Section 7.1    Events of Default.............................................    59

   Section 7.2    Remedies Upon Event of Default................................    63

   Section 7.3    Waiver of Event of Default....................................    65

ARTICLE VIII   ADMINISTRATIVE AGENT.............................................    65

   Section 8.1    Appointment and Authorization of Administrative Agent.........    65

   Section 8.2    Delegation of Duties..........................................    65

   Section 8.3    Liability of Administrative Agent.............................    65

   Section 8.4    Reliance by Administrative Agent..............................    66

   Section 8.5    Notice of Default.............................................    66

   Section 8.6    Credit Decision; Disclosure of Information....................    67

   Section 8.7    Indemnification...............................................    67

   Section 8.8    Administrative Agent in Its Individual Capacity...............    67

   Section 8.9    Collateral Agency Agreement...................................    68

   Section 8.10   Successor Administrative Agent................................    68

   Section 8.11   Lead Arrangers................................................    69

ARTICLE IX     HEDGING ARRANGEMENTS.............................................    69
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   Section 9.1    Hedging Payments..............................................    69

   Section 9.2    Voluntary Termination.........................................    69

   Section 9.3    Involuntary Termination or Reduction..........................    70

   Section 9.4    Agreement to be Bound by Loan Documents; Benefit of Lien of
                  Security Documents............................................    70

ARTICLE X      MISCELLANEOUS....................................................    70

   Section 10.1   Amendments; Waivers...........................................    70

   Section 10.2   Notices.......................................................    72

   Section 10.3   Expenses; Indemnity; Damage Waiver............................    74

   Section 10.4   Successors and Assigns........................................    75

   Section 10.5   Confidentiality...............................................    77

   Section 10.6   Limitation on Interest........................................    78

   Section 10.7   Right of Setoff...............................................    78

   Section 10.8   Nonliability of Lenders.......................................    78

   Section 10.9   Limitation of Recourse........................................    79

   Section 10.10  Integration...................................................    79

   Section 10.11  Survival of Representations and Warranties....................    80

   Section 10.12  Governing Law.................................................    80

   Section 10.13  Submission To Jurisdiction; WAIVER OF JURY TRIAL..............    80

   Section 10.14  Severability..................................................    81

   Section 10.15  Headings......................................................    81

   Section 10.16  Counterparts..................................................    81

   Section 10.17  Joinder Agreement and Other Agreements........................    81
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APPENDIX A        Definitions and Rules of Interpretation

SCHEDULES:
Schedule 2.1      Commitments and Pro Rata Shares
Schedule 2.5      Required Class A Loan Amortization
Schedule 5.5      FBO Consents
Schedule 5.7      Litigation and Proceedings

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Schedule 5.8      Leases
Schedule 5.13     Employee Benefit Plans
Schedule 5.15     Intellectual Property
Schedule 5.18     Subsidiaries
Schedule 5.21     Contracts
Schedule 5.25     Insurance
Schedule 5.26     Bank Accounts and Securities Accounts
Schedule 5.27     Agreements with Affiliates
Schedule 6.2(a)   Existing Indebtedness
Schedule 6.2(b)   Existing Liens
Schedule 6.2(e)   Existing Investments

EXHIBITS:

EXHIBIT A         Form of Term Loan Borrowing Request
EXHIBIT B-1       Form of Revolving Loan Borrowing Request
EXHIBIT B-2       Form of Notice of Revolving Loan Conversion
EXHIBIT C         Form of Note
EXHIBIT D-1       Form of Leverage Ratio Certification
EXHIBIT D-2       Form of Debt Service Coverage Ratio Certification
EXHIBIT E         Terms of Permitted Subordinated Debt
EXHIBIT F         Form of Control Agreement
EXHIBIT G         Form of Assignment and Assumption
EXHIBIT H         Form of Joinder Agreement
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

      LOAN AGREEMENT (this "Agreement"), dated as of October 15, 2004 among NORTH AMERICA CAPITAL HOLDING COMPANY, a Delaware corporation (the "Borrower"); the several banks and other financial institutions from time to time parties hereto (the "Lenders"); and HSH NORDBANK AG, NEW YORK BRANCH, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

      A. The Borrower has requested that the Lenders provide loans (i) to refinance the acquisition of the shares of capital stock of Executive Air Support, Inc., a Delaware corporation, and (ii) to finance the acquisition of the Equity Securities of General Aviation Holdings LLC, a Delaware limited liability company ("GAH"), the direct parent company of Newport FBO Two LLC, a Delaware limited liability company, and Palm Springs FBO Two LLC, a Delaware limited liability company.

      B. The Lenders are willing to provide such financing to the Borrower subject to and upon the terms and conditions set forth herein.

      The parties hereto agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

      All capitalized terms used but not defined in this Agreement shall have the respective meanings specified in Appendix A. The rules of interpretation set forth in Appendix A shall apply to this Agreement.

                                   ARTICLE II

                              THE CREDIT FACILITIES

      Section 2.1 Term Loan Facility.

            (a) Term Loan Commitments. Subject to the terms and conditions set forth herein, each Class A Lender severally agrees to make term loans (each a "Class A Loan" and collectively the "Class A Loans") to the Borrower during the Term Loan Commitment Period in an aggregate principal amount not to exceed the amount of such Term Loan Lender's Class A Commitment, and each Class B Lender severally agrees to make a term loan (each a "Class B Loan" and collectively the "Class B Loans", and together with the Class A Loans, the "Term Loans") to the Borrower during the Term Loan Commitment Period in an aggregate principal amount not to exceed the amount of such Term Loan Lender's Class B Commitment. Each Class A Loan and Class B Loan shall be made as part of a Term Loan Borrowing consisting of Class A Loans and Class B Loans (ratably in accordance with the respective Class A Commitments and Class B Commitments) made by the Class A Lenders and the Class B Lenders ratably in accordance with their respective Pro Rata Shares. The Term Loans shall be available in not more than two Borrowings: one Borrowing in an amount not exceeding $130,000,000 for the purposes specified in Section 2.6(a); and another Borrowing in an amount not exceeding $32,000,000 for the purposes specified in Section 2.6(b).

            (b) Term Loan Borrowing Procedures.

                  (i) To request a Term Loan Borrowing, the Borrower shall deliver to the Administrative Agent an irrevocable Term Loan Borrowing Request in the form of Exhibit A, appropriately completed, which Borrowing Request specifies:

                        (A) the aggregate amount of the requested Term Loan
            Borrowing (which shall be not less than $1,000,000 and shall be an integral multiple of $100,000);

                        (B) the respective portions of such Term Loan Borrowing
            consisting of Class A Loans and Class B Loans, respectively;

                        (C) the proposed date of such Term Loan Borrowing, which
            shall be a Business Day;

                        (D) the initial Interest Period to be applicable
            thereto; and

                        (E) the proposed use of the proceeds thereof.

Each Term Loan Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Term Loan Borrowing and not earlier than 11:00 a.m., New York City time, ten (10) Business Days before the date of the proposed Term Loan Borrowing.

                  (ii) Promptly following receipt of a Term Loan Borrowing Request in accordance with this Section 2.1, the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Term Loan Lender's Loan to be made as part of the requested Term Loan Borrowing. Each Term Loan Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Term Loan Lenders. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent will make such Term Loans available to the Borrower by 2:00 p.m. by wire transfer of such funds, in accordance with instructions reasonably acceptable to the Administrative Agent provided by the Borrower.

                  (iii) Unless the Administrative Agent shall have been notified in writing by any Term Loan Lender prior to the proposed date of any Term Loan Borrowing that such Term Loan Lender will not make available to the Administrative Agent such Term Loan Lender's share of such Term Loan Borrowing, the Administrative Agent may assume that such Term Loan Lender will make such amount available to the Administrative Agent on such date in accordance with Section 2.1(b)(ii) and may, in

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      reliance upon such assumption, make available to the Borrower a corresponding amount. If a Term Loan Lender has not in fact made its share of the applicable Term Loan Borrowing available to the Administrative Agent, such Term Loan Lender shall forthwith pay to the Administrative Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate. If such Term Loan Lender does not pay such amount within three (3) Business Days after the date of such Term Loan Borrowing, the Administrative Agent may make a demand therefor from the Borrower, and the Borrower shall, without limitation of the Borrower's rights against the defaulting Lender, pay such amount to the Administrative Agent, together with interest thereon from the date such amount was made available to the Borrower at the interest rate per annum applicable to the Term Loans advanced on the date of such Term Loan Borrowing. A notice of the Administrative Agent submitted to any Term Loan Lender or the Borrower with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.

                  (iv) The failure of any Term Loan Lender to make any Term Loan required to be made by it shall not relieve any other Term Loan Lender of its obligations hereunder; provided that the Term Loan Commitments of the Term Loan Lenders are several and no Term Loan Lender shall be responsible for any other Term Loan Lender's failure to make Term Loans as required herein.

            (c) Limitation on Term Loan Commitments. The Borrower acknowledges that, as of the Closing Date, there are no Term Loan Commitments with respect to the second Borrowing of Term Loans, and that such Term Loan Commitments shall only become available at such time as one or more Eligible Assignees become Term Lenders party hereto in accordance with Section 10.17. The Borrower further acknowledges that neither the Lead Arranger nor the Administrative Agent has made any representation or warranty as to the availability of or prospects for any such Eligible Assignee becoming a Term Loan Lender. Neither the Lead Arranger nor the Administrative Agent has any duty or responsibility to solicit any such Eligible Assignee.

      Section 2.2 Revolving Loan Facility.

            (a) Revolving Loan Commitments. Subject to the terms and conditions set forth herein, the Revolving Loan Lender agrees to make loans (each, a "Revolving Loan") to the Borrower from time to time during the Revolving Loan Commitment Period in such amounts as the Borrower may request under this Section
2.2 (and thereafter to make additional Revolving Loans to reimburse the Issuing Bank for Drawings under Letters of Credit as provided in Section 2.13); provided that the sum of (A) the aggregate principal amount outstanding of all Revolving Loans made by the Revolving Loan Lender after giving effect to all prepayment and repayments thereof and (B) the aggregate outstanding Letter of Credit Usage shall not exceed (1) the Revolving Loan Commitment at any given time or (2) the Borrowing Base as determined on the basis of the most recent monthly operating report of the Borrower and its Subsidiaries. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower

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may borrow, repay and reborrow Revolving Loans until the Revolving Loan
Commitment Termination Date.

            (b) Revolving Loan Borrowing Procedures.

                  (i) To request a Revolving Loan Borrowing (other than a Borrowing to reimburse the Issuing Bank in respect of a Drawing), the Borrower shall deliver to the Revolving Loan Lender (with a copy thereof to the Administrative Agent) an irrevocable Revolving Loan Borrowing Request in the form of Exhibit B-1, appropriately completed and duly signed by a Responsible Officer of the Borrower, which Revolving Loan Borrowing Request shall specify:

                        (A) the aggregate amount of the requested Revolving Loan
            Borrowing (which shall be not less than $100,000 and shall be an integral multiple of $50,000);

                        (B) the proposed date of such Revolving Loan Borrowing,
            which shall be a Business Day; and

                        (C) whether the requested Revolving Loan Borrowing is to
            consist of Base Rate Revolving Loans or LIBOR Revolving Loans.

Each Revolving Loan Borrowing Request for a Revolving Loan Borrowing consisting of LIBOR Revolving Loans must be received by the Revolving Loan Lender (with a copy thereof to the Administrative Agent) not later than 11:00 a.m., New York City time, three (3) Business Days before the date of such proposed Revolving Loan Borrowing, and each Revolving Loan Borrowing Request for a Revolving Loan Borrowing consisting of Base Rate Revolving Loans must be received by the Revolving Loan Lender (with a copy thereof to the Administrative Agent) not later than 11:00 a.m., New York City time, one (1) Business Day before the date of (or, if agreed to in writing by the Revolving Loan Lender, on the date of) such proposed Revolving Loan Borrowing. If no election as to the Type of Revolving Loan Borrowing is specified in the applicable Revolving Loan Borrowing Request, then the requested Revolving Loan Borrowing shall consist of Base Rate Revolving Loans. Each Revolving Loan Borrowing shall be comprised entirely of Base Rate Revolving Loans or LIBOR Revolving Loans, as the Borrower may request in accordance herewith. The procedures specified in this paragraph shall not apply to any Revolving Loan Borrowing with respect to a Drawing under a Letter of Credit.

                  (ii) Upon satisfaction of the applicable conditions set forth in Section 4.3, the Revolving Loan Lender shall, not later than 2:00 p.m., New York City time, on the borrowing date specified in such Revolving Loan Borrowing Request, make the amount of its Revolving Loan available to the Borrower by wire transfer of such funds in accordance with instructions reasonably acceptable to the Revolving Loan Lender provided by the Borrower. Notwithstanding the foregoing, if, at the time of the Borrowing of such Revolving Loan, the Administrative Agent shall have notified the Revolving Loan Lender in writing, at least one (1) Business Day prior to the date of such Borrowing, that a Default or Event of Default has occurred and is continuing and that

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

      Revolving Loans may not be made while such Default or Event of Default is continuing (which notice will be given at the request of the Required Lenders), the Revolving Loan Lender shall not advance such Revolving Loans. The Revolving Loan Lender shall make the sole determination as to whether the applicable conditions to the obligation of the Revolving Loan Lender to make Revolving Loans set forth in Section 4.3 have been satisfied.

            (c) Conversion of Revolving Loans. Subject to Section 3.5, the Borrower may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided that no Base Rate Revolving Loan may be converted into a LIBOR Revolving Loan after the occurrence and during the continuance of an Event of Default; provided, further, that any conversion of a LIBOR Revolving Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 3.5. To request a conversion of a Revolving Loan Borrowing, the Borrower shall deliver to the Administrative Agent a Notice of Revolving Loan Conversion in the form of Exhibit B-2, appropriately completed and duly executed by a Responsible Officer of the Borrower, which Notice of Revolving Loan Conversion shall specify:

                  (i) the Revolving Loan Borrowing which is to be converted;

                  (ii) the Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted; and

                  (iii) the proposed date of the requested conversion, which shall be a Business Day.

      Each Notice of Revolving Loan Conversion must be received by the Revolving Loan Lender (with a copy thereof to the Administrative Agent) not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the requested conversion (one (1) Business Day before the date of conversion, in the case of a conversion to a Base Rate Revolving Loan).

            (d) Interest for Account of Revolving Loan Lender. Each Revolving Loan shall bear interest in accordance with Section 2.3. The Revolving Loan Lender shall be responsible for invoicing the Borrower for interest on the Revolving Loans. Interest on each Revolving Loan shall be solely for the account of the Revolving Loan Lender. The Borrower shall make all payments of principal and interest in respect of the Revolving Loans directly to the Revolving Loan Lender.

            (e) Extension of Revolving Loan Commitment. The Borrower may, by written notice to the Revolving Loan Lender no later than 90 days prior to the Revolving Loan Commitment Termination Date then in effect (the "Existing Revolving Loan Commitment Termination Date"), request that the Revolving Loan Lender extend the Revolving Loan Commitment Termination Date to the date proposed by the Borrower in such notice. If the Revolving Loan Lender so agrees in writing, which shall be in its sole and absolute discretion, the Existing Revolving Loan Commitment Termination Date shall be extended (effective as of the Existing Revolving Loan Commitment Termination Date) to the date specified in such notice

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

as confirmed by the Revolving Loan Lender in its written confirmation. The Revolving Loan Lender will notify the Borrower in writing of its decision no later than 60 days prior to the Existing Revolving Loan Commitment Termination Date. If any such extension of the Existing Revolving Loan Commitment Termination Date shall not become effective, then the Revolving Loan Commitment shall reduce to zero on the Existing Revolving Loan Commitment Termination Date, and the Revolving Loan Commitment Termination Date shall remain the Existing Revolving Loan Commitment Termination Date. If the Revolving Loan Lender shall not have provided notice of its extension of the Existing Revolving Loan Commitment Termination Date 60 days prior thereto, the Revolving Loan Lender shall be deemed to have declined to extend the Existing Revolving Loan Commitment Termination Date.

      Section 2.3 Interest.

            (a) Each Term Loan shall bear interest during each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin. Each LIBOR Revolving Loan shall bear interest at the LIBOR Market Index Rate plus the Applicable Margin, and each Base Rate Revolving Loan shall bear interest at the Base Rate plus the Applicable Margin.

            (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the above paragraph (a) of this Section, or (ii) in the case of any other amount, 2% plus the Base Rate. Accrued and unpaid interest on past due amounts shall be due and payable on demand.

            (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein.

            (d) All interest under this Section 2.3 shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or LIBOR shall be determined by the Administrative Agent; provided that the applicable Base Rate or LIBOR with respect to any Revolving Loan shall be determined by the Revolving Loan Lender, and each such determination shall be conclusive absent manifest error.

      Section 2.4 Interest Periods.

            (a) Subject to paragraphs (b) and (c) below, the Borrower shall select the initial Interest Period for a Term Loan in the relevant Borrowing Request and shall select each subsequent Interest Period for such Loan in an irrevocable notice received by the Administrative Agent not later than 11:00 a.m., New York City time, three (3) Business Days before the start of that Interest Period.

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

            (b) The Term Loans shall at any given time be subject to a single Interest Period; provided that (i) the initial Interest Period with respect to the second Borrowing of the Term Loans will commence on the date of such Borrowing and end on the same day as the current Interest Period for the Term Loans previously advanced and (ii) if the Borrower elects an Interest Period for the Term Loans that ends after the next succeeding Repayment Date or Cash Sweep Date, the Borrower may elect a separate Interest Period ending on such Repayment Date or Cash Sweep Date for any portion of the Term Loans to be repaid or projected to be repaid on such date.

            (c) No Interest Period shall extend beyond the Maturity Date.

            (d) If the Borrower fails to select an Interest Period for a Term Loan Borrowing or an outstanding Term Loan under paragraph (a) above, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (e) If an Event of Default has occurred and is continuing on the day on which interest is due and payable for any LIBOR Revolving Loan, then unless repaid, such Loan(s) shall automatically convert to Base Rate Revolving Loan(s) on such day.

            (f) Promptly following receipt of a notice from the Borrower selecting an Interest Period, the Administrative Agent shall advise each Term Loan Lender of the details thereof, and if no timely notice is provided by the Borrower, the Administrative Agent shall notify each Term Loan Lender of the details of the applicable Interest Period.

      Section 2.5 Repayment of Loans.

            (a) Term Loans.

                  (i) Subject to paragraph (ii) below, so long as any portion of the Class A Loans remains outstanding, the Borrower shall repay to the Administrative Agent for the account of the Class A Lenders on each Repayment Date a portion of the Class A Loans equal in amount to the Required Class A Loan Repayment Amount.

                  (ii) Notwithstanding the foregoing, if the funds on deposit in the Accounts and available for the repayment of Class A Loans are insufficient as of any Repayment Date to pay the Required Class A Loan Repayment Amount, the Borrower may, so long as no Event of Default has occurred and is continuing as of such Repayment Date, defer repayment of a portion thereof equal to the lesser of (i) such deficiency or (ii) the Accelerated Class A Loan Amortization Amount.

                  (iii) The Borrower shall repay to the Administrative Agent for the account of the Term Loan Lenders on the Maturity Date the aggregate principal amount of the Term Loans outstanding on such date.

                  (iv) Principal amounts of Term Loans repaid may not be reborrowed.

            (b) Revolving Loans. The Borrower shall repay to the Revolving Loan Lender on the Revolving Loan Commitment Termination Date the aggregate principal amount of the Revolving Loans outstanding on such date.

      Section 2.6 Use of Proceeds of Loans.

            (a) Initial Borrowing of Term Loans. The proceeds of the initial Borrowing of Term Loans shall be used solely (i) to refinance a portion of the Purchase Price (as defined in the Executive Air Stock Purchase Agreement), including transaction and bridge financing costs; (ii) to pay fees payable on the date of the initial Term Loan Borrowing to the Lead Arrangers and the Administrative Agent; (iii) to make payment of the Debt Service Reserve Required Balance into the Debt Service Reserve Account as required hereunder; (iv) to pay or reimburse the Borrower for costs and expenses payable by the Borrower pursuant hereto in connection with the closing of the Loans; and (v) to pay other reasonable costs and expenses incurred by the Borrower in connection with the closing of the Loans.

            (b) The proceeds of the second Borrowing of Term Loans shall be used solely (i) to finance a portion of the purchase price with respect to the acquisition of GAH, including transaction costs and repayment of existing Indebtedness; (ii) to pay or reimburse the Borrower for costs and expenses payable by the Borrower pursuant hereto in connection with such Borrowing; (iii) to pay the increased amount of the Debt Service Reserve Required Balance as a result of such Borrowing into the Debt Service Reserve Account, and (iv) to pay other reasonable costs and expenses incurred by the Borrower in connection with such Borrowing.

            (c) Revolving Loans. The proceeds of the Revolving Loans shall be used solely (i) to provide for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including capital expenditures, maintenance and repairs, but excluding Expansion Capital Expenditures); and (ii) to reimburse the Issuing Bank for Drawings.

            (d) No Monitoring Obligation. The Administrative Agent shall not be obligated to monitor or verify the use of proceeds of the Term Loans or the Revolving Loans.

      Section 2.7 Termination or Reduction of Commitments.

            (a) The Borrower may, upon notice to the Administrative Agent, terminate the Commitments, or from time to time reduce the Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be (A) in the case of the Term Loans, in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, and (B) in the case of the Revolving Loans, in an aggregate amount of $100,000 or any whole multiple of $50,000 in excess thereof; and (iii) the Borrower may not reduce the Revolving Loan Commitments unless the Issuing Bank is satisfied that sufficient funds will be available to permit repayment of Drawings under any Letter of Credit outstanding as of the date of termination. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of any of the Commitments. Any reduction of the Term Loan Commitments shall be made ratably among the Term Loan Lenders in accordance with their respective Class A Commitments and Class B Commitments. All commitment fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

            (b) If the initial Borrowing of Term Loans have not been borrowed on or before December 31, 2004, the Administrative Agent (acting at the direction of the Required Lenders) may, by written notice to the Borrower, terminate the Commitments of the Lenders with respect to each of the Loans, which termination shall become effective immediately.

            (c) Any termination or reduction of any of the Commitments shall be permanent.

      Section 2.8 Prepayments.

            (a) Terms of All Prepayments. Except as otherwise provided in
Section 2.8(b) for optional prepayments and Sections 2.8(c)(v) and 2.8(c)(vi) for mandatory prepayments required to be paid from Excess Cash Flow and as otherwise provided in Section 3.3 for any mandatory prepayment resulting from illegality, all partial prepayments of any of the Term Loans shall be allocated to prepay, on a pro rata basis, the applicable Term Loans outstanding. Any partial prepayment of Class A Loans shall be applied to prepay installments of Required Class A Loan Repayment Amounts in the reverse order of maturity. Each prepayment of Loans shall be accompanied by accrued interest on the amount prepaid, any additional amounts required pursuant to Section 3.5 and any Hedging Termination Obligations payable in connection therewith.

            (b) Optional Prepayments.

                  (i) The Borrower may at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Interest Payment Date (subject to Section 3.5(ii)); provided that the Borrower shall deliver notice to the Administrative Agent (or, in the case of prepayment of a Revolving Loan, to the Revolving Loan Lender with a copy thereof to the Administrative Agent) of any prepayment hereunder, which notice must be received by the Administrative Agent or the Revolving Loan Lender, as the case may be (A) not later than 11:00 a.m. five (5) Business Days prior to any proposed date of prepayment of Term Loans or LIBOR Revolving Loans, and (B) not later than 11:00 a.m. on the proposed date of prepayment of Base Rate Revolving Loans. Any prepayment shall (x) in the case of Term Loans, be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding, and (y) in the case of Revolving Loans, be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable and shall specify (A) the date and amount of such prepayment, (B) whether the prepayment is of Term Loans or Revolving Loans or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each, and (C) with respect to prepayments of Revolving Loans, the amounts to be applied to each Revolving Loan outstanding.

                  (ii) Promptly following receipt of any such notice of voluntary prepayment, the Administrative Agent shall advise the applicable Lenders of the contents thereof. With respect to any proposed prepayment of Term Loans, the Required Class B Lenders may, not later than three (3) Business Days after the giving of such notice, elect by written notice to the Administrative Agent that such prepayment of Term Loans shall be applied in accordance with clause (B) of Section 2.8(b)(iii).

                  (iii) Optional prepayments of the Term Loans made pursuant to this Section 2.8(b) shall be applied (A) to prepay the Class A Loans until paid in full and thereafter to prepay the Class B Loans or (B) if the Required Class B Lenders shall so elect in accordance with Section 2.8(b)(ii), pro rata to the Term Loans outstanding.

                  (iv) Any prepayment pursuant to this Section 2.8(b) applied to prepay the Revolving Loans may be reborrowed.

            (c) Mandatory Prepayments.

                  (i) If during any fiscal year of the Borrower, the aggregate cumulative amount of Net Asset Disposition Proceeds for such fiscal year exceeds $250,000, the Borrower shall, immediately after the completion of each sale or other disposition which results in such an excess or an increase in such an excess, (A) prepay the outstanding Term Loans and, if the Term Loans shall have been paid in full, (B) prepay the Revolving Loans to the extent Revolving Loans are then outstanding, and (C) otherwise, Cash Collateralize the outstanding L/C Obligations, in an aggregate principal amount equal to one hundred percent (100%) of such excess or such increase in such excess. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this clause (i) with respect to any sale (a "Relevant Sale") if the Borrower advises the Administrative Agent in writing at the time the Net Asset Disposition Proceeds from such Relevant Sale are received that it intends to reinvest all or any portion of such Net Asset Disposition Proceeds in replacement assets to the extent (A) such Net Asset Disposition Proceeds are in fact committed to be reinvested by the Borrower pursuant to a purchase contract providing for the acquisition of such replacement assets that is executed by the Borrower and the related seller within 45 days from the date of such Relevant Sale and (B) the acquisition of such replacement assets occurs within 180 days from the date on which such purchase contract is so executed and delivered. If, at any time after the occurrence of a Relevant Sale and prior to the acquisition of the related replacement assets, the 45 or 180 day period provided in clause (A) or (B) of the preceding sentence shall elapse without execution of the related purchase contract (in the case of clause (A)) or the occurrence of the related acquisition (in the case of clause (B)) or an Event of Default shall have occurred and be continuing, then the Borrower shall immediately prepay the Loans in the amount and in the manner described in the first sentence of this clause (i).

                  (ii) If, at any time after the Closing Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments, but excluding Permitted Indebtedness, the

      Borrower shall, immediately after such issuance or incurrence, (A) prepay the outstanding Term Loans and, if the Term Loans shall have been paid in full, (B) prepay the Revolving Loans to the extent Revolving Loans are then outstanding, and (C) otherwise, Cash Collateralize the outstanding L/C Obligations, in an aggregate principal amount equal to one hundred percent (100%) of the Net Debt Proceeds of such Indebtedness.

                  (iii) If, at any time after the Closing Date, any Loan Party issues or sells any Equity Securities (other than any issuance or sale specified in the proviso to the definition of Net Equity Proceeds or in connection with the funding of Expansion Capital Expenditures), the Borrower shall, immediately after such issuance or sale, (A) prepay the outstanding Term Loans and, if the Term Loans shall have been paid in full, (B) prepay the Revolving Loans to the extent Revolving Loans are then outstanding, and (C) otherwise, Cash Collateralize the outstanding L/C Obligations, in an aggregate principal amount equal to one hundred percent (100%) of the Net Equity Proceeds of such Equity Securities.

                  (iv) No later than three (3) Business Days following (x) the date of receipt by a Loan Party of any Net Insurance Proceeds or Net Condemnation Proceeds, or (y) if applicable, the end of the 180-day period described in the proviso below), the Borrower shall (A) prepay the outstanding Term Loans and, if the Term Loans shall have been paid in full, (B) prepay the Revolving Loans to the extent Revolving Loans are then outstanding, and (C) otherwise, Cash Collateralize the outstanding L/C Obligations, in an amount equal to the aggregate amount of the sum of such Net Insurance Proceeds and Net Condemnation Proceeds in such fiscal year (excluding any amounts used to repair, restore or replace assets in accordance with the immediately following proviso); provided the Borrower shall not be obligated to make a prepayment under this clause (iv) if and to the extent that (i) the Borrower advises the Administrative Agent in writing at the time it receives such proceeds that it or another Loan Party intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived, and does so within 180 days of receipt thereof (or such longer period as is reasonably required to complete such repair, restoration or replacement; provided that the Borrower shall have commenced such repair, restoration or replacement during such 180-day period and thereafter proceeds with all due diligence to complete such repair, restoration or replacement within a reasonable period of time acceptable to the Administrative Agent) (it being understood that any Net Insurance Proceeds or Net Condemnation Proceeds retained by the Borrower but not actually expended within such time period to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived shall at that time immediately be used to prepay the Loans in the amount and in the manner described in the first sentence of this clause (iv)).

                  (v) If on or before September 30, 2005, the Debt Service Coverage Ratio as of the end of a fiscal quarter of the Borrower is 1.30 to 1.00 or lower for at least two (2) consecutive fiscal quarters, the monies then on deposit in the Special Reserve Account (inclusive of monies transferred to the Special Reserve Account in respect of the last such fiscal quarter) shall be applied to prepay the Loans. All prepayments of the Loans then outstanding pursuant to this paragraph (v) shall be applied, first, to prepay Class A Loans in inverse order of maturity until the Class A Loans are prepaid in full, second, to prepay Class B Loans until the Class B Loans are prepaid in full, and thereafter, to prepay Revolving Loans until the Revolving Loans are prepaid in full.

                  (vi) On each Cash Sweep Date (or such later date not exceeding 30 days thereafter as the Applicable Cash Sweep Percentage as of such Cash Sweep Date has been determined), the Applicable Cash Sweep Percentage of Excess Cash Flow as of such Cash Sweep Date shall be applied to prepay the Loans. All prepayments of the Loans then outstanding pursuant to this paragraph (vi) shall be applied, first, to prepay Class A Loans in inverse order of maturity until the Class A Loans are prepaid in full, second, to prepay Class B Loans until the Class B Loans are prepaid in full, and thereafter, to prepay Revolving Loans until the Revolving Loans are prepaid in full.

                  (vii) If, as a result of the making of any prepayment required to be made pursuant to clauses (i) through (vi) of this Section 2.8(c), the Borrower would incur Hedging Termination Obligations or costs pursuant to Section 3.5, upon the request of the Borrower made prior to the due date thereof, the amount of such prepayment may be held in the Concentration Account until the end of the applicable Interest Period, at which time such prepayment shall be made.

      Section 2.9 Fees.

            (a) Commitment Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Term Lender a commitment fee equal to 0.50% per annum on the daily amount of the Available Term Loan Commitment of such Term Lender during the period from and including the Closing Date to but excluding the last day of the Term Loan Commitment Period, and (ii) to the Revolving Lender for its own account a commitment fee equal to 0.50% per annum on the daily amount of the Available Revolving Loan Commitment during the period from and including the Closing Date to but excluding the last day of the Revolving Loan Commitment Period. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first of such dates to occur after the Closing Date, and on the last day of the applicable Commitment Period. All commitment fees shall be calculated on the basis of a year of 360 days and for the actual days elapsed (including the first day but excluding the last day).

            (b) Upfront Revolving Credit Fee. The Borrower agrees to pay to the Revolving Loan Lender for its own account an upfront fee equal to 0.75% of the total amount of the Revolving Loan Commitment, payable on the Initial Disbursement Date.

            (c) Letter of Credit Fees. The Borrower shall pay to the Revolving Loan Lender a letter of credit fee for each Letter of Credit at a rate per annum equal to the Applicable Margin for LIBOR Revolving Loans multiplied by the daily maximum amount available to be drawn under such Letter of Credit, calculated on the basis of a year of 360 days and for the actual days elapsed (including the first day but excluding the last day), for the period from date of issuance of such Letter of Credit until the expiry or termination thereof. Such fee shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first of such dates to occur after the issuance of a Letter of Credit, and on the Letter of Credit Expiration Date.

            (d) Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account the customary and reasonable issuance, presentation, amendment, negotiation and other processing fees, and other standard and reasonable costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and once paid, are nonrefundable.

            (e) Other Fees. The Borrower agrees to pay to the Lead Arranger, the Administrative Agent and the Issuing Bank for their own respective accounts fees payable in the amounts and at the times separately agreed upon between the Borrower and such parties, which fees shall be deemed to be payable hereunder.

            (f) Fees Fully Earned When Paid. All fees shall be fully earned when paid and shall not be refundable under any circumstances.

      Section 2.10 Evidence of Indebtedness; Notes.

      The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      Section 2.11 Payments Generally.

            (a) Each payment by the Borrower hereunder (whether of principal, interest, fees or any other amount) shall be made prior to 12:00 noon, New York City time, on the date when due, in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or, with respect to Revolving Loans, the Revolving Loan Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments shall be made to the account of the

Administrative Agent (account number 400949687) at JP Morgan Chase Bank (ABA number 0210000210) or such other account as may hereafter be designated by the Administrative Agent in writing, except that payments in respect of the Revolving Loans and the Letters of Credit (including any fees relating thereto) shall be made to the Revolving Loan Lender or the Issuing Bank, as applicable. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly upon receipt thereof, in like funds as received.

            (b) If any payment to be made by the Borrower under any Loan Document becomes due and payable on a day other than a Business Day, the date for payment shall be extended to the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees.

            (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (d) The Revolving Loan Lender agrees that it will promptly notify the Administrative Agent of any defaults in the payment of principal, interest and fees required to be paid to the Revolving Loan Lender for its own account pursuant to this Agreement.

      Section 2.12 Sharing of Payments.

      If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Class A Loans, Class B Loans or Revolving Loans or participation in the Letter of Credit Facility, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of such Loans or such participation in the Letter of Credit Facility and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Class A Loans, Class B Loans, Revolving Loans and participations in the Letter of Credit Facility of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class A Loans, Class B Loans, Revolving Loans and participations in the Letter of Credit Facility; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      Section 2.13 Letter of Credit Facility.

            (a) Letter of Credit Commitment. Subject to the terms and conditions set forth herein, the Issuing Bank agrees to issue standby Letters of Credit under the Letter of Credit Facility for the account of the Borrower from time to time prior to the Letter of Credit Expiration Date or, at any time when the Revolving Loan facility is in effect, during the Revolving Loan Commitment Period; provided that (i) no Letter of Credit shall be issued prior to the Borrowing of the Term Loans (except as provided in the last sentence of this clause (a)), (ii) the face amount of any requested Letter of Credit shall not, at the time of issuance, exceed the Revolving Loan Commitment at any time when the Revolving Loan facility is in effect; (iii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time; and
(iv) no Letter of Credit shall have an expiration date later than the Letter of Credit Expiration Date. The obligation of the Issuing Bank to issue Letters of Credit shall expire on the Letter of Credit Expiration Date or, if the Revolving Loan facility is in effect, the last day of the Revolving Loan Commitment Period. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. The Issuing Bank and the Borrower hereby agree that the existing letters of credit described under the subheading "Letters of Credit" on Schedule 6.2(a) shall for purposes of this Agreement be deemed to be Letters of Credit issued by the Issuing Bank under the Letter of Credit Facility, and further, the Issuing Bank shall be deemed to have sold and transferred to the Revolving Loan Lender a 100% participation in each such Letter of Credit in accordance with clause (c) of this Section 2.13.

            (b) Procedure for Issuance of Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver to the Issuing Bank (with a copy thereof to the Administrative Agent) (which request must be received by the Issuing Bank and the Administrative Agent not later than 11:00 a.m., New York City time, three (3) Business Days before the requested date of issuance, amendment, renewal or extension) an irrevocable written request for the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (a) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit.

            (c) Revolving Loan Lender Participation. Immediately upon the issuance of a Letter of Credit in accordance with this Section 2.13, the Issuing Bank shall be deemed to have sold and transferred to the Revolving Loan Lender, and the Revolving Loan Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each Drawing and other Reimbursement Obligations of the Borrower in respect thereof in an amount equal to the applicable Outstanding Amount then in effect. The Issuing Bank shall promptly advise the Revolving Loan Lender of the changes in the applicable Outstanding Amount or Letter of Credit Expiration Date and any Drawing therefrom; provided that the failure to give such notice shall not limit or impair the rights of the Issuing Bank hereunder and under the Loan Documents.

            (d) Payment of Drawing. Upon a Drawing, the Borrower shall be obligated to pay to the Issuing Bank a Reimbursement Obligation in the amount of the Drawing not later than 12:00 noon, New York City time, on the same Business Day that the Drawing is made, if the Borrower shall have received notice of such Drawing prior to 10:00 a.m., New York City time, on such date, or, if such notice was received by the Borrower after such time, then not later than 12:00 noon, New York City time on the immediately following Business Day unless the reimbursement is made by a Revolving Loan (and in the latter case such payment shall include interest on the Reimbursement Obligation from the date of the Drawing to such payment date). Unless the Borrower shall notify the Issuing Bank, the Revolving Loan Lender, and the Administrative Agent that such Reimbursement Obligation will be paid by the Borrower without using a Revolving Loan, the payment by the Issuing Bank of such Drawing shall be deemed automatically to be a request for the making by the Revolving Loan Lender of a Revolving Loan to the Borrower in the amount of such Drawing on the date of such Drawing, and the Issuing Bank shall promptly so notify the Revolving Loan Lender. The Revolving Loan Lender shall, on the Business Day of the Drawing, make a Revolving Loan for the account of the Borrower in an amount equal to the Drawing, the proceeds of which shall be applied to reimburse the Issuing Bank. The obligation of the Revolving Loan Lender to so reimburse the Issuing Bank by making a Revolving Loan shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. In the event that the Revolving Loan Lender fails to make available for the account of the Issuing Bank the amount of such Revolving Loan, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate equal to the daily average Federal Funds Rate.

            (e) Conditions to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit pursuant to this Section 2.13 is subject to the satisfaction, on the proposed issuance date, of the following conditions precedent: (i) all representations and warranties of each Loan Party contained in the Loan Documents shall be true, correct and accurate in all respects on and as of such issuance date (except to the extent such representations and warranties relate to an earlier date), and (ii) no Default or Event of Default shall have occurred or be continuing.

            (f) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Revolving Loan Lender, the replaced Issuing Bank and the successor Issuing Bank, and upon replacement of any outstanding Letters of Credit with replacements issued by the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.9. From and after the
effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.

                                  ARTICLE III

                           TAXES AND YIELD PROTECTION

      Section 3.1 Taxes.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Legal Requirements.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.

            (c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Each Foreign Lender shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the IRC (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the IRC. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, and (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (f) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

            (g) If a Lender assigns a Loan to a United States Person that is not an "exempt recipient" as defined in Treasury Regulation Section 1.6049-4(c)(1)
(ii), such assignee shall provide two duly signed and completed copies of IRS form W-9 (or any successor form thereto) to the Administrative Agent.

      Section 3.2 Alternate Rate of Interest.

      If prior to the commencement of any Interest Period or the borrowing of any LIBOR Revolving Loan, (a) the Administrative Agent or the Revolving Loan Lender, as applicable, determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period or, in the case of a LIBOR Revolving Loan, the LIBOR Market Index Rate, or (b)(i)the Administrative Agent is advised by the Required Lenders that LIBOR determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period, or (ii) the Revolving Loan Lender determines that the LIBOR Market Index Rate will not adequately and fairly reflect the cost to the Revolving Loan Lender of making or maintaining such Loans, the Administrative Agent or the Revolving Loan Lender, as applicable, shall promptly give notice thereof to the Borrower and, if applicable, the Required Lenders, by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent or the Revolving Loan Lender, as applicable, notifies the Borrower and, if applicable, such Required Lenders, that the circumstances giving rise to such notice no longer exist, the Administrative Agent or the Revolving Loan Lender, as applicable, shall promptly give written notice thereof to the Borrower and, if applicable, such Required Lenders. If such notice is given with respect to Term Loans, the rate of interest on each applicable Lender's Loans for each Interest Period thereafter will be the average cost of funds for the Required Lenders, as reasonably determined by the Administrative Agent, plus the Applicable Margin. If such notice is given with respect to Revolving Loans, all LIBOR Revolving Loans shall be deemed to have been converted into Base Rate Revolving Loans effective upon the giving of such notice, and LIBOR Revolving Loans shall thereafter not be available until the Revolving Loan Lender advises the Borrower that that the circumstances giving rise to such notice no longer exist.

      Section 3.3 Illegality. If any Lender determines that any Legal Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to the Borrower (through the Administrative Agent, in the case of any Term Loans), any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Revolving Loans to LIBOR Revolving Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender is the Revolving Loan Lender and/or such Lender may not lawfully continue to maintain such LIBOR Loans; provided that (i) in the case of Term Loans, if prior to such prepayment date the affected Lender and the Borrower can agree upon an alternative mutually acceptable basis for determining the interest rate from time to time applicable to the Term Loans owing to such Lender that will avoid such illegality (it being understood and agreed that the Base Rate shall be an acceptable substitute rate if the Borrower so elects and it shall be legal for such Lender to maintain its Loans as Base Rate Loans), such interest rate shall take effect from the date of such agreement and lieu of such required prepayment; and (ii) in the case of LIBOR Revolving Loans, if conversion of such Revolving Loans into Base Rate Loans will avoid such illegality, all LIBOR Revolving Loans shall be converted to Base Rate Revolving Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

      Section 3.4 Increased Costs.

            (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank (including any reserve established by the Federal Reserve Board); or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit issued by the Issuing Bank;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Loan or Letter of Credit (or of maintaining its obligation to make any such Loan or Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; and provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

      Section 3.5 Funding Losses.

      The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower (for a reason other than the wrongful failure of such Lender to make a Loan) to borrow or prepay any Loan on the date or in the amount notified by the Borrower, or (ii) any payment or prepayment of any Loan on a day other than the last day of an Interest Period with respect thereto (whether voluntary, mandatory, by reason of acceleration, or otherwise), including the amount (if any) determined by the relevant Lender by which (x) the interest at the LIBOR which such Lender would have received for the period from the date of receipt of funds to repay or prepay a Loan to the last day of the applicable Interest Period for such Loan if the principal received had been paid on the last day of such Interest Period exceeds (y) the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period. Any Lender demanding indemnification for any loss or expense sustained or incurred by it pursuant to this Section 3.5 shall, at the time of such demand, deliver to the Borrower a certificate specifying in reasonable detail the additional amount to be paid to it for any such loss or expense. Each determination by a Lender of the amounts owing to it pursuant to this Section 3.5 shall be conclusive and binding in the absence of manifest error.

      Section 3.6 Duty to Mitigate; Replacement of Lenders.

            (a) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.1, or if any Lender requests compensation under Section 3.4, or if the Borrower would be required to prepay the Loans of any Lender pursuant to Section 3.3, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4 or avoid the prepayment under Section 3.3), as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.1, or if any Lender requests compensation under Section 3.4, or if the Borrower would be required to prepay the Loans of any Lender pursuant to Section 3.3, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative

Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 3.1 or a claim for compensation under Section 3.4, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      Section 3.7 Survival.

      All of the Borrower's obligations under this Article 3 shall survive termination of the Commitments and the payment in full of all Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.1 Conditions Precedent to Initial Borrowing of Term Loans.

      The obligation of each Lender to advance Term Loans on the Initial Disbursement Date for Term Loans is subject to the satisfaction of the following conditions precedent:

            (a) Principal Loan Documents.

                  (i) The following documents shall have been duly authorized, executed and delivered by the parties thereto (such parties shall include, but not be limited to, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders), are in full force and effect and originals thereof shall have been delivered to the Administrative Agent and the Borrower:

                        (A) this Agreement;

                        (B) a Note in favor of each Lender requesting a Note,
            each in a principal amount equal to that Lender's Commitment;

                        (C) the Collateral Agency Agreement;

                        (D) the Security Agreement;

                        (E) the Intellectual Property Security Agreement;

                        (F) the Subsidiary Guaranty and the Contribution
            Agreement;

                        (G) the Subsidiary Security Agreement;

                        (H) the Pledge Agreements; and

                        (I) all other Security Documents.

                  (ii) A copy of each of the FBO Leases in existence as of the Closing Date shall have been delivered to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower certifying as of the Closing Date that each such FBO Lease delivered (A) is a true, correct and complete copy of such document and (B) is in full force and effect.

            (b) Capital Contributions. The Administrative Agent shall have received evidence that the Borrower shall have received the cash proceeds of equity contributions to the Borrower from the Investors for newly issued capital stock of the Borrower in an amount not less than $100,000,000, which amount shall be increased dollar for dollar for any increase in the Purchase Price (as defined in the Executive Air Stock Purchase Agreement) for the Executive Air Acquisition in excess of $217,000,000.

            (c) Lender Hedging Agreements. The Borrower shall have entered into Lender Hedging Agreements satisfactory to the Administrative Agent, which agreements shall provide coverage in a notional amount equal to at least 75% of the Loans to be advanced on the Initial Disbursement Date and for a duration of at least five (5) years from the Initial Disbursement Date.

            (d) Organizational Documents. The Administrative Agent shall have received from or on behalf of each Loan Party and Investor:

                  (i) the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of such Loan Party or Investor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation;

                  (ii) a certificate of good standing (or comparable certificate), certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation stating that such Loan Party or Investor is in good corporate and tax standing under the laws of such states;

                  (iii) a certificate of the Secretary or an Assistant Secretary (or comparable officer) of such Loan Party or Investor, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the bylaws, partnership agreement, limited liability company agreement or comparable document of such Loan Party or Investor as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Loan Party or Investor (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such Loan Party or Investor of the Loan Documents to be executed by such Loan Party or Investor and the consummation of the transactions contemplated thereby; and (C) there are no proceedings for the dissolution or liquidation of such Loan Party or Investor; and

                  (iv) a certificate of the Secretary or an Assistant Secretary (or comparable officer) of such Loan Party or Investor, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of such Loan Party or Investor authorized to execute, deliver and perform the Loan Documents to be executed by such Loan Party or Investor.

            (e) Financial Statements, Financial Condition, etc. The Borrower shall have delivered to the Administrative Agent:

                  (i) audited Financial Statements of Executive Air as of and for the year most recently ended more than 90 days prior to the date of the initial Disbursement Date, its unaudited Financial Statements as of and for the fiscal quarter most recently ended more than 45 days prior to the initial Disbursement Date, each of which shall be certified by a Responsible Officer of the Borrower as being to his Actual Knowledge, after due inquiry, complete and correct in all material respects and fairly presenting the financial condition, results of operations and changes in cash flows of Executive Air on such dates and for any interim periods then ended, applied on a consistent basis;

                  (ii) a certificate by the chief financial officer of the Borrower stating that to his Actual Knowledge, after due inquiry, since the date of such Financial Statements, no event has occurred, and no condition exists, that has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (iii) a certificate by the chief financial officer of the Borrower as to the financial condition and solvency of the Borrower and its Subsidiaries (after giving effect to the Executive Air Acquisition and the incurrence of Indebtedness relating thereto); and

                  (iv) such other financial, business and other information regarding the Investors, the Borrower or any of their Subsidiaries as the Administrative Agent, the Issuing Bank or any Lender may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

            (f) Security Documents. All filings and recordings necessary, in the opinion of the Administrative Agent, to perfect the security interests contemplated to be granted to the Administrative Agent and the Collateral Agent under the Security Documents shall have been made, and the Administrative Agent shall have received evidence satisfactory to it that the Security Documents are in full force and effect and the Liens contemplated by the Security Documents are perfected and of first priority (except for any such prior Liens which are expressly permitted by this Agreement to be prior). The Administrative Agent shall have received:

                  (i) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Administrative Agent in this

      Agreement, the Security Documents and the other Loan Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement;

                  (ii) a control agreement for each bank at which any Loan Party maintains a deposit account (including the account holding any amount held in escrow pursuant to the terms of the Executive Air Stock Purchase Agreement), upon terms and provisions satisfactory to the Administrative Agent, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the depositary bank to which addressed;

                  (iii) a control agreement for each securities account at which any Loan Party maintains a securities account, upon terms and provisions satisfactory to the Administrative Agent, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the securities intermediary to which addressed;

                  (iv) such other documents, instruments and agreements as the Administrative Agent may reasonably request to create and perfect the Liens granted to the Administrative Agent or any Lender in this Agreement, the Security Documents and the other Loan Documents; and

                  (v) such other evidence as the Administrative Agent may request to establish that the Liens granted to the Administrative Agent or any Lender in this Agreement, the Security Documents and the other Loan Documents are perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.

            (g) Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion, addressed to the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender and dated the date of the Initial Disbursement Date, of:

                  (i) Shaw Pittman LLP, counsel to the Borrower and each other Loan Party;

                  (ii) Shipman & Goodwin LLP; special Connecticut counsel to the Borrower and certain of the Loan Parties;

                  (iii) Phelps Dunbar LLP, special Louisiana counsel to the Borrower and certain of the Loan Parties;

                  (iv) Strasburger & Price, LLP, special Texas counsel to the Borrower and certain of the Loan Parties;

                  (v) Mallesons, Stephens Jaques, special Australian counsel to Macquarie International Investments Pty Limited; and

                  (vi) Emmet, Marvin & Martin, LLP, counsel to the Collateral Agent.

Each such opinion shall be in customary form and substance satisfactory to the Administrative Agent and address such matters as the Administrative Agent may reasonably request.

            (h) Insurance. All insurance required to be maintained by the Borrower under Section 6.1(e) shall be in full force and effect, all premiums then due and payable in connection therewith shall have been paid, such insurance shall not be subject to cancellation without prior notice to the Administrative Agent and Lenders and shall otherwise conform to the requirements for such insurance under Section 6.1(e), and the Administrative Agent shall have received a certificate or certificates of an independent insurance broker or carrier reasonably satisfactory to the Administrative Agent in confirmation thereof.

            (i) Accounts; Funding of Reserves. The Accounts required under the Collateral Agency Agreement shall have been established to the reasonable satisfaction of the Administrative Agent, and the Borrower shall have executed and delivered all relevant documents to be entered into with the Collateral Agent with respect to the establishment of the Accounts. The Borrower shall have funded the Debt Service Reserve Account with the initial Debt Service Reserve Required Balance, other than any portion thereof that will be wired by the Administrative Agent to the Collateral Agent out of the proceeds of the Borrowing of Loans.

            (j) Governmental Approvals and FBO Leases. All Governmental Authorizations with respect to operation of the businesses of the Loan Parties shall be in full force and effect without change or amendment since the dates of their respective approval by the Administrative Agent, except as consented to in writing by the Required Lenders or as otherwise permitted pursuant to this Agreement. There shall not be any default under any FBO Lease or Governmental Authorization that could reasonably be expected to have a Material Adverse Effect or permit any party to a FBO Lease to terminate such document or suspend its performance thereunder.

            (k) Representation and Warranties. The representations and warranties set forth in Article 4 of the Executive Air Stock Purchase Agreement shall be true and correct in all material respects. The initial Borrowing of Term Loans shall be deemed to be a representation and warranty by the Borrower that each of such representations and warranties is, to the Actual Knowledge of the Borrower, after due inquiry, true and correct as of the date of such Borrowing.

            (l) Payment of Purchase Price, Indebtedness, Fees, etc. The Administrative Agent shall have received evidence satisfactory to it (i) that the Purchase Price (as defined in the Executive Air Stock Purchase Agreement) has been paid in full, other than any adjustment thereto in accordance with the Executive Air Stock Purchase Agreement that is not yet due and payable, (ii) that all existing Indebtedness of the Loan Parties has been or concurrently with the Initial Disbursement Date is being repaid in full (other than Permitted Indebtedness), and (iii) that the Borrower shall have paid (or shall simultaneously pay with proceeds of the Borrowing) all fees, costs and other expenses and all other amounts then due and payable pursuant to this Agreement.

            (m) Other Documents, etc. The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

      Section 4.2 Conditions Precedent to Second Borrowing of Term Loans.

      The obligation of each Lender to advance Term Loans on the Second Disbursement Date for Term Loans is subject to the satisfaction of the following conditions precedent:

            (a) Principal Loan Documents.

                  (i) The following documents shall have been duly authorized, executed and delivered by the parties thereto (such parties shall include, but not be limited to, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders), are in full force and effect and originals thereof shall have been delivered to the Administrative Agent and the Borrower:

                        (A) a Pledge Agreement with respect to 100% of the
            Equity Securities of each Person who has become a Loan Party subsequent to the initial Disbursement Date, to the extent such pledge is permitted under the applicable FBO Leases; and

                        (B) Appropriate amendments to the Subsidiary Security
            Agreement, the Subsidiary Guaranty Agreement, the Contribution Agreement, and any other Security Document necessary to reflect such additional Loan Party or Loan Parties, each in form and substance satisfactory to the Administrative Agent.

                  (ii) A copy of each of the FBO Leases in existence and not otherwise delivered to the Administrative Agent as of the Initial Disbursement Date, shall have been delivered to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower certifying as of the Second Disbursement Date that each such FBO Lease delivered (A) is a true, correct and complete copy of such document and
      (B) is in full force and effect.

            (b) Additional Underwriting Commitments and/or Equity Contributions.

                  (i) One or more (but in any case, not more than two) Eligible Assignees, each approved by the Borrower, HSH Nordbank AG and Macquarie Bank, Limited (such approvals not to be unreasonably withheld), shall have become a Lender party hereto in accordance with Section 10.17 with total Commitments of such new Lender or Lenders consisting of Term Loan Commitments sufficient, together with additional equity contributions by the Investors, to allow (x) HSH Nordbank AG to reach a facility underwriting commitment of $65,000,000 (or such greater amount as HSH Nordbank AG may agree in its sole discretion) and (y) Macquarie Bank Limited to reach a facility underwriting commitment of $40,000,000 (or such greater amount (not to exceed 40% of the aggregate Commitments of all Lenders) as Macquarie Bank Limited may agree in its sole discretion), in each case after giving effect to the Second Disbursement Date for Term Loans and any assignments of Loans and Commitments by HSH Nordbank AG and Macquarie Bank Limited concurrently with or prior to such Second Disbursement Date. Such new Term Loan Commitments shall be allocated between the Class A Commitments and Class B Commitments in the same proportions as the respective Class A Commitments and Class B Commitments of the Lenders party hereto as of the Closing Date. Any new such Lender may be Macquarie Bank Limited, but only so long as its total Commitments (including its existing Commitments) do not exceed 40% of the aggregate Commitments of all Lenders after giving effect to the Second Disbursement Date for Term Loans and any assignments of Loans and Commitments by HSH Nordbank AG and Macquarie Bank Limited after the Closing Date.

                  (ii) Each such new Lender shall have entered into an Assignment and Assumption with each of HSH Nordbank AG and Macquarie Bank, Limited agreeing to purchase and assume its Pro Rata Share of the Term Loans advanced on the Initial Disbursement Date and shall have paid the purchase price payments thereunder.

                  (iii) Each such new Lender shall have delivered to the Administrative Agent an Administrative Questionnaire and any required tax forms.

            (c) Additional Capital Contributions. The Administrative Agent shall have received evidence that the Borrower shall have received the cash proceeds of equity contributions to the Borrower from the Investors for newly issued capital stock of the Borrower in an amount not less than $120,000,000, inclusive of the contributions made prior to the initial Borrowing of Term Loans, which amount shall be increased dollar for dollar for any increase in the Purchase Price (as defined in the GAH Purchase Agreement) for the General Aviation Acquisition in excess of $48,500,000.

            (d) Lender Hedging Agreements. The Borrower shall have entered into Lender Hedging Agreements satisfactory to the Administrative Agent, which agreements shall provide coverage in a notional amount equal to at least 75% of the Loans to be advanced on the Second Disbursement Date and for a duration of at least five (5) years from the Second Disbursement Date.

            (e) Organizational Documents. The Administrative Agent shall have received from or on behalf of each Person who has become a Loan Party subsequent to the First Disbursement Date:

                  (i) the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of such Loan Party, certified as of a recent date prior to the Second Disbursement Date by the Secretary of State (or comparable public official) of its state of incorporation or formation;

                  (ii) a certificate of good standing (or comparable certificate), certified as of a recent date prior to the Second Disbursement Date by the Secretary of State (or comparable public official) of its state of incorporation or formation stating that such Loan Party is in good corporate and tax standing under the laws of such states;

                  (iii) a certificate of the Secretary or an Assistant Secretary (or comparable officer) of such Loan Party, dated the Second Disbursement Date, certifying that (A) attached thereto is a true and correct copy of the bylaws, partnership agreement, limited liability company agreement or comparable document of such Loan Party as in effect on the Second Disbursement Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Loan Party (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to be executed by such Loan Party and the consummation of the transactions contemplated thereby; and (C) there are no proceedings for the dissolution or liquidation of such Loan Party; and

                  (iv) a certificate of the Secretary or an Assistant Secretary (or comparable officer) of such Loan Party, dated the Second Disbursement Date, certifying the incumbency, signatures and authority of the officers of such Loan Party authorized to execute, deliver and perform the Loan Documents to be executed by such Loan Party.

            (f) Financial Statements, Financial Condition, etc. The Borrower shall have delivered to the Administrative Agent:

                  (i) audited Financial Statements of GAH as of and for the year most recently ended more than 90 days prior to the date of the Second Disbursement Date, its unaudited Financial Statements as of and for the fiscal quarter most recently ended more than 45 days prior to the Second Disbursement Date, each of which shall be certified by a Responsible Officer of the Borrower as being to his Actual Knowledge, after due inquiry, complete and correct in all material respects and fairly presenting the financial condition, results of operations and changes in cash flows of GAH on such dates and for any interim periods then ended, applied on a consistent basis;

                  (ii) a certificate by the chief financial officer of the Borrower stating that to his Actual Knowledge, after due inquiry, since the date of such Financial Statements, no event has occurred, and no condition exists, that has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (iii) a certificate by the chief financial officer of the Borrower as to the financial condition and solvency of the Borrower and its Subsidiaries (after giving effect to the Executive Air Acquisition and the General Aviation Acquisition and the incurrence of Indebtedness relating thereto); and

                  (iv) such other financial, business and other information regarding the Investors, the Borrower or any of their Subsidiaries as the Administrative Agent, the Issuing Bank or any Lender may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

            (g) Security Documents. All filings and recordings necessary, in the opinion of the Administrative Agent, to perfect the security interests contemplated to be granted to the Administrative Agent and the Collateral Agent under the Security Documents shall have been made, and the Administrative Agent shall have received evidence satisfactory to it that the Security Documents are in full force and effect and the Liens contemplated by the Security Documents are perfected and of first priority (except for any such prior Liens which are expressly permitted by this Agreement to be prior). The Administrative Agent shall have received:

                  (i) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed reflecting no other financing statements or filings which evidence Liens of other Persons in Collateral acquired subsequent to the Initial Disbursement Date which are prior to the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Loan Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement;

                  (ii) a control agreement for each bank at which any Loan Party who has become a Subsidiary subsequent to the Initial Disbursement Date maintains a deposit account (including the account holding any amount held in escrow pursuant to the terms of the GAH Purchase Agreement), upon terms and provisions satisfactory to the Administrative Agent, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the depositary bank to which addressed;

                  (iii) a control agreement for each securities account at which any such Loan Party maintains a securities account, upon terms and provisions satisfactory to the Administrative Agent, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the securities intermediary to which addressed;

                  (iv) such other documents, instruments and agreements as the Administrative Agent may reasonably request to create and perfect the Liens granted to the Administrative Agent or any Lender in this Agreement, the Security Documents and the other Loan Documents; and

                  (v) such other evidence as the Administrative Agent may request to establish that the Liens granted to the Administrative Agent or any Lender in this Agreement, the Security Documents and the other Loan Documents are perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.

            (h) Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion, addressed to the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, dated the Second Disbursement Date and in customary form and substance satisfactory to the Administrative Agent with respect to each additional Loan Party who has become a Subsidiary subsequent to the Initial Disbursement Date and such matters as the Administrative Agent may reasonably request.

            (i) Insurance. All insurance required to be maintained by the Borrower under Section 6.1(e) shall be in full force and effect, all premiums then due and payable in connection therewith shall have been paid, such insurance shall not be subject to cancellation without prior notice to the Administrative Agent and Lenders and shall otherwise conform to the requirements for such insurance under Section 6.1(e), and the Administrative Agent shall have received a certificate or certificates of an independent insurance broker or carrier reasonably satisfactory to the Administrative Agent in confirmation thereof.

            (j) Governmental Approvals and FBO Leases. All Governmental Authorizations with respect to operation of the businesses of the Loan Parties who have become Subsidiaries of the Borrower subsequent to the Initial Disbursement Date shall be in full force and effect without change or amendment since the dates of their respective approval by the Administrative Agent, except as consented to in writing by the Required Lenders or as otherwise permitted pursuant to this Agreement. There shall not be any default under any related FBO Lease or Governmental Authorization that could reasonably be expected to have a Material Adverse Effect or permit any party to such FBO Lease to terminate such document or suspend its performance thereunder.

            (k) Representation and Warranties. The representations and warranties set forth in Article 4 of the GAH Purchase Agreement shall be true and correct in all material respects. The Borrowing of Term Loans on the Second Disbursement Date shall be deemed to be a representation and warranty by the Borrower that each of such representations and warranties is, to the Actual Knowledge of the Borrower, after due inquiry, true and correct as of the date of such Borrowing.

            (l) Payment of Purchase Price, Indebtedness, Fees, etc. The Administrative Agent shall have received evidence satisfactory to it (i) that the Purchase Price (as defined in the GAH Purchase Agreement) has been paid in full, other than any adjustment thereto in accordance with the GAH Purchase Agreement that is not yet due and payable.

            (m) Disclosure Schedules. The Borrower shall have delivered to the Administrative Agent any revisions to the disclosure schedules attached to this Agreement or other disclosure of exceptions to the representations and warranties and covenants set forth in the Loan Documents relating to GAH and its Subsidiaries, all of which shall have been approved by the Administrative Agent. To the extent that the information in any such disclosure is deemed by the Administrative Agent in its reasonable judgment to be material, such information must be approved by the Required Lenders prior to the Second Disbursement Date.

            (n) Environmental Liability. The Administrative Agent shall have received evidence satisfactory to it that neither GAH nor any of GAH's current or former subsidiaries has any liability under any Environmental Laws, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (o) Other Documents, etc. The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

      Section 4.3 Conditions Precedent to All Loans.

      The obligation of each Lender to advance Loans on a Disbursement Date (including the disbursement of Loans on the Initial Disbursement Date and the Second Disbursement Date), other than a Loan resulting from a Drawing on a Letter of Credit as provided in Section 2.13, is subject to the satisfaction of the following conditions precedent:

            (a) Initial Revolving Loan Borrowing and Letter of Credit. With respect to the initial Borrowing of Revolving Credit Loans and the initial issuance of a Letter of Credit, the initial Borrowing of Term Loans shall have occurred or shall concurrently occur.

            (b) Borrowing Request. The Administrative Agent shall have timely received a fully executed copy of a Borrowing Request for the applicable Disbursement Date, as the case may be, in compliance with the requirements of
Section 2.1 or Section 2.2, as applicable.

            (c) Representation and Warranties. All representations and warranties of the Borrower and the other Loan Parties, as the case may be, contained in the Loan Documents shall be true, correct and accurate on and as of the applicable Disbursement Date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties shall be true in all material respects as of such date).

            (d) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, and with respect to any advance of Revolving Loans, no Revolver Event of Default or event or occurrence, which, with the passage of time or the giving of notice or both, would become a Revolver Event of Default shall have occurred.

            (e) No Material Adverse Change. Since the date of the most recent audited Financial Statements provided to the Administrative Agent, no event or circumstance shall have occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

            (f) Debt Service Reserve Account. The Debt Service Reserve Account shall have been funded in an amount equal to not less than the Debt Service Reserve Required Balance.

      Each Borrowing shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in clauses (c) through (e) of this Section is true and correct as of the date of such Borrowing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

      Section 5.1 Due Incorporation, Qualification, etc.

      Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

      Section 5.2 Authority

      The execution, delivery and performance by each Loan Party of each Loan Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

      Section 5.3 Enforceability.

      Each Loan Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, fraudulent conveyance, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

      Section 5.4 Non-Contravention.

      The execution and delivery by each Loan Party of the Loan Documents executed by such Loan Party and the performance and consummation of the transactions contemplated thereby do not (i) contravene such Loan Party's organizational documents; (ii) violate any Legal Requirement applicable to such Loan Party; (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party or (iv) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any

Property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this Agreement or the other Loan Documents).

      Section 5.5 Approvals.

            (a) Except as set forth on Schedule 5.5, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including equity holders of any Person) is required in connection with the Acquisitions or the execution, delivery or performance of the Loan Documents executed by any Loan Party or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect.

            (b) All Governmental Authorizations required for the ownership, leasing, operation and maintenance of the businesses of the Loan Parties have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party has Actual Knowledge of any notice or other communication from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (B) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (c) Except as set forth on Schedule 5.5, no Governmental Authorization is required for either (A) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Administrative Agent in connection herewith or any other Loan Document or (B) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

      Section 5.6 No Violation or Default.

      No Loan Party is in violation of or in default with respect to (i) any Legal Requirement applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, no Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has Actual Knowledge of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      Section 5.7 Litigation.

      Except as set forth in Schedule 5.7, no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) if adversely determined, could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the Acquisitions or the execution, delivery or performance by any Loan Party of the Loan Documents or the transactions contemplated thereby.

      Section 5.8 Possession Under Leases; Title.

            (a) Schedule 5.8 lists all material oral or written leases, including the FBO Leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Borrower or its Subsidiaries lease to or from any other party any real property, including all renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases"), and, if applicable, identifies each of the municipal airports to which they relate. Each of the Loan Parties has complied with all material obligations under all leases to which it is a party and enjoys peaceful and undisturbed possession under such leases. Neither the Borrower nor any of its Subsidiaries owns any real property.

            (b) Each the Loan Parties owns and has good and marketable title, or a valid leasehold interest in, all Property necessary in its business as currently conducted and as currently proposed to be conducted. Such Properties are subject to no Liens other than Permitted Liens.

      Section 5.9 Financial Statements.

      The Financial Statements of the Loan Parties which have been delivered to the Administrative Agent (i) are in accordance with the books and records of the Loan Parties, as applicable, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP subject in the case of unaudited Financial Statements only to normal year-end audit adjustments and the absence of footnotes, none of which, if provided, would reflect a material adverse change in the business, assets, financial condition or operating performance of the Loan Parties taken as a whole; and (iii) fairly present in all material respects the financial conditions and results of operations of the Loan Parties, respectively, as of the date thereof and for the period covered thereby. No Loan Party has any contingent obligations, liability for taxes or other outstanding obligations (including obligations in respect of off-balance sheet transactions) required to be shown on an annual or quarterly Financial Statement, as applicable, in accordance with GAAP, which, in any such case, are material in the aggregate, except as disclosed in the audited Financial Statements dated December 31, 2003, furnished to the Administrative Agent prior to the Closing Date, or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 6.1(a) or otherwise disclosed in writing to the Administrative Agent.

      Section 5.10 Creation, Perfection and Priority of Liens.

      As of the Closing Date, (i) the execution and delivery of the Loan Documents by the Loan Parties, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings delivered to the Administrative Agent for filing and recording, and the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Administrative Agent for the benefit of itself and the Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Closing Date (subject only to Permitted Liens), and (ii) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect.

      Section 5.11 Equity Securities.

      All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating any Loan Party to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of any Loan Party, or obligating any Loan Party to grant, extend or enter into any such agreement or commitment. All Equity Securities of each Loan Party have been offered and sold in compliance with all federal and state securities laws and all other Legal Requirements, except where any failure to comply is not reasonably likely to have a Material Adverse Effect.

      Section 5.12 No Agreements to Sell Assets; Etc.

      No Loan Party has any legal obligation, absolute or contingent, to any Person to sell the assets of such Loan Party (except as permitted by Section 6.2(c)), or to effect any merger, consolidation or other reorganization of any Loan Party (except as permitted by Section 6.2(d)) or to enter into any agreement with respect thereto.

      Section 5.13 Employee Benefit Plans.

            (a) As of the Closing Date, based upon the latest valuation of each Plan of that Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such plan within the meaning of section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Except as set forth on Schedule 5.13, as of the Closing Date, no Loan Party has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is an employee welfare benefit plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I of ERISA, or any liability which is reasonably expected to have a Material Adverse Effect.

            (b) Except for compliance failures which may be corrected under the Employee Plans Compliance Resolution System without a Material Adverse Effect, each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and, to the knowledge of the Borrower, no condition exists or event has occurred with respect to any such plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty which would result in a Material Adverse Effect. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect. Except as set forth on Schedule 5.13, as of the Closing Date, no Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or, to the knowledge of Borrower, threatened material claim or suit other than claims for benefits in the ordinary course. None of the Loan Parties and the ERISA Affiliates nor any fiduciary of any Employee Benefit Plan has, individually or in the aggregate, engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC which would result in a Material Adverse Effect to the Loan Parties, taken as a whole.

            (c) As of the Closing Date, except as set forth on Schedule 5.13, none of the Loan Parties and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan. None of the Loan Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA. None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of section 4241 or section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under section 4041A of ERISA.

      Section 5.14 Other Regulations.

      No Loan Party is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur Indebtedness.

      Section 5.15 Patent and Other Rights.

      The Loan Parties own, license or otherwise have the full right to use, under validly existing agreements, all material patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to own, license or otherwise have the full right to use could not reasonably be expected to result in a Material Adverse Effect. Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is registered with any Governmental Authority is set forth on Schedule 5.15. The Loan Parties conduct their respective businesses without infringement or, to the best of the Borrower's knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of other Persons, except where such infringement or claim of infringement could not reasonably be expected to have a Material

Adverse Effect. There is no infringement or, to the best of the Borrower's knowledge, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of any of the Loan Parties.

      Section 5.16 Governmental Charges.

      Each of the Loan Parties has filed or caused to be filed all tax returns which are required to be filed by it. Each of the Loan Parties has paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been established. Proper and accurate amounts have been withheld by each Loan Party from their employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Loan Parties have executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

      Section 5.17 Margin Stock.

      No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of such Loan Party, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

      Section 5.18 Subsidiaries, Etc.

      Schedule 5.18 (as supplemented by the Borrower quarterly in a written notice to the Administrative Agent) sets forth each of the Subsidiaries of the Borrower, its jurisdiction of organization, the classes of its Equity Securities, the number of shares of each such class issued and outstanding, the percentages of shares of each such class owned directly or indirectly by the Borrower and whether the Borrower owns such shares directly or, if not, the Subsidiary of the Borrower that owns such shares and the number of shares and percentages of shares of each such class owned directly or indirectly by the Borrower. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 5.18 as owned by the Borrower are owned beneficially and of record by the Borrower or a Subsidiary of the Borrower free and clear of all Liens.

      Section 5.19 Solvency, Etc.

      Each of the Loan Parties is Solvent and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and of the Acquisitions, will be Solvent.

      Section 5.20 Labor Matters.

      There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of the Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      Section 5.21 Contracts.

            (a) Schedule 5.21 lists all of the following contracts ("Contracts") of the Borrower and each of its Subsidiaries as of the Closing Date:

                  (i) each partnership, joint venture or other similar material agreement or arrangement to which the Borrower or any of its Subsidiaries is a party with any third party;

                  (ii) each lease of real property to which the Borrower or one of its Subsidiaries is a party, including all FBO Leases, and each lease of personal property to which the Borrower or one of its Subsidiaries is a party that in any such case has rent payable by a Loan Party after the date hereof in excess of $100,000 per annum;

                  (iii) each agreement of the Borrower and its Subsidiaries relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

                  (iv) each contract containing covenants purporting to materially limit the freedom of the Borrower or any of its Subsidiaries to compete in any line of business or in any geographic area;

                  (v) each material contract that is not for the purchase, sale or license of goods or services in the ordinary course of business consistent with past practice;

                  (vi) each policy of insurance; and

                  (vii) each agreement which has aggregate expenditure obligations of $150,000 or more to any Person.

            (b) Each of the FBO Leases has a term and renewal period as set forth in Schedule 5.21, such FBO Leases are in full force and effect, are valid and binding, and enforceable against the Borrower and its Subsidiaries, as applicable, and, to the knowledge of the Loan Parties, the other parties thereto in accordance with their respective terms. Neither the Borrower nor any of its Subsidiaries, nor, to the Borrower's knowledge, any other party to any such contract is in default in the performance of, or is not in compliance with, any material provision of any such FBO Lease, including any minimum service requirements under any FBO Lease and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by the Borrower or any Subsidiary or, to the Borrower's knowledge, any other party under any material provision thereof entitling the termination of such FBO Lease.

            (c) Except as disclosed in Schedule 5.21, no material supplier to or landlord of the Borrower or any of its Subsidiaries, including any party to the FBO Leases, or any Governmental Authority has taken, and neither the Borrower nor any of its Subsidiaries have received any written notice that, any material supplier to or landlord of the Borrower or any of its Subsidiaries, including any party to any of the FBO Leases, or any Governmental Authority contemplates taking, any steps to terminate the business relationship of the Borrower or any of its Subsidiaries with such supplier or landlord, including any party to the FBO Leases, which would reasonably be expected to have a Material Adverse Effect.

            (d) None of the Loan Parties nor any of their Properties are subject to any Contractual Obligation which is reasonably likely to have a Material Adverse Effect.

      Section 5.22 No Material Adverse Effect.

      No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

      Section 5.23 Accuracy of Information Furnished.

      The representations set forth in the Loan Documents and the other certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Loan Documents and the transactions contemplated thereby, taken as a whole, are true, complete and correct in all material respects, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Loan Documents, the transactions contemplated thereby and the Acquisitions have been prepared on a basis consistent with the historical financial statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties' reasonable estimates of the future performance of the Loan Parties.

      Section 5.24 Brokerage Commissions.

      No person other than Macquarie Securities (USA) Inc. ("MSUSA") is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the Acquisitions or the extensions of credit contemplated by this Loan Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by a Loan Party, and the Borrower agrees to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by the Administrative Agent and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

      Section 5.25 Policies of Insurance.

      Schedule 5.25 sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date. Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder in all material respects. The Properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.

      Section 5.26 Bank Accounts and Securities Accounts.

      Schedule 5.26 sets forth a true and complete listing of all bank accounts and securities accounts maintained by the Loan Parties as of the Closing Date.

      Section 5.27 Agreements with Affiliates and Other Agreements.

  Except as disclosed on Schedule 5.27, no Loan Party has entered into and, as of the Initial Disbursement Date does not contemplate entering into, any material agreement or contract with any Affiliate of such Person except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. None of the Loan Parties is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could reasonably be expected to have a Material Adverse Effect.

      Section 5.28 Acquisitions.

  The Executive Air Acquisition has been conducted in compliance with Delaware corporate law. The shareholders of Executive do not have any dissenting shareholder's rights in connection with the Executive Air Acquisition.

                                   ARTICLE VI
                                    COVENANTS

      Section 6.1 Affirmative Covenants.

  Until the termination of the Commitments and the satisfaction in full by the Borrower of all Obligations, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

            (a) Financial Statements; Operating Reports; Financial Certifications. The Borrower shall furnish to the Administrative Agent and each Lender the following:

                  (i) as soon as available and in no event later than ninety
      (90) days after the close of each fiscal year of the Borrower, (A) copies of the audited Financial Statements of the Borrower and its Subsidiaries (prepared on a consolidated basis) for such year, in the case of such consolidated Financial Statements, audited by KPMG LLP or another recognized firm of independent certified public accountants acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such Financial Statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, which Financial Statements shall be accompanied by a narrative from management of the Borrower which discusses results for such period, and (B) copies of the unqualified opinions and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements;

                  (ii) as soon as available and in no event later than forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the Financial Statements of the Borrower and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president, chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes);

                  (iii) as soon as available and in no event later than thirty
      (30) days after the last day of each calendar month, a copy of the monthly operating report of the Borrower and its Subsidiaries for such month and for the fiscal year to date in the form previously provided to the Administrative Agent;

                  (iv) contemporaneously with delivery of the Financial Statements and the monthly operating report required by the foregoing clauses (i), (ii) and (iii), a compliance certificate of the president, chief financial officer or treasurer of the Borrower in substantially the form of Exhibit D-1 (a "Leverage Ratio Certification") which (A) states that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the Leverage Ratio as of the last day of such period and for the twelve month period ending on such date;

                  (v) no later than twenty (20) days after the last day of each fiscal quarter of the Borrower, a certificate of the president, chief financial officer or treasurer of the Borrower, in substantially the form of Exhibit D-2 (a "Debt Service Coverage Ratio Certification"), certifying as to the Debt Service Coverage Ratio for the twelve-month period ending on the last day of such fiscal quarter, together with reasonably detailed information and calculations attached thereto supporting such certification; and

                  (vi) contemporaneously with delivery of the Financial Statements required by the foregoing clauses (i) and (ii), a certificate of the president, chief financial officer or treasurer of the Borrower attaching a statement of all Expansion Capital Expenditures made during the previous fiscal quarter and the source of funds therefor and certifying that all such expenditures complied with Section 6.2(r).

            (b) Other Notices and Reports. The Borrower shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

                  (i) in no event later than five (5) Business Days after any Loan Party knows of the occurrence or existence of (A) any Reportable Event under any Plan or Multiemployer Plan, (B) any actual or threatened litigation, suits, claims, disputes or investigations against Borrower or any Guarantor involving potential monetary damages payable by any Loan Party of $500,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, including
      (I) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; (D) any Default or Event of Default, or (E) any material change in accounting policies of or financial reporting practices by the applicable Loan Party. Each notice pursuant to this Section 6.1(b) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to this Section 6.1(b) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

                  (ii) as soon as available, and in any event not later than the last Business Day of each fiscal year of the Borrower, (A) an annual operating budget for the following fiscal year for each operational location of the Borrower, and (B) projected consolidated Financial Statements of the Loan Parties for the following fiscal year;

                  (iii) as soon as possible and in no event later than ten (10) days prior to the acquisition by any Loan Party of any material leasehold or ownership interest in real property, a written supplement to Schedule 5.8;

                  (iv) as soon as possible prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.8(c), the statement of a Responsible Officer of the Borrower setting forth the details thereof;

                  (v) as soon as possible and in no event later than five (5) Business Days after the receipt thereof by any Loan Party, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any liability of any Loan Party for Environmental Damages, where any such violation is reasonably likely to involve compliance costs in excess of $500,000 or to have a Material Adverse Effect; and

                  (vi) such other instruments, agreements, certificates, opinions, statements, documents and information relating to the Properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Loan Parties with the terms of this Agreement and the other Loan Documents as the Administrative Agent may from time to time reasonably request.

            (c) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

            (d) Inspections. The Loan Parties shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours (except that if an Event of Default shall have occurred and be continuing, no such notice is required), to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or any Lender may reasonably request. The Borrower may have a representative attend any meeting with the Borrower's independent accountants so long as such right does not unreasonably delay the scheduling of any meeting. Inspections pursuant to this Section 6.1(d) shall be at the Borrower's expense with respect to one (1) inspection in any calendar year and with respect to all inspections and audits during the existence of a Default or Event of Default.

            (e) Insurance. The Loan Parties shall:

                  (i) carry and maintain insurance during the term of this Agreement of the types, in the amounts and subject to such deductibles and other terms customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation;

                  (ii) furnish to any Lender, upon written request, certificates of insurance in a form reasonably acceptable to the Lender as to the insurance carried;

                  (iii) carry and maintain each policy for such insurance with
      (A) a company which is rated A- or better by A.M. Best and Company, with unimpaired policyholders' surplus of $50 million or more, at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to the Administrative Agent; and

                  (iv) obtain and maintain endorsements reasonably acceptable to the Administrative Agent for such insurance naming the Administrative Agent and the Collateral Agent as additional insured and the Collateral Agent as lender's loss payee;

provided that if any Loan Party shall fail to maintain insurance in accordance with this Section 6.1(e), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance. All such policies as to which the Collateral Agent is named as an additional insured or loss payee, as the case may be, shall (i) provide that the same shall not be cancelled, materially modified or terminated without at least ten (10) days' prior written notice to each insured and each loss payee named therein (for war risks coverage, seven
(7) days or such lesser period as is customarily available), (ii) provide for at least thirty (30) days' prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (iii) where commercially available, contain a breach-of-warranty clause providing that the respective interests of the Collateral Agent or any other additional insured or loss payee shall not be invalidated by any action or inaction of the Collateral Agent, the Lenders, the Administrative Agent or any other Person, (iv) insure the Collateral Agent and any other additional insured or loss payee regardless of any breach or violation by the Loan Parties or any other Person of any warranties, declarations, or conditions contained in the policies related to such insurance, (v) provide that the insurer thereunder waives all right of subrogation against the Collateral Agent and waives any right of set-off or counterclaim against the Collateral Agent and any other right of deduction against the Collateral Agent, whether by attachment or otherwise; provided that the insurer may proceed against third parties at any time and against the Borrower at such time as the Obligations are paid in full, (vi) be primary without right of contribution from any other insurance carried by or on behalf of the Collateral Agent, any Lender or the Administrative Agent with respect to any interest in the Collateral, (vii) provide that no Person other than the Loan Parties shall have any liability for any premiums with respect thereto, and (viii) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. The Administrative Agent shall not, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

All proceeds of the insurance policies provided or obtained by any Loan Party (whether or not required to be carried by the Lenders under the Loan Documents), including any property and business interruption policies, but excluding coverage for workers' compensation, employees' liability and general liability, shall be paid by the respective insurers directly to the Operating Account held by such Loan Party.

            (f) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the Property of such Loan Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness, taxes or Governmental Charges as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of the Administrative Agent and no material Property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

            (g) Use of Proceeds. The Borrower shall use the proceeds of the Loans only for the respective purposes set forth in Section 2.6. The Borrower shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower, any Lender or the Administrative Agent in a violation of Regulations T, U or X issued by the Federal Reserve Board.

            (h) General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its legal existence and good standing under the Governmental Rules of the jurisdiction of its organization and each other jurisdiction where the failure to so preserve, renew or maintain could result in a Material Adverse Effect, and all of its rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Legal Requirements and Contractual Obligations applicable to such Person, (iii) keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) maintain, preserve and protect all of its rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations (v) conduct its business in an orderly manner without voluntary interruption. The Borrower shall maintain its chief executive office and principal place of business in the United States.

            (i) Compliance with Legal Requirements and Contractual Obligations. Each Loan Party shall comply with all applicable Legal Requirements, including all applicable Environmental Laws, and Contractual Obligations noncompliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (j) Additional Collateral. If at any time from and after the Closing Date any Loan Party acquires any fee or leasehold interest in real property, such Loan Party shall deliver to the Administrative Agent, at its own expense, as soon as possible all documentation and information in form and substance reasonably satisfactory to the Administrative Agent

(including any environmental reports) relating thereto, and shall assist the Administrative Agent in obtaining a deed of trust or mortgage on such real property interest; provided that if such Loan Party is unable, after using commercially reasonable efforts (as determined by it in good faith), to obtain any required consent of an Airport Authority for the grant of a deed of trust or mortgage in a leasehold interest in an FBO Lease, such deed of trust or mortgage shall not be required under this clause (j).

            (k) New Subsidiaries. The Borrower shall, at its own expense, promptly, and in any event within ten (10) Business Days after the formation or acquisition of any new direct or indirect Subsidiary of the Borrower after the date hereof (i) notify the Administrative Agent of such event, (ii) amend the Security Documents as appropriate in light of such event to pledge to the Collateral Agent for the benefit of the Secured Parties 100% of the Equity Securities of each Person which becomes a Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (iii) deliver to the Collateral Agent all stock certificates and other instruments added to the Collateral thereby free and clear of all Liens, accompanied by undated stock powers or other instruments of transfer executed in blank, (iv) cause each Person that becomes a direct or indirect Subsidiary of the Borrower after the date hereof to guarantee the Obligations pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, (v) cause each such Person that becomes a direct or indirect Subsidiary after the date hereof to execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent, (vi) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each such Person that becomes a direct or indirect Subsidiary of the Borrower after the date hereof) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Lenders a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent (provided that no filing shall be required with respect to intellectual property if the Administrative Agent determines that such property is not material to the business of such Subsidiary), and (vii) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such Person and the matters set forth in this section.

            (l) Lender Hedging Agreements. The Borrower shall enter into (and maintain) Lender Hedging Agreements in accordance with the requirements of
Section 4.1(d).

            (m) Preservation of Security Interests. The Borrower shall preserve and undertake all actions necessary to maintain the security interests granted under the Security Documents in full force and effect (including the priority thereof).

            (n) Step-in Rights. If at any time the Debt Service Coverage Ratio shall be less than 1.10 to 1.00, the Administrative Agent shall have the right to evaluate the Borrower's operations (in consultation with an aviation industry adviser and/or legal adviser) and thereafter provide reasonable written instructions for specific actions to be taken by the Borrower to improve the performance of the businesses and operations of the Loan Parties. The Borrower shall comply with such instructions so long as the performance of such specific actions shall be permitted (and not prohibited) by the Material Documents and all applicable Legal Requirements and Governmental Authorizations.

            (o) Event of Loss.

                  (i) The Borrower shall promptly notify the Administrative Agent upon the Borrower having Actual Knowledge of any Event of Loss that the Borrower believes will be a Material Loss. The Administrative Agent shall be entitled at its option to consult in any compromise, adjustment or settlement in connection with any Event of Loss under any policy or policies of insurance or any proceeding with respect to any condemnation or other taking of property of the Borrower or otherwise involving a Material Loss, and, with respect to any Material Loss, the Borrower shall within five (5) Business Days after the Administrative Agent's request reimburse the Administrative Agent for all out-of-pocket expenses (including reasonable attorneys' and experts' fees) incurred by the Administrative Agent in connection with such participation.

                  (ii) If a Material Loss occurs, unless the appropriate Loan Party elects not to restore such Property and such restoration, repair, replacement or rebuilding is not required under Prudent Industry Practice to operate and maintain such Loan Party's business operations at the applicable airport (in which event the Net Insurance Proceeds or Net Condemnation Proceeds, as the case may be, shall be applied to a mandatory prepayment of the Loans in accordance with Section 2.8(c)(iv)), the Borrower shall promptly (and in any event within 30 days after the occurrence of the Event of Loss) deliver to the Administrative Agent a Restoration Plan and, upon approval thereof by the Administrative Agent, commence and diligently pursue the Restoration. If the plan of restoration as submitted by the Borrower does not qualify as a Restoration Plan or is not approved by the Administrative Agent in accordance with this clause, the Borrower and the Administrative Agent shall enter into negotiations in good faith with a view to agreeing on mutually acceptable terms of the Restoration Plan.

                  (iii) Funds on deposit in the Loss Proceeds Account that are to be made available for restoration work pursuant to a Restoration Plan as set forth in clause (ii) above will be disbursed to pay the cost of the Restoration upon receipt by the Administrative Agent of a certificate of the Borrower that: (i) all of the restoration work already completed was done substantially in compliance with the approved Restoration Plan, (ii) the sum requested is required to pay for costs incurred in connection with such restoration work (giving a description of the services and materials provided in connection with such restoration work), (iii) the sum requested, when added to all amounts with respect to the relevant casualty event previously paid out of the Concentration Account or by the applicable Loan Party out of its Operating Accounts, does not exceed the aggregate amount then due and payable with respect to the restoration work done as of the date of such certificate, (iv) the amount of net proceeds with respect to the Event of Loss remaining in the Concentration Account or the applicable Loan Party's Operating Accounts, together with any other amounts deposited in such accounts by the Borrower or any other Person or otherwise irrevocably committed to be made available to the Borrower as equity funds or Permitted

      Subordinated Debt (in each case, by the Investors or an Affiliate thereof or a Person that has at least an investment grade long-term unsecured (and not credit enhanced) debt rating or other credit status satisfactory to the Required Lenders) for the purpose of such restoration are anticipated to be sufficient to complete the restoration work in accordance with the Restoration Plan, (v) there exists no mechanic's, materialmen's or other Liens on the affected Property arising out of the Restoration (except which are not yet due, adequately bonded, Permitted Liens or as are being contested pursuant to Permitted Contest Provisions), or if the same do exist, they will be discharged with the funds received from the requested payment, and (vi) no Default or Event of Default has occurred and is continuing.

            (p) Environmental Management System . The Borrower shall develop and implement an environmental management system, which will incorporate at least the following elements: a board-approved environmental policy; designated personnel assigned to assess, achieve and maintain material compliance with Environmental Laws; a reporting system to ensure monitoring and oversight by management; and systematic record keeping and management review of budgets and expenses relating to cleanup and compliance with Environmental Laws. The Borrower shall certify the completeness and implementation of such a program on or before one hundred twenty (120) days after the Closing Date. Upon the Administrative Agent's reasonable request, and at Borrower's sole cost and expense, Borrower shall obtain and provide to the Administrative Agent a written evaluation of an environmental consulting firm reasonably acceptable to the Administrative Agent, confirming that the Borrower's environmental management system is reasonable and customary, and could reasonably be expected to identify, remedy and manage material environmental liabilities and/or cleanup obligations.

            (q) Further Assurances. The Borrower, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be reasonably necessary in order to carry out the intent and purposes of this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby.

            (r) Cash Management Procedures; Payments to Reserve Accounts .

                  (i) The Borrower hereby confirms that the Loan Parties have previously established in the respective names of such Loan Parties the bank accounts listed as "Operating Accounts" specified on Schedule 5.26 (each such account, an "Operating Account"). The Borrower and the other Loan Parties shall maintain or cause to be maintained the Operating Accounts, and shall deposit or cause to be deposited into the Operating Accounts all Operating Revenues and all other amounts received by the Loan Parties from any source whatsoever, in each case, promptly upon receipt thereof. Each Operating Account shall be linked to the Concentration Account and cash from each Operating Account shall be transferred into the Concentration Account on a daily basis. None of the Operating Accounts may be closed unless the funds then on deposit in such Account are transferred to another Operating Account or to a new Operating Account established and maintained in accordance with clause (ii) below.

                  (ii) Any Loan Party may establish additional Operating Accounts as necessary or desirable for its business; provided that if an Operating Account is established with a bank with which any Loan Party maintains an Operating Account as of the Closing Date, such bank shall be organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $500,000,000 unless the Administrative Agent consents to such bank. Any new bank with which an Operating Account shall be established shall be required, upon the opening of such Operating Account, to (i) enter into a Control Agreement, substantially in the form of Exhibit F hereto with such changes thereto as may be requested or approved by the Administrative Agent and the Borrower (or such other form as is reasonably acceptable to the Administrative Agent, such bank and the Borrower), with the Borrower and the Collateral Agent and carry out such further acts as the Administrative Agent may reasonably request in order to perfect the security interest of the Collateral Agent in the relevant accounts and
      (ii) agree to provide monthly and annual statements as to such Operating Account to the Administrative Agent concurrently with the delivery thereof to the applicable Loan Party.

                  (iii) The Borrower shall cause amounts held in the Operating Accounts to be withdrawn and transferred at the following times and for the following purposes:

                        (A) On each Quarterly Funds Transfer Date, the Borrower
            shall cause to be transferred to the Debt Service Reserve Account an amount equal to, if a positive number, (A) the then current Debt Service Reserve Required Balance, minus (B) the funds then on deposit in the Debt Service Reserve Account.

                        (B) If, as of the last day of any fiscal quarter of the
            Borrower occurring on or prior to September 30, 2005, the Debt Service Coverage Ratio as of such date is 1.30 to 1.00 or lower, the Borrower shall promptly (as in any event within two Business Days) after such Debt Service Coverage Ratio has been calculated, transfer to the Special Reserve Account an amount equal to the Excess Cash Flow as of the last day of such fiscal quarter.

                        (C) Promptly (as in any event within two Business Days)
            after Debt Service Coverage Ratio has been calculated for each fiscal quarter of the Borrower, the Borrower shall cause to be transferred to the Distribution Account all Excess Cash Flow; provided that if the Borrower is permitted to make a Distribution of such amounts to the Investors in accordance with Section 6.2(f), such amounts may be paid by the Borrower directly to the Investors.

                  (iv) The Borrower and the other Loan Parties hereby agree that the Administrative Agent is authorized to withdraw and transfer funds from the Concentration Account to effect the payments described in paragraphs
      (A), (B) and (C) above in the event the Borrower does not cause such funds to be transferred in a timely or otherwise appropriate manner; provided that the Borrower shall under no circumstances be relieved from its obligations under Section 6.1(r)(iii).

            (s) Assignment of FBO Leases. As promptly as possible after the Closing Date, the Borrower shall request in writing, and shall use all commercially reasonable efforts to obtain from each Airport Authority, a written consent with respect to the collateral assignment of the applicable Borrower Subsidiary's interest in the relevant FBO Lease, to the extent required under the terms of such FBO Lease. The Borrower hereby agrees that to the extent any such consent is obtained, it shall promptly following receipt thereof (and in any event, no later than ten (10) Business Days thereafter) cause the execution and recording of such leasehold deed of trust or mortgage at its sole cost and expense.

            (t) Stock Pledge of Certain Borrower Subsidiaries.

                  (i) If the Borrower is unable to obtain the consent of the Airport Authority for Brainard-Hartford Airport to the pledge of the stock of the Subsidiaries party to the Hartford Leases (each, a "Hartford Lessee") within 60 days after the Closing Date, the Borrower shall, at its sole cost, promptly cause the Hartford Lessees to be directly and wholly-owned by a single-purpose entity owning only the stock of such Hartford Lessees (which entity shall also be a Subsidiary of the Borrower). The stock of such immediate parent entity shall be pledged in favor of the Collateral Agent.

                  (ii) If the Borrower is unable to obtain the consent of the Airport Authority for John Wayne Airport, Orange County, California, to the pledge of the stock of the Newport Lessee within 60 days after the closing of the General Aviation Acquisition, the Borrower shall, at its cost, promptly cause the Newport Lessee to be directly and wholly-owned by a single-purpose entity owning only the stock of the Newport Lessee (which entity shall also be a Subsidiary of the Borrower) The stock of such immediate parent entity shall be pledged in favor of the Collateral Agent.

            (u) Security Interest in Fuel Trucks. No later than 30 days after the Closing Date, the Borrower, at its sole cost and expense, shall (i) cause the Collateral Agent to be registered as the lienholder on the certificates of title or ownership relating to the fuel trucks and other motor vehicles owned by certain of the Loan Parties and described in Schedule 6.1(u) attached hereto, and (ii) deliver to the Collateral Agent originals of all such certificates of title or ownership for such vehicles, together with the odometer statements for each such vehicle if not otherwise part of the certificate of title. The Borrower shall take, and shall cause each other Loan Party to take, all such other actions as are necessary or as the Collateral Agent may deem desirable to perfect the security interest of the Secured Parties in such Collateral. So long as no Event of Default has occurred and is continuing, the Administrative Agent will promptly authorize a release of any such Collateral in order to permit a sale or other transfer by the relevant Loan Parties to third parties.

            (v) Closing of Operating Accounts.

                  (i) No later than 30 days after the Closing Date, the Borrower, at its sole cost and expense, shall cause the Loan Parties holding the following bank accounts to close such accounts and direct the full balance in each such account to be withdrawn and transferred to another Operating Account that is subject to a Control Agreement or to a new Operating Account established and maintained in accordance with
      Section 6.1(r)(ii): (A) the deposit account (no. 0104-000309) held by Atlantic Aviation Corporation at Bank of America; (B) the deposit accounts (nos. 0713492201, 0713491132, 0713492228, 0715059963, and 0713492236) held by General Aviation, LLC and General Aviation of New Orleans, LLC, as applicable, at Whitney National Bank; (C) the deposit account (no. 015-00042903) held by Atlantic Aviation Corporation at JPMorgan Chase Bank; and (D) the deposit account (no. 0517005305) held by Flightways of Long Island, Inc. at State Bank of Long Island. The Borrower shall deliver to the Administrative Agent such documentation in form and substance reasonably satisfactory to the Administrative Agent evidencing the completion of the actions required pursuant to this clause (i).

                  (ii) As promptly as possible, and in any event no later than 30 days after the Closing Date, the Borrower shall obtain a Control Agreement in form and substance satisfactory to the Administrative Agent with respect to the three bank accounts (and associated lockboxes) held by Atlantic Aviation Corporation at PNC Bank; provided that if the Borrower is not able to obtain the Control Agreement within such time period, the Borrower, at its sole cost and expense, shall cause such accounts to be closed and the full balance in each such account to be withdrawn and transferred to another Operating Account that is subject to a Control Agreement or to a new Operating Account established and maintained in accordance with Section 6.1(r)(ii), no later than 90 days after the Closing Date.

                  (iii) The Borrower (or applicable Loan Party) shall notify the Administrative Agent and the Collateral Agent in writing promptly upon receipt of notice that a Control Agreement with respect to any Operating Account(s) will be terminated or otherwise will no longer in full force and effect. In such event, the Borrower shall promptly, and in any event prior to the effective date of such termination, cause the withdrawal and transfer of any balance in the affected Operating Account(s) to an existing Operating Account that is subject to a Control Agreement or a new Operating Account established and maintained in accordance with Section 6.1(r)(ii).

            (w) Equity Contributions by MIC to pay certain Fees and Expenses. The Borrower has incurred obligations to pay certain fees and expenses relating to the Executive Air Acquisition and the General Aviation Acquisition, which fees and expenses have either been paid by Macquarie Bank Limited or its Affiliate (other than the Borrower) or remain unpaid as of the Closing Date, which fees and expenses are estimated as of the Closing Date at approximately $14,400,00. The Borrower agrees (and has agreed with Macquarie Infrastructure Company Inc. ("MIC")) that such fees and expenses and any reimbursement obligation to Macquarie Bank Limited or its Affiliate relating thereto will be paid by MIC out of its own funds, which payments by MIC shall be booked as equity contributions to the Borrower. After such capital contributions have been made, the Borrower shall promptly confirm to the Administrative Agent the total amount of equity contributions to the Borrower as of such date.

      Section 6.2 Negative Covenants.

  Until the termination of the Commitments and the satisfaction in full by the Borrower of all Obligations, the Borrower will not, and will not permit any of the other Loan Parties to do any of the following, unless the Required Lenders shall have otherwise consented in writing:

            (a) Indebtedness and Guarantee Obligations. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or Guarantee Obligations except for the following ("Permitted Indebtedness"):

                  (i) Indebtedness or Guarantee Obligations of the Loan Parties under the Loan Documents;

                  (ii) Indebtedness of the Loan Parties listed in Schedule 6.2(a) and existing on the date of this Agreement, all of which Indebtedness identified in Schedule 6.2(a) as being repaid in connection with the initial Borrowing shall be repaid concurrently with such Borrowing;

                  (iii) Guarantee obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

                  (iv) Permitted Subordinated Debt of the Borrower;

                  (v) Indebtedness of the Loan Parties under Lender Hedging Agreements entered into with respect to the Loans in accordance with
      Section 4.1(d);

                  (vi) Indebtedness incurred to finance the purchase, construction or improvement of fixed or capital assets, including obligations under Capital Leases (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset); provided that the aggregate principal amount of such Indebtedness, for the Borrower and the Subsidiaries taken as a whole, incurred after the Closing Date shall not exceed $1,500,000 outstanding at any time, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

            (b) Liens, Negative Pledges. None of the Loan Parties shall create, incur, assume or permit to exist any Lien on or with respect to any of its Property with respect to any of its Property, in either case whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                  (i) Liens in favor of the Administrative Agent or any Lender under the Loan Documents;

                  (ii) Liens listed in Schedule 6.2(b) and existing on the date of this Agreement, all of which Liens that secure Indebtedness that is identified in Schedule 6.

      2(a) as being repaid in connection with the initial Borrowing of Loans shall be terminated concurrently with such Borrowing;

                  (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no Property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

                  (iv) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law and incurred in the ordinary course of business consistent with past practice for sums which are not overdue more than 45 days or are being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                  (v) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business consistent with past practice;

                  (vi) zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any Loan Party;

                  (vii) any purchase-money Lien granted to a Person financing the purchase of goods or equipment if such Lien encumbers only the specific goods or equipment o purchased and the Indebtedness secured by such Lien does not exceed the purchase price paid for such goods or equipment;

                  (viii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) and (vii) above, provided that any extension, renewal or replacement Lien (A) is limited to the Property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount, has a maturity date not later than the Indebtedness refinanced and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien; and

                  (ix) Liens of the Airport Authorities as provided in the FBO Leases or under applicable law.

            (c) Asset Dispositions. None of the Loan Parties shall directly or indirectly, sell, lease, convey, transfer or otherwise dispose of any Property, whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing, except for the following:

                  (i) sales by the Loan Parties of inventory to Persons in the ordinary course of their businesses, including, intercompany sales of inventory by a Loan Party to another Loan Party;

                  (ii) sales or other dispositions by the Loan Parties of surplus, damaged, worn or obsolete property and equipment in the ordinary course of their businesses for not less than fair market value (except as approved by the Board of Directors of the Borrower in the case of any sale of disposition to a Person that is not an Affiliate), provided that no Event of Default shall have occurred and be continuing;

                  (iii) sales or other dispositions by any Loan Party of Investments permitted by Section 6.2(e)(ii) for not less than fair market value;

                  (iv) sales or other dispositions of Property with a fair market value not exceeding $250,000 in any fiscal year, the proceeds of which are applied to the prepayment of the Loans to the extent required in
      Section 2.8(c); and

                  (v) the sale by the Borrower of all the property, assets and rights acquired by it under the GAH Purchase Agreement to an Affiliate of the Investors, in accordance with Section 10.17(c).

            (d) Mergers, Acquisitions, Etc. None of the Loan Parties shall consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, provided that the Borrower and the other Loan Parties may merge with each other, (and with other Subsidiaries of the Borrower which become Loan Parties), and provided that (i) no Default or Event of Default will result after giving effect to any such merger and (ii) in any such merger involving the Borrower, the Borrower is the surviving Person.

            (e) Investments. None of the Loan Parties shall make any Investment except for Investments in the following:

                  (i) Investments by the Loan Parties in cash and Cash Equivalents;

                  (ii) Investments listed in Schedule 6.2(e) existing on the date of this Agreement;

                  (iii) Investments by the Borrower or its Subsidiaries in each other;

                  (iv) deposit accounts established and maintained in accordance with Section 6.2(k) which are subject to control agreements, upon terms and provisions satisfactory to the Administrative Agent, which have been executed by the applicable Loan Party, the Collateral Agent and the depositary bank at which such account is maintained; and

                  (v) securities accounts established and maintained in accordance with Section 6.2(k) which are subject to control agreements, upon terms and provisions satisfactory to the Administrative Agent, which have been executed by the applicable Loan Party, the Collateral Agent and the securities intermediary at which such account is maintained.

            (f) Distributions. None of the Loan Parties shall make any Distributions or set apart any sum for any such purpose, except (i) a Subsidiary of the Borrower may make Distributions to another Subsidiary of the Borrower or to the Borrower; (ii) the Borrower may make cash Distributions to the Investors in an amount equal to Cash Available for Distribution as of the last day of any fiscal quarter if the following conditions have been met: (A) the Debt Service Coverage Ratio as of such date was greater than 1.30:1.00, as evidenced by a certificate delivered by the Borrower to the Administrative Agent no later than three (3) Business Days prior to the proposed date of Distribution; (B) no Default or Event of Default shall have occurred and be continuing as of the date of such Distribution; (C) the cash sweep prepayment, if any, for such fiscal quarter shall have been paid to the Administrative Agent; and (D) the Administrative Agent shall have received notice from the Borrower of such Distribution in writing certifying that the foregoing conditions (A) through (C) have been met; and (iii) the Borrower may redeem the outstanding preferred shares of the Borrower held by Macquarie International Investments Pty Limited, an Australian company.

            (g) Change in Business. None of the Loan Parties shall engage, either directly or indirectly, in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date or any business substantially related or incidental thereto, or enter into any new FBO Leases other than for locations at municipal airports within the United States.

            (h) Payments of Indebtedness, Amendments to Documents. None of the Loan Parties shall (i) prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner prior to the scheduled due date thereof any Indebtedness (other than Permitted Indebtedness so long as no Default or Event of Default is then existing or would result from such prepayment, and the Obligations); (ii) amend, modify or otherwise change the terms of any document, instrument or agreement evidencing the Indebtedness (other than Permitted Indebtedness so long as no Default or Event of Default is then existing or would result from such prepayment, and the Obligations) so as to accelerate any scheduled payment thereof; or (iii) amend, modify or otherwise change the payment terms of the Executive Air Stock Purchase Agreement or the GAH Purchase Agreement in a manner materially adverse to the Borrower without the prior consent of the Administrative Agent acting at the direction of the Required Lenders.

            (i) ERISA. None of the Loan Parties shall:

                  (i) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan;

                  (ii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit

      Plan or Multiemployer Plan which would subject the Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify;

                  (iii) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA);

                  (iv) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan;

                  (v) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or

                  (vi) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC,

where singly or cumulatively, the above event or events would be reasonably likely to have a Material Adverse Effect.

            (j) Transactions With Affiliates. Except as otherwise permitted by the Loan Documents, none of the Loan Parties shall enter into any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons.

            (k) Accounts. None of the Loan Parties shall maintain banking accounts or securities accounts other than (i) the Accounts, (ii) the bank accounts and securities accounts listed in Schedule 5.26, (iii) and additional bank accounts and securities accounts established after the Closing Date for the working capital needs of any Loan Party which are subject to control agreements, upon terms and provisions satisfactory to the Administrative Agent, which have been executed by the applicable Loan Party, the Collateral Agent and the depositary bank or securities intermediary at which such account is maintained.

            (l) Accounting Changes. None of the Loan Parties shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as required by GAAP.

            (m) Amendments of Material Documents. Without the prior written consent of the Administrative Agent, none of the Loan Parties shall (i) cancel or terminate or replace any Material Document, (ii) consent to or accept any cancellation or termination of any Material Document (other than as permitted without the consent of any Loan Party and without a default in accordance with the terms of such Material Document), (iii) amend, modify or supplement in any material respect any Material Document or any document executed and delivered in connection therewith, in any respect that could reasonably be expected adversely affect any material right or interest of the Lenders or any Loan Party's ability to pay and perform the Obligations; (iv) waive any material default under, or material breach of, any Material Document or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of any Material Document or in any way vary, or agree to the variation of, any material provision of such Material Document or of the performance of any material covenant or obligation by any other Person under any Material Document that could reasonably be expected adversely affect any material any right or interest of the Lenders or any Loan Party's ability to pay and perform the Obligations, or (v) assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Material Document other than to another Loan Party.

            (n) Joint Ventures. None of the Loan Parties shall enter into any Joint Venture.

            (o) Management Fees. None of the Loan Parties shall pay any management fees other than (i) management fees paid by a Loan Party to another Loan Party or Loan Parties, (ii) third party facility management fees approved by the Board of Directors of the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld), and (iii) reasonable overhead sharing fees payable to Affiliates of the Investors for legal, accounting, tax, computer and other centralized management services provided to the Loan Parties and other FBO operators owned by the Investors in lieu of such Loan Parties and other FBO operators having their own employees for such functions.

            (p) Jurisdiction of Formation. None of the Loan Parties shall change its respective jurisdiction of formation except upon not less than ninety (90) days prior written notice to the Administrative Agent.

            (q) Sales and Leaseback; Off-Balance Sheet Financing. None of the Loan Parties shall engage in (i) any sale and leaseback transaction with respect to any of its Property of any character, whether now owned or hereafter acquired or (ii) any off-balance sheet transaction or other similar transaction.

            (r) Expansion Capital Expenditures. None of the Loan Parties shall incur or pay for any Expansion Capital Expenditures unless such expenditures are paid with funds transferred from the Distribution Account, financed by Indebtedness permitted in accordance with Section 6.2(a)(iv) or funded by equity contributions made by the Investors.

      Section 6.3 Leverage Ratio.

      Until the termination of the Commitments and the satisfaction in full by the Borrower of all Obligations, the Borrower shall not permit, as of the last day of any fiscal quarter occurring during the periods below, the Leverage Ratio of the Loan Parties on a consolidated basis to be greater than the amount permitted at such time below, unless the Required Lenders shall otherwise consent in writing:

                                                            Maximum
            Fiscal Quarters Ending                       Leverage Ratio
            ----------------------                       --------------
 After the Closing Date through and including             6.00 to 1.00
        September 30, 2005

After September 30, 2005 through and including            5.50 to 1.00
        September 30, 2006

After September 30, 2006 through and including            5.00 to 1.00
        September 30, 2007

After September 30, 2007 through and including            4.50 to 1.00
        September 30, 2008

Each fiscal quarter ending after                          4.00 to 1.00
       September 30, 2008

                                  ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

      Section 7.1 Events of Default.

      Any one or more of the following events shall constitute an Event of
Default:

            (a) (i) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation or any Hedging Termination Payment when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) the Borrower shall fail to pay any interest on any Loan or any Hedging Obligation, when and as the same shall become due and payable, or shall fail to transfer any amounts to the Collateral Agent when and as required in accordance with Section 6.1(r) and such failure shall continue unremedied for a period of five (5) Business Days, or
(iii) the Borrower shall fail to pay any fee or any other amount (other than the amounts referred to in clause (i) or (ii) above), and such failure shall continue unremedied for a period of ten (10) Business Days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders).

            (b) the Borrower shall fail to comply with any covenant or agreement contained in Section 6.1(g), Section 6.1(h)(i), Section 6.1(j), Section 6.1(k),
Section 6.1(m), Section 6.2 or Section 6.3; or

            (c) at any time, funds on deposit in any Account are used by or on behalf of the Borrower other than for the purposes expressly specified in this Agreement or are withdrawn by or at the direction of the Borrower other than as expressly permitted pursuant to the Collateral Agency Agreement; or

            (d) any default shall occur under any Guaranty or Security Document and such default shall continue beyond any period of grace provided with respect thereto; or

            (e) the Borrower or any Loan Party shall fail to comply with any covenant or agreement under this Agreement or under any other Loan Document (other than those specified in subsections (a), (b), (c) or (d) above), and such failure is not remedied within 30 days after

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notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders); or

            (f) any representation or warranty made by the Borrower or any Loan Party in any Loan Document to which it is a party, or in any certificate or document delivered to the Administrative Agent or Collateral Agent by the Borrower or any other Loan Party pursuant to any Loan Document, shall prove to have been incorrect when made or deemed made and a Material Adverse Effect would reasonably be expected to result therefrom; or

            (g) any Loan Party shall (i) fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any grace period provided with respect thereto, if the amount of such Indebtedness exceeds $500,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, such Indebtedness of any Loan Party (other than the Obligations) in an aggregate amount exceeding $500,000 to become redeemable, liquidated, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, such Indebtedness of any Loan Party (other than the Obligations) in an aggregate amount exceeding $500,000 to become redeemable, liquidated, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

            (h) any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its Property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its Property by any official in an involuntary case or other proceeding commenced against it; or

            (i) proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the Property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

            (j) a final judgment that is not covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the Administrative Agent by an

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

independent insurance broker or carrier satisfactory to the Administrative Agent is entered against any Loan Party in excess of $500,000, or any non-monetary final judgment is entered against the Borrower and the Required Lenders have determined that the effect of such non-monetary final judgment will be likely to have a Material Adverse Effect, and, in each case such judgment remains unsatisfied without procurement of a stay of execution for more than 30 days after its entry; or

            (k) (i) any Loan Document or any material term thereof shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing and any such event continues for ten days after the earlier of the Administrative Agent giving notice and the Borrower becoming aware of such event; or (ii) any Security Document shall cease, except in accordance with its terms, to be effective to grant a perfected Lien on the Collateral described therein (other than on an immaterial portion thereof) with the priority purported to be created thereby; or (iii) any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents; or

            (l) any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrower by the Administrative Agent, or a trustee shall be appointed by the PBGC to administer any Plan; or

            (m) a Change of Control shall occur; or

            (n) any party to a FBO Lease shall fail to perform or observe any material term or obligation contained therein, and such failure continues for a period of 30 days after notice from the Administrative Agent or, if the failure is capable of remedy, such longer period not exceeding 90 days as is necessary to remedy such failure so long as the applicable Loan Party is diligently pursuing such remedy and such extension of time does not result or could not reasonably be expected to result in a Material Adverse Effect; provided that any such event occurring with respect to a party other than a Loan Party shall be deemed an Event of Default only if such event had or could reasonably be expected to have a Material Adverse Effect; or

            (o) (i) any FBO Lease at any time for any reason ceases to be valid and binding and in full force and effect with respect to any party thereto, or any such Person shall so assert in writing; (ii) any FBO Lease is terminated prior to the scheduled expiration date thereof by or on behalf of any party thereto for any reason whatsoever without the prior written consent of the Administrative Agent or becomes capable of being terminated as a result of a breach by any Loan Party; or (iii) any material provision of any FBO Lease shall be declared to be null and void, and any such event shall continue in effect for 10 days; or

            (p) any Loan Party shall abandon its business operations at any airport at which it is entitled to conduct FBO operations under a FBO Lease, which abandonment shall be deemed to have occurred if such Loan Party shall fail, without reasonable cause, to conduct business operations in the ordinary course at any airport for a continuous period of more than 30 days; or

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

            (q) any Governmental Authorization necessary (i) for the execution, delivery and performance by any Loan Party of any of the Loan Documents or Material Documents to which it is a party, or for the performance by any Loan Party of its material rights and obligations under any of the Loan Documents or Material Documents to which it is a party or (ii) for the ownership, leasing or operation of any material portion of the business of the Loan Parties (determined on a consolidated basis) as conducted as of the Closing Date, shall be revoked, terminated, withdrawn, suspended or materially modified unless such Governmental Authorization is reinstated within 10 days after the occurrence of such event (or such longer period as is necessary to reinstate such Governmental Authorization, so long as the applicable Loan Party is diligently pursuing such reinstatement and such extension of time does not result or could reasonably be expected to result in a Material Adverse Effect); or

            (r) any substantial portion of the Loan Parties' property (determined on a consolidated basis) is seized or appropriated without fair value being paid therefor (or made up through equity contributions) so as to allow replacement of such property and/or prepayment of Obligations and to allow the Borrower in the Administrative Agent's reasonable judgment to continue satisfying its obligations hereunder and under the other Loan Documents; or

            (s) the Debt Service Coverage Ratio shall be less than or equal to
1.00 to 1.00 as of the end of any two consecutive fiscal quarters of the Borrower; or

            (t) any event or condition involving loss, liability, damage or financial impact in excess of $10,000,000 suffered or incurred by one or more Loan Parties shall occur or exist, which event or condition could reasonably be expected to have a Material Adverse Effect.

      Any Event of Default referred to in Section 7.1(n), (o) or (p) affecting one or more Eligible FBOs may, at any time prior to acceleration of the Loans under Section 7.2(a)(ii), be cured by prepayment in accordance with Section 2.8(b) of a portion of the Term Loans equal to (i) the Term Loans outstanding as of the date on which such Event of Default occurred multiplied by (ii) the Proportional EBITDA Contribution of such Eligible FBO(s), whereupon the Loan Party or Loan Parties party to the FBO Leases at the affected FBO locations shall be released from the Loan Documents; provided, that such method of cure may be exercised as to any Eligible FBO only if the Proportional EBITDA Contribution of such Eligible FBO, when added to the Proportional EBITDA Contribution of any other Eligible FBO(s) as to which such method of cure is concurrently exercised, does not exceed the Maximum Release Percentage. Any such prepayment shall be made solely out of Cash Available for Distribution as of the end of the most recent fiscal quarter of the Borrower or from new equity contributions from the Investors to the Borrower, or a combination thereof. For the avoidance of doubt, the cure right permitted by this paragraph shall be available with respect to the Eligible FBOs only, and may not be exercised more than once during the period from the Initial Disbursement Date through and including the date on which all Obligations have been indefeasibly paid in full and the Commitments under this Agreement have terminated.

      Section 7.2 Remedies Upon Event of Default.

            (a) If any Event of Default occurs and is continuing, the Administrative Agent may, and upon the request of the Required Lenders shall:
(i) by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate (except that any such termination shall not affect the obligation of each Revolving Loan Lender to reimburse the Issuing Bank in respect of any Drawing under a Letter of Credit issued prior to such termination); (ii) by notice to the Borrower, declare the entire unpaid principal amount of the Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Loan Documents) and all other Obligations to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (iii) instruct the Collateral Agent to foreclose on any or all of the Collateral and/or proceed to enforce all remedies available to the Administrative Agent (or Collateral Agent) pursuant to the Loan Documents or otherwise as a matter of law. Notwithstanding the foregoing, if an Event of Default referred to in Section 7.1(h) or (i) shall occur with respect to the Borrower, automatically and without notice the actions described in clauses (i) and (ii) above shall be deemed to have occurred.

            (b) Without limiting the rights of the Administrative Agent set forth in paragraph (a) above or elsewhere in this Agreement, if any Event of Default or Revolver Event of Default occurs and is continuing, the Revolving Loan Lender (with respect to the Revolving Loans only and irrespective of any action or inaction taken with respect to the Term Loans) may, by notice to the Borrower (in the case of a Revolver Event of Default which is not otherwise an Event of Default, given not later than fifteen (15) days of the Revolving Loan Lender receiving written notice of the occurrence of such Revolver Event of Default), (i) declare the Revolving Loan Commitments to be terminated, whereupon the same shall forthwith terminate (except that any such termination shall not affect the obligation of the Revolving Loan Lender to reimburse the

Issuing Bank in respect of any Drawing under a Letter of Credit issued prior to such termination); and/or (ii) declare the entire unpaid principal amount of the Revolving Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Loan Documents) and all other Obligations owing to the Revolving Loan Lender to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower. Any such acceleration of the Obligations owed to the Revolving Loan Lender shall not alter or affect the limitations on remedies specified in paragraph (c) below.

            (c) Subject to paragraph (d) below, no Financing Party may, except with the prior consent of the Required Lenders (i) enforce any security interest created or evidenced by any Security Document or require the Administrative Agent to enforce any such security interest (provided that the foregoing shall not limit any right of setoff by a Lender permitted hereunder); (ii) sue for or institute any creditor's process (including an injunction, garnishment, execution or levy, whether before or after judgment) in respect of any Obligation (whether or not for the payment of money) owing to it under or in respect of any Loan Document; (iii) take any step for the winding-up, administration of or dissolution of, or any insolvency proceeding in relation to, the Borrower, or for a voluntary arrangement, scheme of arrangement or other analogous step in relation to the Borrower, or (iv) apply for any order for an injunction or specific performance in respect of the Borrower in relation to any of the Loan Documents.

            (d) If the Revolving Loans and interest thereon are not repaid in full on the Revolving Loan Commitment Termination Date, the Revolving Loan Lender may bring any action or proceeding (i) for collection of such unpaid amounts and other amounts due and owing to the Revolving Loan Lender with respect thereto and (ii) for the recognition or enforcement of any judgment with respect to such unpaid amounts and such other amounts. Notwithstanding the foregoing, as long as any real property is included in the Collateral, the Revolving Loan Lender shall not exercise any rights or remedies that could reasonably be expected to result in the loss of the Collateral Agent's Lien on the Collateral pursuant to the California "one action" rule or any similar rule of any other jurisdiction. Notwithstanding anything in the foregoing to the contrary, the Revolving Loans shall at all times be secured by the Lien pursuant to the Security Documents, subject to the direction of the Required Lenders.

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

      Section 7.3 Waiver of Event of Default.

      Any Event of Default may be waived as provided in Section 10.1. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default except to the extent specifically provided in such waiver.

                                  ARTICLE VIII

                              ADMINISTRATIVE AGENT

      Section 8.1 Appointment and Authorization of Administrative Agent.

      Each Financing Party hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Financing Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      Section 8.2 Delegation of Duties.

      The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      Section 8.3 Liability of Administrative Agent.

      None of the Administrative Agent, its officers, directors, employees, agents, attorneys-in-fact and Affiliates shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Financing Party or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. None of the Administrative Agent and any of its officers, directors, employees, agents, attorneys-in-fact and Affiliates shall be under any obligation to any Financing Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      Section 8.4 Reliance by Administrative Agent.

      The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      Section 8.5 Notice of Default.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Financing Parties, unless the Administrative Agent shall have received written notice from a Financing Party or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Financing Parties of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 10.1; provided, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Financing Parties.

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

      Section 8.6 Credit Decision; Disclosure of Information.

      Each Financing Party acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates to any Financing Party as to any matter, including whether the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have disclosed material information in their possession. Each Financing Party represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Financing Party also represents that it will, independently and without reliance upon the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Financing Parties by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Financing Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      Section 8.7 Indemnification.

      To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Indemnitee, each Financing Party severally agrees to pay to the Administrative Agent or such Indemnitee such Financing Party's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations and the resignation of the Administrative Agent.

      Section 8.8 Administrative Agent in Its Individual Capacity.

      The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties

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

and their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and without notice to or consent of the Financing Parties. The Financing Parties acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans or other Credit Exposure, the Administrative Agent shall have the same rights and powers under this Agreement as any other Financing Party and may exercise such rights and powers as though it were not the Administrative Agent.

      Section 8.9 Collateral Agency Agreement.

      Each Financing Party hereby authorizes the Administrative Agent and the Collateral Agent to execute and deliver the Collateral Agency Agreement on behalf of such Financing Party and agrees that, upon such execution and delivery, such Financing Party shall be bound by the terms and provisions thereof as if such Financing Party was a signatory thereto. Each Financing Party further authorizes the Administrative Agent to exercise such powers and discretion under each such agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. As to matters not expressly provided for in the Collateral Agency Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders; provided that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to the Loan Documents or applicable Legal Requirements.

      Section 8.10 Successor Administrative Agent.

      The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Section
10.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring

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Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      Section 8.11 Lead Arrangers.

      The Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than, to the extent it is a Lender or the Administrative Agent, those applicable to all Lenders or the Administrative Agent, as the case may be, as such. Each Lender acknowledges that it has not relied, and will not rely, on the Lead Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                              HEDGING ARRANGEMENTS

      Section 9.1 Hedging Payments.

      Each Hedging Bank agrees that it shall not (i) demand (other than as may be necessary in order to exercise any right to terminate any Hedging Transaction pursuant to a Lender Hedging Agreement as permitted under Section 9.2 or required under Section 9.3) or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the Hedging Obligations in cash or in kind, or apply any money or property in or towards the discharge of any Hedging Obligations except for scheduled payments arising under the terms of the Lender Hedging Agreements, or (ii) permit to exist or receive any security interest or any financial support (including the giving of any guarantee or the making of any deposit or payment) for or in respect of any of the Hedging Obligations other than under the Loan Documents.

      Section 9.2 Voluntary Termination.

      Each Hedging Bank agrees that it may terminate a Hedging Transaction pursuant to a Lender Hedging Agreement only upon the occurrence of any of the following events: (i) the Administrative Agent has declared that all of the amounts outstanding under the Loan Documents are immediately due and payable or such acceleration has occurred without notice from the Administrative Agent pursuant to Section 7.2(a), (ii) the Required Lenders have directed the Administrative Agent to seek a lifting of the automatic stay or any other stay in any Bankruptcy Proceeding so as to permit an acceleration of all of the amounts outstanding under the Loan Documents pursuant to Section 7.2(a), (iii) early termination is permitted in accordance with the terms of such Lender Hedging Agreement by the Hedging Bank in the event it becomes unlawful for such Hedging Bank to perform any absolute or contingent obligation under such Lender Hedging Agreement, (iv) early termination is permitted in accordance with the terms of such Lender Hedging Agreement upon the occurrence of a tax event or tax event upon merger, (v) the Administrative Agent has requested such termination in accordance with Section 9.3, or (vi) the Loans are repaid in full.

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      Section 9.3 Involuntary Termination or Reduction.

            (a) If the Administrative Agent has declared that all of the amounts outstanding under the Loan Documents are immediately due and payable or such acceleration has occurred without notice from the Administrative Agent pursuant to Section 7.2(a), each Hedging Bank agrees that, at the written request of the Administrative Agent (acting at the direction of the Required Lenders), such Hedging Bank shall exercise its rights to terminate all hedging transactions under each Lender Hedging Agreement to which it is a party.

            (b) If the aggregate notional amounts hedged under the Lender Hedging Agreements exceed by more than ten percent (10%) the aggregate principal amount of the Loans for a period of more than sixty days, the Administrative Agent (acting at the direction of the Required Lenders) may, by notice to the Hedging Banks and the Borrower, require that the amounts hedged under the Lender Hedging Agreements be reduced (allocated ratably among the Lender Hedging Agreements according to the respective amounts hedged thereunder) to a level equal to no more than 110% and no less than 100% of the Loans outstanding.

      Section 9.4 Agreement to be Bound by Loan Documents; Benefit of Lien of Security Documents.

      By entering into a Lender Hedging Agreement entitling it to the benefits of the Loan Documents, each Hedging Bank shall be deemed to have agreed to be bound by the provisions set forth in this Agreement and the Collateral Agency Agreement applicable to Hedging Banks and Financing Parties. So long as the terms thereof are in compliance with this Agreement, each Lender Hedging Agreement shall be secured by the Liens created by the Security Documents on a pari passu basis.

                                   ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Amendments; Waivers.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent; provided that no such amendment, waiver or consent shall: (i) extend or increase the Commitment of any Lender without the written consent of such Lender; (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or change any financial ratio or the manner of calculation of any financial ratio (including any change in any applicable defined term) used in determining the amount of any mandatory

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

prepayment that would result in a reduction of any such prepayment, without the written consent of each Lender directly affected thereby; (iv) change Section
2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; (v) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vi) release any Guarantor from its Guaranty, or (vii) release all or any material part of the Collateral without the written consent of each Lender and Hedging Bank (except that (A) any release in connection with a sale or other disposition of Collateral authorized by Section 6.2(c) shall not require the approval of any Lender or Hedging Bank) and (B) any amendment, waiver or consent which modifies the terms of Section 6.2(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders); and provided, further, that (A) no amendment, waiver or consent shall, without the written consent of the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (B) no amendment, waiver or consent shall, without the written consent of the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any other Loan Document (C) no amendment, waiver or consent shall, without the written consent of each Hedging Bank directly affected thereby in addition to the Lenders required above, affect the rights or duties of such Hedging Bank under this Agreement or any other Loan Document, and (D) any separate fee agreement between the Borrower and the Administrative Agent in its capacity as such or between the Borrower and the Lead Arrangers in their capacities as such may be amended or modified by such parties; and provided, further, that any waiver of conditions precedent set forth in Section 4.1(f) or Section 4.2(g) which relate to the perfection of a security interest in Collateral can be waived by the Administrative Agent in its discretion, provided that such condition shall instead be satisfied after the Initial Disbursement Date or Second Disbursement Date, as applicable, and within time periods established by the Administrative Agent in its discretion; and provided, further, that (A) no amendment, waiver or consent shall, without the written consent of the Revolving Loan Lender, in addition to the Lenders required above, be effective for purposes of determining the obligation of the Revolving Loan Lender to make Revolving Loans or the existence or non-existence of a Revolver Event of Default, or the rights of the Revolving Loan Lender specified in Section 7.2(b), and (B) no amendment, waiver or consent shall, without the written consent of the Issuing Bank, in addition to the Lenders required above, be effective for purposes of determining the obligation of the Issuing Bank to issue Letters of Credit.

            (b) No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) of this Section, and then such waiver or consent shall be effective only in the specific instance and

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

for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

      Section 10.2 Notices.

            (a) Unless otherwise expressly provided herein, (and subject to paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower:

                      North America Capital Holding Company
                      c/o Executive Air Support, Inc.
                      6504 International Parkway
                      Suite 1100
                      Plano, Texas  75093
                      Attention: Chris C. Dierks
                      Telephone: (972) 447-4205
                      Facsimile: (972) 447-4229

                      with a copy to:

                      North America Capital Holding Company
                      c/o Macquarie Infrastructure Assets Inc.
                      600 Fifth Avenue, 21st Floor
                      New York, New York 10020
                      Attention: David Mitchell
                      Telephone: (212) 548-2753
                      Facsimile: (212) 581-8037

                      and

                      Shaw Pittman LLP
                      1650 Tysons Boulevard
                      McLean, Virginia 22102
                      Attention: Craig E. Chason, Esq.
                      Telephone: (703) 770-7947
                      Facsimile: (703) 770-7901

                  (ii) if to the Administrative Agent:

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

                      HSH Nordbank AG, New York Branch
                      590 Madison Avenue
                      New York, NY 10022-2540
                      Attention: Stephanie Pieh, Linh Duong
                      Telephone: (212) 407-6065/6072
                      Facsimile: (212) 407-6033

                  (iii) if to the Revolving Loan Lender or the Issuing Bank:

                      Wachovia Bank, National Association
                      700 North Pearl Street
                      Suite 1700
                      Dallas, Texas 75201
                      Attention: Lisa Thigpen
                      Telephone: (214) 397-4790
                      Facsimile: (214) 397-4866

                      with a copy to:

                      Jackson Walker L.L.P
                      901 Main Street, #6000
                      Dallas, Texas 75202
                      Attention: Michael P. Haggerty
                      Telephone: (214) 953-5942
                      Facsimile: (214) 953-5822

                  (iv) if to any Lender, to it at its address (or telecopy number) setforth in its Administrative Questionnaire.

            (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

            (c) Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as Financial Statements and other information as provided in Section 6.1(a), and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

            (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. All

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

notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      Section 10.3 Expenses; Indemnity; Damage Waiver.

            (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), the syndication of the credit facilities provided for herein, and administration of the transactions contemplated hereby and thereby, (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of any advisers or consultants to the Administrative Agent, in connection with the exercise of the step-in rights contained in Section 6.1(n), and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or the Collateral Agent, in connection with the enforcement, attempted enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; provided that the Borrower shall not be liable for the expenses of separate counsel to any Lender.

            (b) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, and each of the officers, directors, employees, agents, attorneys-in-fact and Affiliates of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder (including any indemnity payment by the Administrative Agent to Wachovia Bank, National Association pursuant to the control agreement with such Person) or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, or liability under any Environmental Laws related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

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

            (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or arising out of the activities in connection herewith or therewith.

            (d) All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

            (e) The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

      Section 10.4 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Any Lender may assign to one or more Eligible Assignees approved by the Administrative Agent and (so long as no Event of Default is continuing) the Borrower (which approvals shall not be unreasonably withheld or delayed) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (A) no approval of the Administrative Agent shall be required for any assignment to an assignee that is a Lender immediately prior to giving effect to such assignment, (B) each assignee Lender shall provide appropriate assurances and indemnities to the Issuing Bank as it may reasonably require with respect to any continuing obligation to purchase participation interests in any Drawing or other Reimbursement Obligation, (C) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans and Commitment, the amount of the Loans and Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents; (D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; (E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and any required tax

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

forms; and (F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (ii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4 and 10.3). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iii) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (iv) Upon its receipt of a duly completed Assignment and Assumption and required tax forms executed by an assigning Lender and an Eligible Assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation

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

shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.1(a) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3 and 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.4 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. Without limitation of the preceding sentence, (i) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(e) as though it were a Lender and (ii) a Participant that is a United States resident individual shall not be entitled to the benefits of Section 3.1 as if it were a Lender unless the Participant agrees to comply with Section 3.1(g) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      Section 10.5 Confidentiality.

      Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or its advisers, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "Information" means all information received from the Borrower relating to any Loan Party or its business, other than any such information that is available to the

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

Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or any of its Affiliates that is not prohibited from transmitting the information to the Administrative Agent or such Lender by a contractual or legal obligation. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Section 10.6 Limitation on Interest.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Legal Requirement (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Legal Requirement, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      Section 10.7 Right of Setoff.

      If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any such set off is effected prior to acceleration of the Loans pursuant to Section 7.2 and all Events of Default are cured prior to any such acceleration, such set off (other than any portion thereof that has been applied against matured Obligations) shall be rescinded and the deposits and other amounts so set off (other than such portion) shall be restored to the Borrower, without interest, not later than three (3) Business Days after the Administrative Agent has notified the Lenders in writing that no Event of Default is continuing or, if the benefit of such set off has been shared by the Lenders in accordance with Section 2.12, promptly after such Lender receives the corresponding payments from other Lenders. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      Section 10.8 Nonliability of Lenders.

      The Borrower acknowledges and agrees that:

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            (a) Any inspections of any property of the Borrower made by or through the Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and the Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

            (b) The relationship between the Borrower and the Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor any Lender shall under any circumstance be construed to be partners or joint venturers of any Loan Party or its Affiliates; neither the Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Loan Party or its Affiliates, or to owe any fiduciary duty to any Loan Party or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to any Loan Party or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform any such Person of any matter in connection with the operations of such Person; each Loan Party and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or any Lender in connection with such matters is solely for the protection of the Administrative Agent and each Lenders and neither any Loan Party nor any other Person is entitled to rely thereon; and

      Section 10.9 Limitation of Recourse.

      There shall be full recourse to the Borrower and all of its assets and properties for the liabilities of the Borrower under this Agreement, any Notes and the other Loan Documents, subject to clauses (i) and (iv) of the following sentence, in no event shall the Investors or any of their Affiliates (other than any Loan Party) (collectively, the "Non-Recourse Parties"), or any officer, director of the Borrower, be personally liable or obligated for such liabilities and obligations of the Borrower, except as may be specifically provided in any other Loan Document to which such Non-Recourse Party is a party. Nothing herein contained shall limit or be construed to (i) release any Non-Recourse Party from liability for its fraudulent actions or misappropriation of funds by it or willful misconduct or for reimbursement of any Distribution made to it in violation of Section 6.2(f), or from any of its obligations or liabilities under any agreement executed by such Non-Recourse Party in its individual capacity in connection with any Loan Document, (ii) limit or impair the exercise of remedies with respect to any Collateral, (iii) limit the liability of any Person who is a party to a Loan Document with respect to such liability as may arise by reason of the terms and conditions of such Loan Document (but subject to any limitation of liability contained in such Loan Document), or (iv) require the Financing Parties to indemnify the Non-Recourse Parties for liabilities or claims that may be independently asserted against them. The provisions of this Section 10.9 shall survive the termination of this Agreement.

      Section 10.10 Integration.

      This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between

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

the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      Section 10.11 Survival of Representations and Warranties.

      All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and any Notes.

      Section 10.12 Governing Law.

      This Agreement shall be governed by and construed in accordance with the law of the State of New York.

      Section 10.13 Submission To Jurisdiction; WAIVER OF JURY TRIAL.

            (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, solely for purposes of any action or proceeding arising out of or relating to this Agreement (and not as a general submission to New York law), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            (d) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUR OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE). EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

      Section 10.14 Severability.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 10.15 Headings.

      The table of contents and the headings of Articles, Sections, Exhibits and Schedules have been included herein for convenience of reference only, are not part of this Agreement, and shall not be taken into consideration in interpreting this Agreement.

      Section 10.16 Counterparts.

      This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained by the Borrower and the Administrative Agent.

      Section 10.17 Joinder Agreement and Other Agreements

            (a) Upon the execution and delivery after the date hereof by an Eligible Assignee, the Borrower, each Lender and the Administrative Agent of an agreement in the form of Exhibit H attached hereto, such Person shall become a Term Loan Lender hereunder with the same force and effect as if originally named as a Term Loan Lender hereunder; provided that (i) each such new Lender (which may include Macquarie Bank Limited so long as its total Commitments (including its existing Commitments) do not exceed 40% of the aggregate Commitments of all Lenders) shall be approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld; (ii) the total Commitments of such new Lender or Lenders shall consist of Term Loan Commitments sufficient, together with additional equity contributions by the Investors, to allow (x) HSH Nordbank AG to reach a facility underwriting commitment of $65,000,000 (or such greater amount as HSH Nordbank AG may agree in its sole discretion) and (y) Macquarie Bank Limited to reach a facility underwriting commitment of $40,000,000 (or such greater amount (not to exceed 40% of the aggregate Commitments of all Lenders) as Macquarie Bank Limited may agree in its sole discretion), in each case after giving effect to the second Disbursement Date for Term Loans and any assignments of Loan and Commitments by HSH Nordbank AG and Macquarie Bank Limited after the Closing Date; (iii) such new Term Loan Commitments shall be allocated between the Class A Commitments and Class B Commitments in the same proportions as the respective Class A Commitments and Class B Commitments of the Lenders party hereto as of the Closing Date; and (iv) each such new Lender shall concurrently enter into an Assignment and Assumption with each of HSH Nordbank AG and Macquarie Bank Limited agreeing to purchase and assume its Pro Rata Share of the Term Loans advanced on the Initial Disbursement Date and shall pay the purchase price payments thereunder.

            (b) Upon the execution and delivery of the Joinder Agreement(s) in accordance with this Section, (i) a schedule in substantially the form of
Schedule 2.1 attached to the Joinder Agreement(s) that has been properly revised and completed to reflect the new Commitments and Pro Rata Shares shall supersede and replace Schedule 2.1 hereto, and the Commitments and Pro Rata Shares of each Lender shall be as set forth in such revised Schedule 2.1, and (ii) a schedule shall be prepared by the Administrative Agent to reflect the required amortization of Class A Loans based on the new Commitments, which schedule shall be attached to the Joinder Agreement(s), and shall supersede and replace
Schedule 2.5 hereto, and the required amortization of Class A Loans shall be as set forth in such revised Schedule 2.5.

            (c) Notwithstanding Section 6.2(c), if the Borrower determines that it will not be able to satisfy the applicable conditions precedent to the Borrowing of Term Loans to finance the General Aviation Acquisition, the Borrower shall have the right to assign either (x) its rights and obligations under the GAH Purchase Agreement and any related rights or agreements or (y) all property, assets and rights acquired under the GAH Purchase Agreement if such transaction has closed, to an Affiliate of the Investors, which Affiliate shall not be a Subsidiary of the Borrower or a Loan Party.

                           [signature pages to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      NORTH AMERICA CAPITAL HOLDING
                                           COMPANY, as the Borrower

                                      By:  /s/ Richard Lee Livingston
                                         --------------------------------------
                                         Name:  Richard Lee Livingston
                                         Title: Director

                                      By:  /s/ Murray Bleach
                                         --------------------------------------
                                         Name:  Murray Bleach
                                         Title: President and CEO

                                      HSH NORDBANK AG, NEW YORK BRANCH
                                      as Administrative Agent

                                      By:  /s/ Jack Campbell
                                         --------------------------------------
                                         Name:   Jack Campbell
                                         Title:  Senior Vice President, Head of
                                                 Transportation Americas

                                      By:  /s/ Stephanie Pieh
                                         --------------------------------------
                                         Name:  Stephanie Pieh
                                         Title: VP

                                      HSH NORDBANK AG, NEW YORK BRANCH
                                      as Lender

                                      By:  /s/ Jack Campbell
                                         --------------------------------------
                                         Name:  Jack Campbell
                                         Title: Senior Vice President, Head of
                                                Transportation Americas

                                      By:  /s/ Stephanie Pieh
                                         --------------------------------------
                                         Name: Stephanie Pieh
                                         Title: VP

                                                                  Loan Agreement

                                      MACQUARIE BANK LIMITED,
                                      as Lender

                                      By:  /s/ Matthew DiMatting
                                         --------------------------------------
                                         Name:   Matthew DiMatting
                                         Title:  Attorney

                                      By:  /s/ Li-Wen Kang
                                          -------------------------------------
                                          Name:   Li-Wen Kang
                                          Title:  Attorney

                                                                  Loan Agreement

                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION,
                                       as Revolving Loan Lender and Issuing Bank

                                      By:  /s/ Jennifer L. Norris
                                         --------------------------------------
                                         Name:   Jennifer L. Norris
                                         Title:  SVP

                                      By:______________________________________
                                         Name:
                                         Title:

                                                                  Loan Agreement

                                                                      APPENDIX A

                     DEFINITIONS AND RULES OF INTERPRETATION

                           SCHEDULES TO LOAN AGREEMENT

                                                                       Exhibit A
                                                               to Loan Agreement

                       FORM OF TERM LOAN BORROWING REQUEST

HSH Nordbank AG, New York Branch,
as Administrative Agent
590 Madison Avenue
New York, New York 10022
Attention: Stephanie Pieh/Linh Duong
Telephone: (212) 407-6065/6072
Facsimile: (212) 407-6033

      Re: Borrowing Request

      This Borrowing Request is delivered pursuant to Section 2.1(b) of the Loan Agreement dated as of October [__], 2004 (the "Loan Agreement"), among North America Capital Holding Company (the "Borrower"), the Lenders party thereto, and HSH Nordbank AG, New York Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

      The Borrower hereby irrevocably requests a Borrowing of Term Loans as follows:

        1. Requested Date of Borrowing:                                    _______
        2. Aggregate Amount of Requested Borrowing:                       $_______

           Aggregate Amount of Requested Borrowing of Class A Loans:      $_______
           Aggregate Amount of Requested Borrowing of Class B Loans:      $_______
        3. Requested initial Interest Period:                              _______

      The Borrower hereby certifies to the Administrative Agent and each Term Loan Lender that (a) the proceeds of the requested Term Loans will be applied as set forth in Schedule 1 hereto, which uses are permitted by the Loan Agreement,
(b) as of the date of this Borrowing Request, all of the conditions precedent set forth in Section 4.1 or 4.2, as applicable, of the Loan Agreement have been satisfied or waived by the Lenders, and on the date specified in Item 1 above, the Borrower will have satisfied all such conditions precedent to the Term Loans requested hereby, (c) as of the date of this Borrowing Request, each of the representations and warranties of the Borrower set forth in Article V of the Loan Agreement is true and correct to the extent provided therein and each such representation and warranty will be true and correct on and as of the date of the Borrowing requested hereby as if made on and as of such date (except to

                                    Exh. A-1
the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such date), (d) no Default or Event of Default has occurred and is continuing, and (e) since the date of the most recent audited Financial Statements provided to the Administrative Agent, no event or circumstance has occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

      Please wire transfer the proceeds of the Borrowing to the accounts of the following Persons at the financial institutions indicated below.

Amount to be             Person to be Paid                          Name, Address, ABA#,
Transferred               Name of Payee           Account No.           and Attn:
-----------               -------------           -----------           ---------
$_________________       _________________       ______________     ____________________
                                                                    ____________________
                                                                         Attention:

$_________________       _________________       ______________     ____________________
                                                                    ____________________
                                                                         Attention:

Dated:____________

                                      NORTH AMERICA CAPITAL HOLDING
                                      COMPANY,
                                      as Borrower

                                      By:______________________________________
                                      Name:
                                      Title:

                                    Exh. A-2

                                                                     Exhibit B-1
                                                               to Loan Agreement

                    FORM OF REVOLVING LOAN BORROWING REQUEST

Wachovia Bank, National Association
700 North Pearl Street
Suite 1700
Dallas, Texas 75201
Attention: Lisa Thigpen
Telephone: (214) 397-4790
Facsimile: (214) 397-486

      Re: Borrowing Request

      This Borrowing Request is delivered pursuant to Section 2.2(b) of the Loan Agreement dated as of October [__], 2004 (the "Loan Agreement"), among North America Capital Holding Company (the "Borrower"), the Lenders party thereto, HSH Nordbank AG, New York Branch, as Administrative Agent for the Lenders (the "Administrative Agent"), and Wachovia Bank, National Association, as Revolving Loan Lender (the "Revolving Loan Lender") and Issuing Bank. All capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

      The Borrower hereby irrevocably requests a Borrowing of Revolving Loans as follows:

      1. Requested Date of Borrowing:                    ________
      2. Aggregate Amount of Requested Borrowing:        $_______

      The Borrower hereby certifies to the Administrative Agent and the Revolving Lender that (a) the proceeds of the requested Revolving Loans will be applied as set forth in Schedule 1 hereto, which uses are permitted by the Loan Agreement, (b) as of the date of this Borrowing Request, all of the conditions precedent set forth in Section 4.3 of the Loan Agreement have been satisfied or waived by the Revolving Loan Lender, and on the date specified in Item 1 above, the Borrower will have satisfied all such conditions precedent to the Revolving Loans requested hereby, (c) as of the date of this Borrowing Request, each of the representations and warranties of the Borrower set forth in Article V of the Loan Agreement is true and correct to the extent provided therein and each such representation and warranty will be true and correct on and as of the date of the Borrowing requested hereby as if made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such date), (d) no Default or Event of Default or Revolver Event of Default has occurred and is continuing, and (e) since the date of the most recent audited Financial Statements provided to the Administrative Agent, no

                                   Exh. B-1-1
event or circumstance has occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

      Please wire transfer the proceeds of the Borrowing to the accounts of the following Persons at the financial institutions indicated below.

Amount to be             Person to be Paid                          Name, Address, ABA#,
Transferred               Name of Payee           Account No.           and Attn:
-----------               -------------           -----------           ---------
$_________________       _________________       ______________     ____________________
                                                                    ____________________
                                                                         Attention:

$_________________       _________________       ______________     ____________________
                                                                    ____________________
                                                                         Attention:

Dated:____________

                                      NORTH AMERICA CAPITAL HOLDING
                                      COMPANY,
                                      as Borrower

                                      By:______________________________________
                                      Name:
                                      Title:

                                   Exh. B-1-2

                                                                     Exhibit B-2
                                                               to Loan Agreement

                                     FORM OF NOTICE OF REVOLVING LOAN CONVERSION

[Date]

Wachovia Bank, National Association
700 North Pearl Street
Suite 1700
Dallas, Texas 75201
Attention: Lisa Thigpen
Telephone: (214) 397-4790
Facsimile: (214) 397-486

      1. Reference is hereby made to that certain Loan Agreement, dated as of October [__], 2004 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among North America Capital Holding Company, a Delaware corporation (the "Borrower"), the Lenders party thereto from time to time (the "Lenders"), HSH Nordbank AG, New York Branch, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Wachovia Bank, National Association, as Revolving Loan Lender (the "Revolving Loan Lender") and Issuing Bank. Unless otherwise indicated, all terms defined in the Loan Agreement have the same respective meanings when used herein.

      2. Pursuant to Section 2.2(c) of the Loan Agreement, the Borrower hereby irrevocably requests to convert a Revolving Loan Borrowing as follows:

            (a) The Revolving Loan Borrowing to be converted consists of ["Base Rate"]["LIBOR"]Loans in the aggregate principal amount of $__________ which were initially advanced to the Borrower on __________, _____;

            (b) The Revolving Loans in the Revolving Loan Borrowing are to be converted into ["Base Rate"]["LIBOR Revolving"] Loans; and

            (c) The date of the requested conversion is to be __________, ____.

      3. The Borrower hereby certifies to the Revolving Loan Lender, the Administrative Agent and the other Lenders that, on the date of this Notice of Revolving Loan Conversion, and after giving effect to the requested conversion:

            (a) The representations and warranties of the Borrower set forth in
Article V of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                                   Exh. B-2-1

            (b) Since the date of the most recent audited Financial Statements provided to the Administrative Agent, no event or circumstance has occurred which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect;

            (c) No Default or Event of Default or Revolving Event of Default has occurred and is continuing; and

            (d) All of the Loan Documents are in full force and effect.

      IN WITNESS WHEREOF, the Borrower has executed this Notice of Revolving Loan Conversion on the date set forth above.

                                      NORTH AMERICA CAPITAL HOLDING
                                      COMPANY, as Borrower

                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                   Exh. B-2-2

                                                                       Exhibit C
                                                               to Loan Agreement

                                  FORM OF NOTE

$[_____________]                                            [New York, New York]
                                                           _______________, 2004

      FOR VALUE RECEIVED, the undersigned, NORTH AMERICA CAPITAL HOLDING COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [________________________] (the "Lender"), on the dates and in the amounts specified in the Loan Agreement (as hereinafter defined), the principal amount of [_________________] DOLLARS ($___________) or such lesser amount as shall equal the principal amount of all Class [_] Loans made by the Lender pursuant to the Loan Agreement dated as of October [__], 2004 (the "Loan Agreement") among the Borrower, the Lender and certain other banks and financial institutions from time to time parties thereto, and HSH Nordbank AG, New York Branch, as Administrative Agent (the "Administrative Agent"). Capitalized terms used but not defined in this Note have the meanings assigned to them in the Loan Agreement.

      The Borrower promises to pay interest on the unpaid principal amount of each Class [_] Loan from the date such Class [_] Loan is made until such principal amount is paid in full, at such interest rates and on such dates as provided in the Loan Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's office at 590 Madison Avenue, New York, New York 10022-2540, or such other address as the Administrative Agent may from time to time notify the Lender.

      The holder of this Note is authorized to record the date and amount of each Class [_] Loan made by such Lender, the date and amount of each repayment of principal thereof, the amount of unpaid principal with respect thereto, and the length of each Interest Period with respect thereto, on Schedule I annexed hereto and constituting a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error, provided that the failure of the holder of this Note to make such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Loan Agreement in respect of the Class [_] Loans made by the Lender.

      This Note is one of the Notes referred to in the Loan Agreement and is entitled to the benefits thereof. This Note is secured by and entitled to the benefits of the Security Documents.

      This Note may be prepaid or required to be prepaid in whole or in part as provided in the Loan Agreement. Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, as provided in the Loan Agreement.

                                    Exh. C-1

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      NORTH AMERICA CAPITAL HOLDING COMPANY

                                      By:______________________________________
                                      Name:
                                      Title:

                                    Exh. C-2

                                                                     Exhibit D-1
                                                               to Loan Agreement

                      FORM OF LEVERAGE RATIO CERTIFICATION

HSH Nordbank AG, New York Branch, as
Administrative Agent
590 Madison Avenue
New York, NY 10022-2540
Attention: Stephanie Pieh/Linh Duong

      This Certificate (this "Certificate") is delivered pursuant to Section 6.1(a)(iv) of that certain Loan Agreement, dated as of October [___], 2004 (as amended, supplemented, modified or replaced from time to time, the "Loan Agreement"), among North America Capital Holding Company, a Delaware corporation ("Borrower"), the Lenders party thereto from time to time, and HSH Nordbank AG, New York Branch, as the Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

      I hereby certify to the Administrative Agent on behalf of the Borrower as follows:

      1. I am the duly qualified and acting [President][Chief Financial Officer][Treasurer] of the Borrower. I am authorized to execute this Certificate on behalf of the Borrower.

      2. This Certificate is delivered for the fiscal [quarter][year] ended ___________, ____ (the "Test Date") and covers financial results for the twelve-month period ending on the Test Date (the "Test Period").

      3. During the fiscal period covered by this Certificate, I have not become aware of any Default or Event of Default that has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or propose to take (or cause to be taken) the following actions (if none, so state).

            _______________________________________________________________
            _______________________________________________________________
            _______________________________________________________________

                                   Exh. D-1-1

      The following are true and correct computations, to the best of my knowledge, as at _______________, 200___, of the Leverage Ratio for the fiscal quarter most recently ended:

Leverage Ratio [Total Funded Debt as of the Test Date / EBITDA for the Test              ________:1.00
Period] (each as calculated below, in each case in accordance with GAAP)

(a) Total Funded Debt of the Borrower and its Subsidiaries as of the Test Date on a consolidated basis:(1)

      (i) All obligations for borrowed money (including Obligations under the
      Loan Agreement) and all obligations evidenced by notes, bonds, debentures,
      loan agreements or other similar instruments                                       $________

      (ii) All purchase money Indebtedness                                               $________

      (iii)All direct obligations arising under letters of credit, bankers'
      acceptances, bank guaranties, surety bonds and similar instruments
                                                                                         $________

      (iv) All obligations in respect of the deferred purchase price of property or services other than trade accounts payable in the ordinary course of
      business                                                                           $________

      (v) The capitalized amount in respect of Capital Leases                            $________

      (vi) All Guarantees with respect to outstanding Indebtedness of the types specified in the above clauses of Persons other than the Borrower or any
      Subsidiary                                                                         $________

--------
(1) For purposes of calculating the Leverage Ratio as of the last day of fiscal quarter ending December 31, 2004, Total Funded Debt means the then outstanding principal amount of the Term Loans borrowed on the Initial Disbursement Date, and for purposes of calculating the Leverage Ration as of the last day of fiscal quarter ending after December 31, 2004 through and including September 30, 2005, Total Funded Debt means the then outstanding principal amount of the Term Loans.

                                   Exh. D-1-2

      (vii) All Indebtedness of the types referred in the above clauses of any partnership or joint venture to the extent the Borrower or any Subsidiary is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, unless such Indebtedness is
      made non-recourse to the Borrower or such Subsidiary                               $________

equals Total Funded Debt

[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]                                     $________

(b) EBITDA of the Borrower and its Subsidiaries for the Test Period on a consolidated basis:

      (i) Net Income after taxes for the Test Period                                     $________

      (ii) Interest Expense for the Test Period                                          $________

      (iii)Depreciation and amortization for the Test Period                             $________

      (iv) Income tax expense for the Test Period                                        $________

equals EBITDA [(i)+(ii)+(iii)+(iv)]                                                      $________

      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by a duly authorized officer on this _____ day of _________, 2004.

                                      NORTH AMERICA CAPITAL HOLDING COMPANY,
                                      as Borrower

                                      By:_____________________________
                                         Name:
                                         Title:

                                   Exh. D-1-3

                                                                     Exhibit D-2
                                                               to Loan Agreement

                FORM OF DEBT SERVICE COVERAGE RATIO CERTIFICATION

HSH Nordbank AG, New York Branch, as
Administrative Agent
590 Madison Avenue
New York, New York  10022
Attention: Stephanie Pieh/Linh Duong

      This Certificate is delivered pursuant to Section 6.1(a)(v) of the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), dated as of October [__], 2004, among North America Capital Holding Company (the "Borrower"), the Lenders party thereto, and HSH Nordbank AG, New York Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

      I hereby certify to the Administrative Agent on behalf of the Borrower as follows:

      1. I am the duly qualified and acting [President][Chief Financial Officer][Treasurer] of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to execute this Certificate on behalf of the Borrower.

      2. The following are true and correct computations, to the best of my knowledge, as at ______, 200_, of the Debt Service Coverage Ratio for the twelve-month period ending on the last day of the fiscal quarter covered by this Certificate:

            Debt Service Coverage Ratio.

      (i)   Operating Revenues for the 12-month period ending on
            the last day of the applicable fiscal quarter              $________

      (ii)  Operating Costs paid during such 12-month period           $________

      (iii) Item 1 minus Item 2                                        $________

      (iv)  Required Class A Loan Repayment Amounts during the
            12-month period ending on the last day of the
            applicable fiscal quarter (less any permitted
            deferral beyond such period)                               $________

      (v)   Interest and Hedging Obligations during such
            period                                                     $________

      (vi)  Other Mandatory Debt Service during such
            period                                                     $________

                                   Exh. D-2-1

            (including any commitment and agency fees payable by Borrower during such period)

     (vii)  Mandatory Debt Service for such 12-month period (the sum of Items 4, 5 and
            6)                                                                                 $________

     (viii) Debt Service Coverage Ratio (ratio of Item 3 to Item 7)

      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by a duly authorized officer this _____ day of _____________, 200__.

                                      NORTH AMERICA CAPITAL HOLDING COMPANY,
                                      as Borrower

                                      By:_______________________________
                                         Name:
                                         Title:

                                   Exh. D-2-2

                                                                       Exhibit E
                                                               to Loan Agreement

                      TERMS OF PERMITTED SUBORDINATED DEBT

      Permitted Subordinated Debt shall be issued pursuant to, or evidenced by, an instrument containing provisions for the subordination of such Permitted Subordinated Debt to all Obligations, substantially as follows (without limitation as to further, not inconsistent, provisions if so desired).

      All capitalized terms used in this Exhibit E but not defined herein shall have the meanings ascribed to such terms in Appendix A to the Loan Agreement.

SUBORDINATION OF PERMITTED SUBORDINATED DEBT

General.

      Notwithstanding any provision of this agreement to the contrary, the Borrower and the holder of the Permitted Subordinated Debt, for themselves and for all present and future holders of such Permitted Subordinated Debt, hereby covenant and agree that the Permitted Subordinated Debt shall be and are hereby expressly made subordinate and junior in right of payment to the prior payment (in cash or cash equivalents) and performance in full of all Obligations to the extent and in the manner provided below.

Waiver.

      The holder of the Permitted Subordinated Debt (or any instrument evidencing the same) by acceptance hereof waives any and all notice of the creation or accrual of any such Obligations and notice of proof of reliance upon these subordination provisions by any holder of Obligations and hereby assents to any renewal, extension or postponement of the time of payment of Obligations or any other indulgence with respect thereto, to any increase in the amount of Obligations, and to any substitution, exchange or release of collateral therefor; and any such Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon these subordination provisions and all dealings between the Borrower and any holder of Obligations so arising shall be deemed to have been consummated in reliance upon these subordination provisions.

Effects of Certain Defaults in Respect of Obligations.

      If the Borrower or any other Loan Party shall default in the payment of any principal of or interest on or other amount with respect to the Obligations when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or if any other default or event of default with respect to any such Obligations shall have occurred (each of the foregoing a "Default"), and unless and until such Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment by the Borrower from any

                                    Exh. E-1
source whatsoever shall be made on account of the principal of, or premium, if any, or interest on or other amount with respect to, the Permitted Subordinated Debt.

Limitation on Payments and Demand for Payments.

      For so long as any Obligations are outstanding, (i) the Borrower shall not, directly or indirectly, make, or permit any of its Affiliates to make, any payment of principal or interest on account of the Permitted Subordinated Debt, except for payments from amounts that the Borrower would be permitted to pay as a Distribution in accordance with Section 6.2(f) of the Loan Agreement and (ii) without the prior written consent of the Required Lenders, the holder of the Permitted Subordinated Obligations shall not demand, sue for, retain, or accept from the Borrower or any other Person any payment of principal or interest on account of such Permitted Subordinated Debt, except for payments from amounts that the Borrower would be permitted to pay as a Distribution in accordance with
Section 6.2(f) of the Loan Agreement.

Limitation on Acceleration.

      For so long as any Obligations are outstanding, the Permitted Subordinated Debt may not be declared to be due and payable before its stated maturity unless all Obligations have become due and payable, whether automatically or by declaration, before its stated maturity and such declaration has not been rescinded.

Insolvency, Etc.

      (a) In the event of any liquidation, reorganization, dissolution, winding up or composition or readjustment of the Borrower or its respective interests (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon a general assignment for the benefit of the Borrower's creditors or any other marshalling of the assets and liabilities of the Borrower, or otherwise), all Obligations (including any claim for interest thereon accruing at the contract rate after the commencement of any such proceedings and any claim for additional interest that would have accrued thereon but for the commencement of such proceedings, whether or not, in either case, such claim shall be enforceable in such proceedings) shall first be paid in full in cash or cash equivalents before any direct or indirect payment or distribution, whether in cash or cash equivalents, securities or other property, is made in respect of the Permitted Subordinated Debt, and any cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Permitted Subordinated Debt directly or indirectly by the Borrower from any source whatsoever shall be paid or delivered directly to the holders of Obligations until all Obligations (including claims for interest and additional interest as aforesaid) shall have been paid in full in cash or cash equivalents; provided that the holders of the Permitted Subordinated Debt may receive and retain (x) shares of equity securities of the Borrower and (y) debt securities of the Borrower, the payment of which is subordinated to the full and final payment of all Obligations on the same basis as the Permitted Subordinated Debt.

      (b) The holder of Permitted Subordinated Debt shall not commence or join with any other creditor or creditors of the Borrower in commencing any bankruptcy, insolvency,

                                    Exh. E-2
reorganization, liquidation or receivership proceedings against the Borrower. At any general meeting of creditors of the Borrower in the event of any liquidation, reorganization, dissolution, winding up or composition or readjustment of the Borrower or its interests (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon a general assignment for the benefit of the Borrower's creditors or any other marshalling of the assets and liabilities of the Borrower, or otherwise), if all Obligations have not been paid in full at such time, the Required Lenders (or any authorized agent thereof) are hereby irrevocably authorized at any such meeting or in any such proceeding:

            (1) to enforce claims comprising Permitted Subordinated Debt in the name of the holder of such Permitted Subordinated Debt, by proof of debt, proof of claim, suit or otherwise; and

            (2) to collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or such securities issued, on account of Permitted Subordinated Debt, and apply the same, or the proceeds of any realization upon the same that the Required Lenders in their discretion elects to effect, to the Obligations until all Obligations shall have been paid in full.

      (c) The Borrower and holder of the Permitted Subordinated Debt each hereby
(i) irrevocably authorizes and empowers the Required Lenders, under the circumstances set forth in the above paragraph, to demand, sue for, collect and receive every such payment or distribution referred to in such paragraph (b) and give acquittance therefor, and execute, verify, deliver and file any claims or proofs of claim (to the extent not properly filed by the holder of the Permitted Subordinated Debt within two weeks prior to the due date for any such filing), assignments or other instruments which any holder of the Obligations may at any time reasonably require in order to provide and realize upon any rights or claims pertaining to the Permitted Subordinated Debt in any statutory or non-statutory proceeding in accordance with these subordination provisions, and take such other actions, on behalf of the holders of the Obligations or otherwise, as the Required Lenders may deem necessary or advisable for the enforcement of the subordination provisions hereto and (ii) appoints any Person designated for such purpose by the Required Lenders as its attorney-in-fact for all such purposes.

Turnover of Payments.

      If (i) any payment or distribution shall be collected or received by the holder of the Permitted Subordinated Debt in contravention of the terms hereto and prior to the payment in full in cash or cash equivalents of all Obligations at the time outstanding and (ii) any holder of such Obligations (or any authorized agent thereof) shall have notified the holder of the Permitted Subordinated Debt of the facts by reason of which such collection or receipt so contravenes the subordination provisions hereto, the holder of the Permitted Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Obligations in full in cash or cash equivalents, to the Collateral Agent, for the benefit of the holders of the Obligations, in the form received, and until so delivered, the same shall be held by the holder of the Permitted Subordinated Debt in trust for the holders of the Obligations and shall not be commingled with other funds or property of the holder of the Permitted Subordinated Debt.

                                    Exh. E-3

No Prejudice or Impairment.

      No present or future holder of any Obligations shall be prejudiced in the right to enforce subordination of the Permitted Subordinated Debt by any act or failure to act on the part of the Borrower. Nothing contained herein shall impair, as between the Borrower and the holder of the Permitted Subordinated Debt, the obligation of the Borrower to pay to the holder hereof the principal hereof and premium, if any, and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or, except as provided herein, prevent the holder of the Permitted Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or thereunder upon the happening of an event of default in respect of the Permitted Subordinated Debt, all subject to the rights of the holders of Obligations as provided in this section to receive cash, securities or other property otherwise payable or deliverable to the holder of the Permitted Subordinated Debt directly or indirectly by the Borrower from any source whatsoever.

Payment of Obligations, Subrogation, Etc.

      Upon the payment in full in cash or cash equivalents of all Obligations, the holder of the Permitted Subordinated Debt shall be subrogated to all rights of the holders of such Obligations to receive any further payments or distributions applicable to Obligations until the Permitted Subordinated Debt shall have been paid in full in cash or cash equivalents, and, for the purposes of such subrogation, no payment or distribution received by the holders of Obligations of cash, securities, or other property to which the holder of the Permitted Subordinated Debt would have been entitled except for this Section shall, as between the Borrower and its creditors other than the holders of Obligations, on the one hand, and the holder of the Permitted Subordinated Debt, on the other hand, be deemed to be a payment or distribution by the Borrower on account of Obligations.

No Assignment.

      The holder of the Permitted Subordinated Debt may not assign all or a portion of such Permitted Subordinated Debt without the prior written consent of the Required Lenders and only upon the execution and delivery to the Required Lenders of an agreement by such assignee to be bound by the subordination terms hereto, in form and substance satisfactory to the Required Lenders.

Miscellaneous.

      (a) The foregoing subordination provisions are for the benefit of the holders of the Obligations and, so long as any Obligations are outstanding, may not be rescinded, cancelled or modified adversely to the interests of the holders of the Obligations without the prior written consent thereto of the Required Lenders.

      (b) The Borrower and the holder of the Permitted Subordinated Debt shall execute and deliver to the Required Lenders such further instruments and shall take such further action as the

                                    Exh. E-4

Required Lenders may from time to time reasonably request or deem advisable to carry out the provisions and intent of the foregoing subordination provisions.

      (c) Permitted Subordinated Debt may not be incurred by any Loan Party other than the Borrower.

                                    Exh. E-5

                                                                       Exhibit F
                                                               to Loan Agreement

                            Form of Control Agreement

                                CONTROL AGREEMENT

      This Control Agreement, dated as of [________], 200[__] (this "Agreement"), among NORTH AMERICA CAPITAL HOLDING COMPANY (the "Borrower"), THE BANK OF NEW YORK, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Parties (as defined in the Loan Agreement referred to below), and [BANK], in its capacity as a "bank" as defined in Section 9-102 of Article 9 of the UCC (in such capacity, the "Operating Account Bank"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement dated as of October [__], 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the Lenders party thereto, and HSH Nordbank AG, New York Branch, as Administrative Agent (the "Administrative Agent"). All references herein to the "UCC" means the Uniform Commercial Code as in effect from time to time in the State of [____________].

      WHEREAS, pursuant to that certain Security Agreement, dated as of October [__], 2004, between the Borrower and the Collateral Agent (the "Security Agreement"), the Borrower has granted a security interest in substantially all of its assets.

      NOW THEREFORE, the parties hereto hereby agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

      Section 2. Maintenance of Account. The Operating Account Bank hereby confirms and agrees that it has established and shall maintain in the name of the Borrower account number [_________] (the "Account"), and the Operating Account Bank shall not change the name or account number of the Account without the prior written consent of the Collateral Agent.

      Section 3. Control of the Account. If at any time the Operating Account Bank shall receive any instructions originated by the Collateral Agent directing the disposition of funds in the Account, the Operating Account Bank shall comply with such instructions without further consent by the Borrower or any other person. The Operating Account Bank hereby acknowledges that it has received notice of the security interest of the Collateral Agent in the Account and hereby acknowledges and consents to such lien.

      Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Operating Account Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Account or any funds credited thereto, the Operating Account Bank hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. Money and other items credited to the Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the

                                    Exh. F-1

Collateral Agent (except that the Operating Account Bank may set off (i) all amounts due to the Operating Account Bank in respect of customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks which have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds).

      Section 5. Choice of Law. This Agreement shall be governed by the laws of the State of [_________]. Regardless of any provision in any other agreement, for purposes of the UCC and Article 9 of the UCC as adopted in the State of [________] shall be deemed to be the Operating Account Bank's jurisdiction (within the meaning of Section 9-304 of Article 9 of the UCC).

      Section 6. Conflict with Other Agreements.

      (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

      (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

      (c) The Operating Account Bank hereby confirms and agrees that it has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of Article 9 of the UCC.

      Section 7. Adverse Claims. The Operating Account Bank does not know of any liens, claims or encumbrances relating to the Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account, the Operating Account Bank will promptly notify the Collateral Agent and the Borrower thereof.

      Section 8. Maintenance of Account. In addition to, and not in lieu of the obligation of the Operating Account Bank to honor instructions as set forth in
Section 2 hereof, the Operating Account Bank agrees to maintain the Account as follows:

      (a) Statements and Confirmations. The Operating Account Bank will promptly send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of the Borrower and the Administrative Agent at their addresses set forth in Section 9.

      (b) Tax Reporting. All interest, if any, relating to the Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Borrower.

      (c) Withdrawal of Funds. If the Operating Account Bank (x) receives a withdrawal request from the Borrower and (y) has not theretofore received a notice from the Collateral

                                    Exh. F-2

Agent (pursuant to Section 2 or otherwise) prohibiting withdrawals, then the Operating Account Bank shall not be liable to the Collateral Agent for funding the Borrower's withdrawal, it being acknowledged and agreed that the Collateral Agent shall look solely to the Borrower in this regard.

      Section 9. Indemnification of Operating Account Bank. The Borrower hereby agrees that (i) the Operating Account Bank is released from any and all liabilities to the Borrower arising from the terms of this Agreement and the compliance of the Operating Account Bank with the terms hereof, except to the extent that such liabilities arise from the Operating Account Bank's negligence, and (ii) the Borrower, its successors and assigns shall at all times indemnify the Operating Account Bank from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Operating Account Bank with the terms hereof, except to the extent that such arises from the Operating Account Bank's negligence.

      Section 10. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement the prior written consent of the Collateral Agent.

      Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy and electronic confirmation of error-free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

            Administrative Agent:     HSH Nordbank AG, New York Branch
                                      590 Madison Avenue
                                      New York, NY 10022-2540
                                      Attention: Stephanie Pieh, Linh Duong
                                      Telephone: (212) 407-6065/6072
                                      Facsimile: (212) 407-6033

            Borrower:                 North America Capital Holding Company
                                      c/o Executive Air Support, Inc.
                                      6504 International Parkway
                                      Suite 1100
                                      Plano, Texas 75093
                                      Attention: Chris C. Dierks, Director of
                                      Finance
                                      Telephone: (972) 447-4205
                                      Facsimile: (972) 447-4229

                                    Exh. F-3
                                      with copies to:

                                      North America Capital Holding Company
                                      c/o Macquarie Infrastructure Assets Inc.
                                      600 Fifth Avenue
                                      21st Floor
                                      New York, New York 10020
                                      Attention: David Mitchell
                                      Telephone: (212) 548-2753
                                      Facsimile: (212) 581-8037

                                      and

                                      Shaw Pittman LLP
                                      1650 Tysons Boulevard
                                      McLean, Virginia 22102
                                      Attention: Craig E. Chason, Esq.
                                      Telephone: (703) 770-7947
                                      Facsimile: (703) 770-7901

            Collateral Agent:         The Bank of New York,
                                      as Collateral Agent
                                      101 Barclay Street, 8th Floor West
                                      New York, New York 10286
                                      Attention: Corporate Trust Administration
                                      Facsimile: (212) 815-5704/5707

            Any party may change its address for notices in the manner set forth above.

      Section 12. Termination. The obligations of the Operating Account Bank to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Operating Account Bank of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A attached hereto to the Operating Account Bank upon the request of the Borrower on or after the termination of the Collateral Agent's security interest in the Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Account or alter the obligations of the Operating Account Bank to the Borrower pursuant to any other agreement with respect to the Account.

      Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                            [signature page follows]

                                         Exh. F-4

      IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                      NORTH AMERICA CAPITAL HOLDING COMPANY,
                                      as Borrower

                                      By:______________________________________
                                         Name:
                                         Title:

                                      By:______________________________________
                                         Name:
                                         Title:

                                      THE BANK OF NEW YORK,
                                      as Collateral Agent

                                      By:______________________________________
                                         Name:
                                         Title:

                                      [OPERATING ACCOUNT BANK],
                                      as Operating Account Bank

                                             By:_______________________________
                                                Name:
                                                Title:

                                    Exh. F-5

                                                  Exhibit A to Control Agreement

                        [Letterhead of Collateral Agent]

                                     [Date]

[Name and Address of Operating Account Bank]

Attention:

      Re: Termination of Control Agreement

      You are hereby notified that the Control Agreement dated as of [_______], 200[_] among [_______] (the "Borrower"), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number[s] [__________] from the Borrower. This notice terminates any obligations you may have to the undersigned with respect to such accounts, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Borrower pursuant to any other agreement.

      You are instructed to deliver a copy of this notice by facsimile transmission to the Borrower.

                                              Very truly yours,

                                              THE BANK OF NEW YORK,
                                              as Collateral Agent

                                              By:______________________________
                                              Name:
                                              Title:

                                    Exh. F-6

                                                                       Exhibit G
                                                               to Loan Agreement

                        FORM OF ASSIGNMENT AND ASSUMPTION

      Reference is made to the Loan Agreement dated as of October [___], 2004 (as amended and in effect on the date hereof, the "Loan Agreement") among North America Capital Holding Company, the Lenders named therein, and HSH Nordbank AG, as Administrative Agent for the Lenders. Terms defined in the Loan Agreement are used herein with the same meanings.

1. Assignment and Assumption. For an agreed consideration, ________ (the "Assignor") hereby irrevocably sells and assigns to the Assignee, and ________ (the "Assignee") hereby irrevocably purchases and assumes from the Assignor, as of the Effective Date set forth in Annex 1 hereto, all of the Assignor's rights and obligations under the Loan Agreement and any other documents or instruments delivered pursuant thereto, to the extent related to the amount and percentage interest identified in Annex 1, of all of such outstanding rights and obligations of the Assignor under the respective facilities identified in Annex 1 (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

2. Representations and Warranties.

      2.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      2.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of

                                    Exh. G-1
which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation, including tax forms, required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                      ASSIGNOR
                                      [NAME OF ASSIGNOR]

                                      By:______________________________
                                         Title:

                                      ASSIGNEE
                                      [NAME OF ASSIGNEE]

                                      By:______________________________
                                         Title:

                                    Exh. G-2

[Consented to and](2) Accepted:

HSH NORDBANK AG, NEW YORK BRANCH, as
  Administrative Agent

By_________________________________
  Title:

[Consented to:](3)
NORTH AMERICA CAPITAL HOLDING COMPANY

By________________________________
  Title:

----------
(2) To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

(3) To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

                                    Exh. G-3

                                                                         ANNEX 1

1. Date of Assignment:

2. Legal Name of Assignor:

3. Legal Name of Assignee:

4. Effective Date:

6. Assigned Interest:

                                      Aggregate Amount of      Amount of        Percentage Assigned
                                        Commitment/Loans    Commitment/Loans            of
       [Facility Assigned]              for all Lenders        Assigned           Commitment/Loans
       -------------------              ---------------        --------           ----------------
Class A Commitment /Class A Loans            $_________            $                   %
Class B Commitment /Class B Loans            $_________            $                   %
                                             $_________            $                   %

                                    Exh. G-4

                                                                       Exhibit H
                                                               to Loan Agreement

                            FORM OF JOINDER AGREEMENT

      This JOINDER AGREEMENT (this "Agreement") dated as of __________, 2004, is made by and among [__________] (the "New Lender"), North America Capital Holding Company (the "Borrower"), HSH Nordbank AG, New York Branch and Macquarie Bank, Limited, as the Lenders (the "Existing Lenders"), and HSH Nordbank AG, New York Branch, in its capacity as Administrative Agent (the "Administrative Agent") and as Lead Arranger. All capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

      WHEREAS, the Borrower, the Administrative Agent and the Existing Lenders have entered into a Loan Agreement, dated as of October [__], 2004 (the "Loan Agreement"), pursuant to which the Lenders have extended Term Loans to the Borrower in an aggregate principal amount equal to $130,000,000; and.

      WHEREAS, the New Lender, having received and reviewed a copy of the Loan Agreement, desires to execute this Joinder Agreement to become a Term Loan Lender in accordance with the requirements of Section 10.17 of the Loan Agreement

      NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Lender hereby agrees as follows:

      1. Agreement to be Bound. In accordance with Section 10.17 of the Loan Agreement, the New Lender, by executing and delivering this Agreement, and on and as of the date hereof, hereby agrees to become a Term Loan Lender under the Loan Agreement with the same force and effect as if originally named as a Term Loan Lender thereunder, and agrees to be bound by all of the terms and conditions of the Loan Agreement. Each reference to a "Term Loan Lender" or a "Lender" in the Loan Agreement shall be deemed for all purposes to include the New Lender.

      2. Commitments. The New Lender hereby agrees that its Term Loan Commitments shall be as set forth in Schedule 2.1 attached hereto.

      3. Assignment and Assumption of Term Loans. The New Lender hereby agrees to enter into Assignment and Assumption agreements with each of the Existing Lenders concurrently herewith, pursuant to which the New Lender shall purchase and assume its Pro Rata Share of the Term Loans advanced on the Initial Disbursement Date and pay the purchase price payments thereunder.

      4. Replacement Schedules.

                                    Exh. H-1

            (a) Schedule 2.1 attached hereto shall supersede and replace
      Schedule 2.1 attached to the Loan Agreement, and the Commitments and Pro Rata Shares of each Lender shall be as set forth in such revised Schedule
      2.1. For the avoidance of doubt, the parties acknowledge that the Term Loan Commitments as set forth in such Schedule do not reflect any reduction for the Term Loans extended on the Initial Disbursement Date.

            (b) Schedule 2.5 attached hereto shall supersede and replace
      Schedule 2.5 attached to the Loan Agreement, and the required amortization of Class A Loan shall be as set forth in such revised Schedule 2.5.

      5. Representations and Warranties. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Term Loan Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender and the Issuing Bank on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Lead Arranger or any other Lender, and
(v) attached hereto is any documentation (including tax forms) delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Term Loan Lender.

      8. Full Force and Effect. Except as expressly supplemented hereby, the Loan Agreement shall remain in full force and effect.

      9. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      [__________________], as the New Lender

                                      By:______________________________________

                                    Exh. H-2

                                          Name:
                                          Title:

                                      By:______________________________________
                                          Name:
                                          Title:

                                      NORTH AMERICA CAPITAL HOLDING
                                           COMPANY, as the Borrower

                                      By:______________________________________
                                          Name:
                                          Title:

                                      By:______________________________________
                                          Name:
                                          Title:

                                    Exh. H-3

                                      HSH NORDBANK AG, NEW YORK BRANCH
                                      as Lender and as the Administrative Agent and Lead Arranger

                                      By:______________________________________
                                          Name:
                                          Title:

                                      By:______________________________________
                                          Name:
                                          Title:

                                      MACQUARIE BANK, LIMITED,
                                        as Lender

                                      By:______________________________________
                                          Name:
                                          Title:

                                      By:______________________________________
                                          Name:
                                          Title:

                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION,
                                       as Revolving Loan Lender and Issuing Bank

                                      By:______________________________________
                                          Name:
                                          Title:

                                      By:______________________________________
                                          Name:
                                          Title:

                                    Exh. H-4

                                                                    Schedule 2.1

                         COMMITMENTS AND PRO RATA SHARES

                                                                                               REVOLVING
                                                                                  REVOLVING    LOAN PRO
                                             CLASS A                     CLASS B     LOAN         RATA
                               CLASS A      PRO RATA      CLASS B       PRO RATA  COMMITMENT,   SHARE,IF        TOTAL
            LENDER            COMMITMENT      SHARE     COMMITMENT       SHARE      IF ANY        ANY         COMMITMENTS
            ------            ----------      -----     ----------       -----      ------     ---------    -------------
HSH Nordbank AG, New York    $12,438,272     40.12%      $ 52,561,728    40.12%    $        0       0%       $ 65,000,000
Bank

[New Lender(s)]*            [$10,907,407]   [35.19%]    [$ 46,092,593]  [35.19%]   $        0       0%       $ 57,000,000

Macquarie Bank Limited       $ 7,654,321     24.69%      $ 32,345,679    24.69%    $        0       0%       $ 40,000,000

Wachovia Bank, National      $         0         0%      $          0        0%    $3,000,000     100%       $  3,000,000
Association
                             -----------     -----       ------------    -----     ----------     ---        ------------
Total                        $31,000,000]      100%      $131,000,000      100%    $3,000,000     100%       $165,000,000
                             ===========     =====       ============    =====     ==========     ===        ============

*NOTE: TERM LOAN COMMITMENTS ARE SUBJECT TO ADJUSTMENT IF THE NEW LENDER'S TERM LOAN COMMITMENTS IN ACCORDANCE WITH SECTION 4.2(b)(i) OF THE LOAN AGREEMENT ARE NOT EQUAL TO $57,000,000. THE NEW LENDER COMMITMENTS AND PRO RATA SHARES SET FORTH ABOVE CONTEMPLATE ONE NEW LENDER AND MUST BE ADJUSTED IF THERE IS MORE THAN ONE NEW LENDER.

                                    Exh. H-5

                                                                    Schedule 2.5

                     REQUIRED AMORTIZATION OF CLASS A LOANS*


                                                                  SCHEDULED
                                        REPAYMENT                 CUMULATIVE
                                         AMOUNT                   REPAYMENT
  REPAYMENT DATE                           $US                       $US
  --------------                           ---                       ---
 December 31, 2007                       $1,491,875                $ 1,491,875
  March 31, 2008                         $1,491,875                $ 2,983,750
   June 30, 2008                         $1,491,875                $ 4,475,625
September 30, 2008                       $1,491,875                $ 5,967,500
 December 31, 2008                       $1,801,875                $ 7,769,375
  March 31, 2009                         $1,801,875                $ 9,571,250
   June 30, 2009                         $1,801,875                $11,373,125
September 30, 2009                       $1,801,875                $13,175,000
 December 31, 2009                       $2,150,625                $15,325,625
  March 31, 2010                         $2,150,625                $17,476,250
   June 30, 2010                         $2,150,625                $19,626,875
September 30, 2010                       $2,150,625                $21,777,500
 December 31, 2010                       $2,305,625                $24,083,125
  March 31, 2011                         $2,305,625                $26,388,750
   June 30, 2011                         $2,305,625                $28,694,375
September 30, 2011                       $2,305,625                $31,000,000

*NOTE: THE REQUIRED AMORTIZATION OF CLASS A LOANS IS SUBJECT TO REVISION BY THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH SECTION 10.17(b) OF THE LOAN AGREEMENT.

                                    Exh. H-6

                                   APPENDIX A

                     DEFINITIONS AND RULES OF INTERPRETATION

DEFINED TERMS

      "Accelerated Class A Loan Amortization Amount" means, as of any Repayment Date, the amount, if a positive number, equal to (a) the sum of all amounts applied or to be applied to the repayment of Class A Loans on or prior to such Repayment Date as a result of the payment of the Required Class A Loan Repayment Amount and the mandatory prepayment of Class A Loans in accordance with Section 2.8(c)(v) of the Loan Agreement, minus (b) the amount set forth opposite such Repayment Date in Schedule 2.5 attached to the Loan Agreement under the column entitled "Scheduled Cumulative Repayment".

      "Accounts" means, collectively, (1) the Debt Service Reserve Account, (2) the Special Reserve Account, (3) the Loss Proceeds Account and (4) the Distribution Account.

      "Acquisitions" means the Executive Air Acquisition and the General Aviation Acquisition.

      "Acquisition Documents" means the Executive Air Stock Purchase Agreement, the GAH Purchase Agreement, and each of the documents delivered or to be delivered by the parties thereto under the Executive Air Stock Purchase Agreement and the GAH Purchase Agreement at their respective closings.

      "Actual Knowledge" means, (i) as used in Sections 4.1 and 4.2 of the Loan Agreement, the earlier of actual knowledge of, or receipt of written notice by, any Responsible Officer of the Borrower, and (ii) as used in any other section of the Loan Agreement or any other Loan Document, with respect to any Person, the earlier of actual knowledge of, or receipt of written notice by, any Responsible Officer of such Person or, with respect to the operations of, or any other matters relating to, an FBO operated by a Borrower Subsidiary, the General Manager of such FBO.

      "Administrative Agent" means HSH Nordbank AG, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor administrative agent appointed pursuant to the terms of the Loan Agreement.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" of a particular Person means, at any time, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or other Person, or 10% or more of any partnership or other ownership interests of any other Person. For purposes of this definition, "control" when used with respect to any particular Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise, and the terms "controlling" "controlled by" and "under common control with" have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Administrative Agent or the Collateral Agent be considered to be an Affiliate of any Person solely because any Transaction Document contemplates that any of them may request or act at the instruction of any such Person or such Person's Affiliate.

      "Airport Authority" means any governmental or airport authority party to an FBO Lease.

      "Applicable Cash Sweep Percentage" means, as of each Cash Sweep Date, the following percentage of Excess Cash Flow as of the end of the fiscal quarter of the Borrower ending on such Cash Sweep Date:

            (a) For each Cash Sweep Date occurring on or after December 31, 2005 and on or before September 30, 2006:

                  (i) if the Debt Service Coverage Ratio as of the end of the fiscal quarter of the Borrower ending on such Cash Sweep Date is 1.30 to
      1.00 or lower, 100%;

                  (ii) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is 1.50 to 1.00 or lower and subclause (i) of this clause
      (a) does not apply, 75%;

                  (iii) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is 1.70 to 1.00 or lower and neither subclause (i) nor subclause (ii) of this clause (a) applies, 50%; and

                  (iv) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is greater than 1.70 to 1.00, 0%.

            (b) For each Cash Sweep Date occurring on or after December 31, 2006 and on or before September 30, 2007:

                  (i) if the Debt Service Coverage Ratio as of the end of the fiscal quarter of the Borrower ending on such Cash Sweep Date is 1.30 to
      1.00 or lower, 100%;

                  (ii) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is 1.50 to 1.00 or lower and subclause (i) of this clause
      (b) does not apply, 75%;

                  (iii) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is 1.80 to 1.00 or lower and neither subclause (i) nor subclause (ii) of this clause (b) applies, 50%; and

                  (iv) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is greater than 1.80 to 1.00, 0%.

            (c) For each Cash Sweep Date occurring on or after December 31, 2007 and on or before September 30, 2009:

                  (i) if the Debt Service Coverage Ratio as of the end of the fiscal quarter of the Borrower ending on such Cash Sweep Date is 1.30 to
      1.00 or lower, 100%;

                  (ii) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is 1.40 to 1.00 or lower and clause (i) does not apply, 75%;

                  (iii) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is 1.50 to 1.00 or lower and neither clause (i) nor clause
      (ii) applies, 50%; and

                  (iv) if the Debt Service Coverage Ratio as of the end of such fiscal quarter is greater than 1.50 to 1.00, 0%.

            (d) For each Cash Sweep Date occurring on or after December 31, 2009, 100%.

      "Applicable Margin" means, for each day, the following rates per annum:

            (a) for any Class A Loan, 2.25%;

            (b) for any Class B Loan, 3.00%;

            (c) for any LIBOR Revolving Loan, 2.35%; and

            (d) for any Base Rate Revolving Loan, 0%.

      "Applicable Percentage" means, at any time, an amount expressed as a percentage equal to a Financing Party's Outstanding Exposure divided by the aggregate then Outstanding Exposure of all Financing Parties.

      "Assignment and Assumption" means an Assignment and Assumption in the form of Exhibit G or any other form approved by the Administrative Agent.

      "Available Class A Commitment" means, as to any Class A Lender, at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's aggregate Class A Commitment, minus (b) the aggregate principal amount of all Class A Loans made by such Lender prior to such time, minus (c) any portion of the Class A Commitment of such Lender terminated pursuant to Section 2.7 of the Loan Agreement.

      "Available Class B Commitment" means, as to any Class B Lender, at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's aggregate Class B Commitment, minus (b) the aggregate principal amount of all Class B Loans made by such Lender prior to such time, minus (c) any portion of the Class B Commitment of such Lender terminated pursuant to Section 2.7 of the Loan Agreement.

      "Available Commitment" means, as to a Lender, at any time, an amount equal to its Available Class A Commitment, Available Class B Commitment and/or Available Revolving Loan Commitment.

      "Available Revolving Loan Commitment" means, at any time, an amount equal to the excess, if any, of (a) the amount of the Revolving Loan Lender's Revolving Loan Commitment, minus (b) the aggregate principal amount of all Revolving Loans made by the Revolving Loan Lender prior to such time, minus (c) the aggregate outstanding Letter of Credit Usage, minus (c) any portion of the Revolving Loan Commitment terminated pursuant to Section 2.7 of the Loan Agreement.

      "Available Term Loan Commitment" means, as to any Term Loan Lender, at any time, an amount equal to such Term Loan Lender's Available Class A Commitment and Available Class B Commitment.

      "Bankruptcy Proceeding" means (a) any voluntary or involuntary case or proceeding under title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute, (b) any other voluntary or involuntary insolvency, reorganization, bankruptcy, receivership, liquidation, reorganization, moratorium or other similar case or proceeding, (c) any liquidation, dissolution, or winding up of the Borrower, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower.

      "Base Case Projections" means the final financial projections for the Borrower and its Subsidiaries as set forth in the computer model prepared by the Borrower and delivered to the Administrative Agent immediately prior to the Closing Date

      "Base Rate" means, for any day, a rate per annum equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate in effect on such day plus -1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

      "Base Rate Loan" means any Loan with respect to which the applicable rate of interest is based upon the Base Rate.

      "Base Rate Revolving Loans" means, at any time, a Revolving Loan bearing interest as provided in Section 2.3(a) of the Loan Agreement.

      "Borrower" has the meaning specified in the preamble to the Loan
Agreement.

      "Borrowing" means a borrowing consisting of Term Loans or Revolving Loans made by the applicable Lenders pursuant to the Loan Agreement.

      "Borrowing Base" means, at any time, (a) 80% of Receivables; and (b) 50% of Inventory.

      "Borrowing Request" means a Term Loan Borrowing Request or a Revolving Loan Borrowing Request.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas, are authorized or required by law to remain closed; provided that, when used in connection with a Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "California FBO Companies" means Newport FBO Two LLC, a Delaware limited liability company, and Palm Springs FBO Two LLC, a Delaware limited liability company.

      "Capital Lease" means any lease which in accordance with GAAP is required to be capitalized on the balance sheet of the Borrower, and the amount of these obligations shall be the amount so capitalized.

      "Cash Available for Distribution" means, as of the last day of each fiscal quarter of the Borrower, (a) Excess Cash Flow as of such date less (b) commencing with the initial Cash Sweep Date, the Applicable Cash Sweep Percentage of such Excess Cash Flow.

      "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Revolving Loan Lender, as collateral for the Obligations, cash or deposit account balances in an amount equal to the L/C Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Revolving Loan Lender). Derivatives of such term shall have a corresponding meaning.

      "Cash Equivalents" means:

            (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

            (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Services or P-1 (or its equivalent) by Moody's Investors Service, Inc.;

            (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Services or P-1 (or its equivalent) by Moody's Investors Service, Inc.; and

            (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a

Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Services or P-1 (or its equivalent) by Moody's Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

      "Cash Sweep Date" means the last day of each fiscal quarter of the Borrower, commencing with December 31, 2005.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of the Loan Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of the Loan Agreement or (c) compliance by any Lender (or, for purposes of Section 3.4(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Loan Agreement.

      "Change of Control" means the occurrence of any of the following: (a) any reorganization, merger or consolidation of the Borrower with one or more Persons where the Borrower is not the surviving corporation; or (b) the Investors or any of their Affiliates shall fail to own, directly or indirectly, the lesser of (i) at least 51% of the Equity Securities of the Borrower and (ii) such number of Equity Securities of the Borrower as is necessary to elect a majority of the board of directors (or other governing board) of the Borrower.

      "Class A Commitment" means, with respect to each Class A Lender, the commitment of such Lender to make Class A Loans to the Borrower pursuant to
Section 2.1 of the Loan Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 attached to the Loan Agreement under the heading "Class A Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the Loan Agreement; provided that upon the execution and delivery of a Joinder Agreement(s) in accordance with Section 10.17 of the Loan Agreement, the Class A Commitment of each Lender party to the Loan Agreement at such time shall be as set forth in the revised Schedule 2.1 attached to the Joinder Agreement.

      "Class A Lender" means each Lender that has a Class A Commitment or that holds a Class A Loan.

      "Class A Loan" has the meaning specified in Section 2.1(a) of the Loan Agreement.

      "Class B Commitment" means, with respect to each Class B Lender, the commitment of such Lender to make Class B Loans to the Borrower pursuant to
Section 2.1 of the Loan Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 attached to the Loan Agreement under the heading "Class B Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the Loan Agreement; provided that upon the execution and delivery of a Joinder Agreement(s) in accordance with Section 10.17 of the Loan Agreement, the Class B Commitment of each Lender party to the Loan Agreement at such time shall be as set forth in the revised Schedule 2.1 attached to the Joinder Agreement.

      "Class B Lender" means each Lender that has a Class B Commitment or that holds a Class B Loan.

      "Class B Loan" has the meaning specified in Section 2.1(a) of the Loan Agreement.

      "Closing Date" means the date of signing of the Loan Agreement.

      "Collateral" means all Property of the Loan Parties now owned or hereafter acquired, except for those assets that, in the Administrative Agent's reasonable opinion, have a value that is insignificant in relation to the cost of perfection, or for which any required consent from an Airport Authority cannot be obtained after reasonable efforts by the Borrower.

      "Collateral Agency Agreement" means the Collateral Agency and Account Agreement, dated as of the Closing Date, among the Borrower, the Administrative Agent and the Collateral Agent.

      "Collateral Agent" means The Bank of New York, a New York banking corporation, in its capacity as collateral agent under the Collateral Agency Agreement, or any Person appointed to replace such Person with the authority to exercise and perform the rights and duties of the Collateral Agent under the Security Documents.

      "Commitment" means, with respect to (i) any Term Loan Lender, the Class A Commitment and the Class B Commitment of such Term Loan Lender, and (ii) the Revolving Loan Lender, the Revolving Loan Commitment.

      "Commitment Period" means, (i) with respect to the Term Loan Commitments, the Term Loan Commitment Period; and (ii) with respect to the Revolving Loan Commitment, the Revolving Loan Commitment Period.

      "Concentration Account" means the concentration account referred to on
Schedule 5.26 to the Loan Agreement.

      "Contractual Obligation" of any Person means, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its Property is bound.

      "Debt Service Coverage Ratio" means, as of the end of each fiscal quarter of the Borrower commencing with the first full fiscal quarter ending after the Initial Disbursement Date, the ratio of (a) Net Cash Flow for the twelve month period ending on the last day of such fiscal quarter to (b) Mandatory Debt Service for such period (or such other sum for the calculation of Mandatory Debt Service as may be applicable pursuant to the proviso to the definition of Mandatory Debt Service).

      "Debt Service Reserve Account" means the "Debt Service Reserve Account" established and created in the name of the Collateral Agent pursuant to Section
5.01 of the Collateral Agency Agreement.

      "Debt Service Reserve Required Balance" means, as of the end of each fiscal quarter of the Borrower, an amount equal to Mandatory Debt Service projected to become due during the next succeeding six (6) months, as calculated by the Administrative Agent.

      "Default" means any event or occurrence, which, with the passage of time or the giving of notice or both, would become an Event of Default.

      "Disbursement Date" means the Initial Disbursement Date or the Second Disbursement Date, or any other date upon which a disbursement of Loans is made upon the satisfaction of the applicable conditions set forth in Article IV of the Loan Agreement.

      "Distribution Account" means the "Distribution Account" established and created in the name of the Collateral Agent pursuant to Section 5.01 of the Collateral Agency Agreement.

      "Distributions" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding dividends payable solely in shares of common stock of any Loan Party.

      "Dollars" or the sign "$" means United States dollars or other lawful currency of the United States.

      "Drawing" means any drawing made by the beneficiary under any Letter of Credit.

      "EBITDA" means, for any period, the sum of the following items of the Loan Parties, determined on a consolidated basis: (a) Net Income after tax for such period, (b) Interest Expense for such period, (c) depreciation and amortization for such period, (d) income tax expense for such period, (e) all unusual and non-recurring expenses not exceeding $277,000 in connection with the acquisition by EAS of the two New Orleans FBOs, (f) a one time payment made to Jim Mills, the former chief financial officer of EAS, not exceeding $180,000 required as a result of the acquisition of EAS by the Borrower, and (g) all unusual and non-recurring fees and expenses relating to the Executive Air Acquisition and the General Aviation Acquisition and paid by MIC out of its own funds in accordance with Section 6.1(w) of the Loan Agreement, in each instance to the extent deducted in the determination of Net Income after tax and in each case as determined in accordance with GAAP; provided that, upon the consummation of the GAH Acquisition, such items relating to GAH on a consolidated basis for the twelve-month period preceding the date of determination shall be included in such calculation (other than in the calculation made in respect of the fiscal quarter ending December 31, 2004) without regard to whether GAH was a Loan Party during such period.

      "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country; (c) a finance company, insurance company or other financial institution, or (d) a fund which is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business.

      "Eligible FBO", as used in Section 7.1 of the Loan Agreement, means any of the FBOs located at the following airports: (i) Northeast Philadelphia Airport,
(ii) Houston Hobby Airport, (iii) Palm Springs Municipal Airport, (iii) New Orleans International Airport, (iv) New Orleans Lakefront Airport, (v) Igor I. Sikorsky Memorial Airport in Bridgeport, Connecticut, and (vi) Hartford-Brainard Airport.

      "Employee Benefit Plan" means any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, other than a Multiemployer Plan.

      "Enforcement Action" means any action, whether by judicial proceedings or otherwise, to enforce any of the rights and remedies granted pursuant to the Security Documents against the Collateral or the Borrower during the continuance of an Event of Default.

      "Environmental Damages" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys' fees and consultants' fees, that are incurred at any time as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by any Loan Party or migrating or threatening to migrate to or from any such real property, or arising from any investigation or proceeding in which any Loan Party is alleged to be liable for the release or threatened release of Hazardous Materials or for any violation of Environmental Laws.

      "Environmental Laws" means the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C.
Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to environmental, health, safety and land use matters, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

      "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means (i) following the indirect acquisition of the Borrower by Macquarie Infrastructure Assets Trust, any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC, and (ii) prior to the indirect acquisition of the Borrower by Macquarie Infrastructure Company Inc., the Borrower and the Loan Parties.

      "Event of Default" means any of the events specified in Section 7.1 of the Loan Agreement.

      "Event of Loss" means (a) any loss or destruction of, damage to or casualty relating to all or any part of the Property of any Loan Party, including any loss or destruction of, damage to, or other casualty relating to hangars and ancillary facilities owned or leased by an Loan Party and located at the FBOs; or (b) any condemnation or other taking (including by eminent domain) of all or any part of such Property.

      "Excess Cash Flow" means, as of the last day of each fiscal quarter of the Borrower, aggregate cash, Cash Equivalents and Permitted Investments of the Loan Parties as of the close of business on such date (but excluding any amounts on deposit in the Debt Service Reserve Account, the Loss Proceeds Account, the Special Reserve Account or the Distribution Account), less a prudent amount of reserve funds as reasonably determined by the Borrower to cover Operating Costs and Mandatory Debt Service which are anticipated to become due and payable during the following fiscal quarter after taking into account Operating Revenues which are reasonably anticipated to be received and available for such payment obligations during such period and less any additional amounts projected to be required to be deposited to the Debt Service Reserve Account during such period.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income, franchise or similar taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or by any jurisdiction as a result of a connection between the Administrative Agent, such Lender or such other recipient of any payment and such jurisdiction (other than a connection resulting solely from negotiating, executing, delivering or performing its obligations or receiving a payment under, or enforcing, the Loan Agreement, any Note or any other Loan Document), or any taxes attributable to a Lender's failure to comply with Section 3.1(g), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the

Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.6(b) of the Loan Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to the Loan Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.1(e) of the Loan Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.1(a) of the Loan Agreement.

      "Executive" means Executive Air Support, Inc., a Delaware corporation.

      "Executive Air Acquisition" means the consummation of the purchase of all of the outstanding Equity Securities of Executive by the Borrower pursuant to the Executive Air Stock Purchase Agreement.

      "Executive Air Stock Purchase Agreement" means the stock purchase agreement among the Borrower (as permitted assignee of Macquarie Investment Holdings, Inc., a Delaware corporation), as purchaser, and all of the former shareholders of Executive, as sellers.

      "Expansion Capital Expenditures" means expenditures (other than for a Restoration or repair, replacement and maintenance in the ordinary course of business) made in connection with the acquisition by the Borrower of any FBOs after the Closing Date (other than GAH), the construction of new hangar facilities on the FBO locations, or other major new facilities.

      "FBO" means fixed base operation.

      "FBO Lease" means each lease or use agreement with or on behalf of the airport authority relating to each fixed base operation location of Executive and its Subsidiaries and of the California FBO Companies.

      "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for such next succeeding Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Financial Statements" means, with respect to any accounting period for any Person, statements of income, retained earnings, shareholders' equity or partners' capital and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited Financial Statements, all prepared in reasonable detail and in accordance with GAAP.

      "Financing Parties" means, collectively, the Administrative Agent, the Lenders, individually, and acting by and through the Administrative Agent, and the Hedging Banks.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

      "GAH" means General Aviation Holdings LLC, a Delaware limited liability company and the direct parent company of the Newport FBO Two LLC, a Delaware limited liability company, and Palm Springs FBO Two LLC, a Delaware limited liability company.

      "GAH Purchase Agreement" means the Membership Interest Purchase Agreement, dated as of August 18, 2004, by and among Merced Partners Limited Partnership, Michael Phegley, Craig Foster, and North America Capital Holding Company, with respect to the purchase by North America Capital Holding Company of 100% of the membership interests of GAH.

      "General Aviation Acquisition" the consummation after the Closing Date of the purchase of all of the outstanding Equity Securities of GAH by the Borrower pursuant to a purchase agreement to be entered into with all of the equity holders of GAH.

      "Governmental Authority" means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

      "Governmental Authorization" means any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority, including siting and operating permits and licenses and any of the foregoing under any applicable Environmental Law.

      "Governmental Charges" means, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.

      "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization guidelines, policy or similar form of decision of any Governmental Authority.

      "Guarantee Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Indebtedness or other obligation for borrowed money of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purposes of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital, available cash or other financial statement condition or the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) to provide equity capital under or in respect of equity subscription arrangements to pay such Indebtedness (to the extent that such obligation to provide equity capital does not otherwise constitute Indebtedness), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor. The amount of any Guarantee Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

      "Guaranties" means, collectively, the Subsidiary Guaranty and each other guaranty agreement executed by a Subsidiary and delivered by the Borrower pursuant to Section 6.1(k) of the Loan Agreement (severally, a "Guaranty").

      "Guarantor" means each now-existing or hereafter acquired or created direct or indirect Subsidiary of the Borrower.

      "Hartford Leases" means the (i) Lease and Operating Agreement, dated October 29, 1985, between Brainard Airport Services, Inc. (as successor to Air One, Inc.) and the State of Connecticut, as amended, and (ii) Lease and Operating Agreement, dated September 10, 1990, between Charter Oaks Aviation, Inc. and the State of Connecticut, as amended, each with respect to the fixed base operations at Hartford-Brainard Airport located in the State of Connecticut.

      "Hazardous Materials" means all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law; provided that for purposes of the Loan Agreement, "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of the Loan Parties' businesses in accordance with applicable Environmental Laws.

      "Hedging Agreement" means any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

      "Hedging Banks" means HSH Nordbank AG, Macquarie Bank Limited and, to the extent specified in a Joinder Agreement entered into in accordance with Section
10.17 of the Loan Agreement, the Person becoming an additional Hedging Bank pursuant to such Joinder Agreement, and their respective successors and assigns, as counterparties under the Lender Hedging Agreements contemplated in accordance with Section 4.1(c) of the Loan Agreement.

      "Hedging Obligations" means, collectively, the payment of (a) all scheduled amounts payable to the Hedging Banks by the Borrower, as the fixed-rate payor, under the Hedging

Agreements (including interest accruing after the date of any filing by the Borrower of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Borrower), net of all scheduled amounts payable to the Borrower by such Hedging Banks as floating-rate payor, and (b) all other indebtedness, fees, indemnities and other amounts payable by the Borrower to the Hedging Banks under such Hedging Agreements; provided that Hedging Obligations shall not include Hedging Termination Obligations.

      "Hedging Termination Obligations" means the aggregate amount of (i) Hedging Obligations payable to the Hedging Banks by the Borrower, as the fixed rate payor, upon the early unwind of all or a portion of the Hedging Agreements, net of all amounts payable to the Borrower by such Hedging Banks, as floating-rate payor thereunder, plus (ii) any penalty payments or other payments in the form of unwind fees payable in connection with an early unwind.

      "Hedging Transaction" means any interest rate protection agreement, interest rate swap transaction, interest rate "cap" or "collar" transaction, interest rate future, interest rate option or hedging transaction.

      "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Capital Leases of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (viii) all Hedging Obligations, (ix) all obligations of such Person, other than trade payables incurred in the ordinary course of business, upon which interest charges are customarily paid, (x) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (xi) all Guarantee Obligations of such Person in respect of obligations of other Persons of the types referred to in clauses (i) through (x) above; and
(xii) all Indebtedness of the type referred to in clauses (i) through (xi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent such Indebtedness is expressly non-recourse to such Person.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 10.3(b) of the Loan Agreement.

      "Initial Disbursement Date" means the date of the initial Borrowing of Term Loans.

      "Intellectual Property Security Agreement" means that certain Security Agreement (Intellectual Property) dated as of the Closing Date among the Loan Parties, the Collateral Agent, and the Administrative Agent.

      "Interest Expense" means, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, including, without limitation, the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP, and the net amounts payable (or minus the net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period).

      "Interest Only Period" means the date commencing on the Closing Date and ending on (and including ) December 31, 2007.

      "Interest Payment Date" means, (i) with respect to any LIBOR Revolving Loan or Base Rate Revolving Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such Loan is made, and (ii) with respect to any Term Loan, the last day of each Interest Period applicable to such Loan; provided that with respect to Loans with a six-month Interest Period, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

      "Interest Period" means, with respect to each Term Loan, (a) initially the period commencing on the date of the Borrowing of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period of less than three months if such period ends on a date which coincides with an Interest Payment Date for Loans previously outstanding) and (b) thereafter, each period commencing on the last day of the preceding Interest Period and ending the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, in each case as selected by the Borrower or otherwise determined in accordance with
Section 2.4 of the Loan Agreement; provided that the Borrower may elect an Interest Period not exceeding six months that ends on the next succeeding Repayment Date or Cash Sweep Date for any portion of the Term Loans to be repaid or projected to be repaid on such Repayment Date or Cash Sweep Date; and, provided, further, that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

            (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

      "Inventory" means, at any time, all of the Loan Parties' goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in progress, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Loan Parties' business or used in connection with the manufacture, selling or finishing of such goods, merchandise and other personal property, net of any charges or deductions for any goods, merchandise and other personal property that is obsolete or unmerchantable, as determined by reference to the most recent monthly operating report of the Borrower and its Subsidiaries.

      "Investment" of any Person means any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving, travel expenses, and other business expenses drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guarantee Obligations of such Person and any Guarantee Obligations of such Person of the types described in clause (x) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business consistent with past practice, or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice.

      "Investors" means Macquarie International Investments Pty Limited, an Australian company, and Macquarie Investment Holdings, Inc., a Delaware corporation, and/or any fund or other entity affiliated with (or managed by an Affiliate of) Macquarie Bank Limited.

      "IRC" means the Internal Revenue Code of 1986.

      "Issuing Bank" means Wachovia Bank, National Association, and any permitted successor thereto.

      "Joinder Agreement" means an agreement entered into among the Borrower, the Lenders party to the Loan Agreement as of the Closing Date, the Administrative Agent, the Lead Arranger and a new Term Loan Lender, in accordance with Section 10.17 of the Loan Agreement.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit.

      "Lead Arranger" means HSH Nordbank AG, New York Branch, in its capacity as the sole lead arranger.

      "Legal Requirement" means, as to any Person (a) the articles or certificate of incorporation or articles of organization and by-laws, partnership agreement, operating agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person,
(c) any Governmental Authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

      "Lender Hedging Agreement" means any Hedging Agreement entered into, or to be entered into, by the Borrower and a Hedging Bank in form and substance satisfactory to the Administrative Agent and the Borrower, for a Hedging Transaction in accordance with Section 4.1(c) of the Loan Agreement. So long as the terms thereof are in compliance with the Loan Agreement, each Lender Hedging Agreement shall be a Loan Document and shall be secured by the Liens created by the Security Documents.

      "Lenders" has the meaning set forth in the preamble of the Loan Agreement.

      "Letter of Credit" means any letter of credit issued under the Loan Agreement.

      "Letter of Credit Expiration Date" means the day that is five (5) Business Days prior to the Maturity Date.

      "Letter of Credit Facility" means the facility made available for the benefit of the Borrower or any Subsidiary of the Borrower under the Loan Agreement in relation to the Letters of Credit.

      "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $1,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

      "Letter of Credit Usage" means, as of any date, the aggregate undrawn face amount of the outstanding Letters of Credit plus the aggregate amount of all Drawings under the Letters of Credit honored by the Issuing Bank and either not reimbursed to the Issuing Bank by the Borrower or converted into Loans.

      "Leverage Ratio" means, as of each date of determination, the ratio of (a) Total Funded Debt as of the last day of the fiscal quarter then ended to (b) EBITDA for the twelve month period ending on such date.

      "LIBOR" means, for any Interest Period with respect to a Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; provided that in the case of any Interest Period that has a term which is not equivalent to any of the terms for which rates appear on such page, the Administrative Agent shall determine a rate using the linear interpolation of the rates appearing on such page for the next shorter and next longer time periods; or

            (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent (after consultation with the Borrower and the Lenders) to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; provided that in the case of any Interest Period that has a term which is not equivalent to any of the terms for which rates appear on such page, the Administrative Agent shall determine a rate using the linear interpolation of the rates appearing on such page for the next shorter and next longer time periods; or

            (c) in the event the rates referenced in the preceding subsections
      (a) and (b) are not available (including by reason of either such page or service not displaying a rate for a term equivalent to the Interest Period selected by the Borrower), the rate per annum determined by the Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      "LIBOR Loan" means any Loan with respect to which the applicable rate of interest is based upon LIBOR or the LIBOR Market Index Rate.

      "LIBOR Market Index Rate" means, with respect to any day, the rate for deposits in Dollars with a term equivalent to one month as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or, if not so reported, then as determined by the Revolving Loan Lender from another recognized source or interbank quotation).

      "LIBOR Revolving Loans" means, at any time, a Revolving Loan bearing interest as provided in Section 2.3(a) of the Loan Agreement.

      "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any sale-leaseback arrangement, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable Legal Requirement.

      "Loan" means any of the Loans.

      "Loan Agreement" means the Loan Agreement, dated as of the Closing Date, among the Borrower, the Lenders and the Administrative Agent.

      "Loan Documents" means the Loan Agreement, any Notes, each Guaranty, the Security Documents, each Letter of Credit, the Lender Hedging Agreements, each fee agreement referred to in Section 2.9 of the Loan Agreement, all other documents, instruments and agreements entered into with the Administrative Agent or any Lender pursuant to Section 4.1 of the Loan Agreement, and all other documents, instruments and agreements entered into by any Loan Party with the Administrative Agent or any Lender in connection with the Loan Agreement or any other Loan Document on or after the Closing Date.

      "Loan Parties" means, collectively, the Borrower and the Guarantors (severally, a "Loan Party").

      "Loans" means, collectively, the Class A Loans, the Class B Loans, and the Revolving Loans.

      "Mandatory Debt Service" means, for any period of four fiscal quarters of the Borrower, the sum of the following amounts payable during such period: (a) all Required Class A Loan Repayment Amounts set forth in Column A of Schedule 2.5, (b) all interest on the Loans, (c) all commitment and agency fees payable by the Borrower, and (d) any payments constituting Hedging Obligations payable by the Borrower (or less amounts payable to the Borrower); provided that for purposes of calculating the Debt Service Coverage Ratio for any period of four fiscal quarters of the Borrower ending on any date specified below, Mandatory Debt Service shall be calculated as follows:

                  (i) as of the end of the first fiscal quarter of the Borrower ending after the Initial Disbursement Date (the "Initial Fiscal Quarter"), by multiplying (A) Mandatory Debt Service for the Initial Fiscal Quarter (but including only one-fourth of the annual agency fee paid to the Administrative Agent on the Initial Disbursement Date) multiplied by a fraction the numerator of which is the number of days in the Initial Fiscal Quarter and the denominator of which is the number of days from the Initial Disbursement Date through the last day of the Initial Fiscal Quarter (such sum, the "Adjusted Mandatory Debt Service for the Initial Fiscal Quarter"), by (B) four;

                  (ii) as of the end of the next succeeding fiscal quarter of the Borrower (the "Second Fiscal Quarter"), by multiplying (A) the sum of
      (1) the Adjusted Mandatory Debt Service for the Initial Fiscal Quarter, plus (2) Mandatory Debt Service for the Second Fiscal Quarter, by (B) two;

                  (iii) as of the end of the next succeeding fiscal quarter of the Borrower(the "Third Fiscal Quarter"), by multiplying (A) the sum of
      (1) the Adjusted Mandatory Debt Service for the Initial Fiscal Quarter, plus (2) Mandatory Debt Service for the Second Fiscal Quarter, plus (3) Mandatory Debt Service for the Third Fiscal Quarter, by (B) four-thirds; and

                  (iv) as of the end of the next succeeding fiscal quarter of the Borrower (the "Fourth Fiscal Quarter"), Mandatory Debt Service for the four fiscal quarters then ended shall be the sum of (A) the Adjusted Mandatory Debt Service for the Initial Fiscal Quarter, plus (B) Mandatory Debt Service for the Second Fiscal Quarter, plus (C)

      Mandatory Debt Service for the Third Fiscal Quarter, plus (D) Mandatory Debt Service for the Fourth Fiscal Quarter.

      "Margin Stock" has the meaning given to that term in Regulation U issued by the Federal Reserve Board.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, financial condition or liabilities of the Loan Parties, taken as a whole; (b) the ability of the Loan Parties taken as a whole to pay or perform any of their material obligations under any of the Loan Documents; (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement; (d) the value of the Collateral taken as a whole, the Administrative Agent's or any Lender's security interest in the Collateral or the perfection or priority of such security interests, or (e) the validity of any of the Loan Documents.

      "Material Documents" means, collectively, (i) each of the FBO Leases; (ii) the Acquisition Documents; and (iii) the certificate of incorporation, articles of incorporation, bylaws, certificate of limited partnership, articles of organization, operating agreement or comparable document of each Loan Party.

      "Material Loss" means any Event of Loss the Restoration of which is reasonably estimated by the Borrower to cost more than $500,000.

      "Maturity Date" means the date that is seven (7) years after the Closing Date; provided that if such date is a day other than a Business Day, the Maturity Date shall be the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case the Maturity Date shall be the next preceding Business Day.

      "Maximum Release Percentage" means (a) during the Interest Only Period, 5%; and (b) at any time thereafter 10%.

      "MIC" means Macquarie Infrastructure Company Inc., a Delaware corporation.

      "Monthly Funds Transfer Date" means the last Business Day of each calendar month.

      "Moody's" means Moody's Investor Service, Inc. and any successor thereto which is a nationally recognized rating agency.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA to which a Loan Party or ERISA Affiliate contributes or has an obligation to contribute.

      "Net Asset Disposition Proceeds" means, with respect to any sale of any Property by any Loan Party (including the direct or indirect sale of any stock or other Equity Securities of any Loan Party other than the Borrower), other than any sale permitted by Section 6.2(c) of the Loan Agreement, the aggregate consideration received by such Person from such sale less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than such

Person or any Affiliate of such Person and (b) the reasonable legal expenses and other costs and expenses, including taxes payable, directly related to such sale that are to be paid by such Person.

      "Net Cash Flow" means, in respect of any period, (a) aggregate Operating Revenues received during such period, less (b) the Operating Costs paid during such period.

      "Net Condemnation Proceeds" means an amount equal to: (a) any cash payments or proceeds received by a Loan Party as a result of any condemnation or other taking or temporary or permanent requisition of any Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), and
(ii) provisions for all taxes payable as a result of such condemnation.

      "Net Debt Proceeds" means, with respect to any issuance or incurrence of any Indebtedness by any Loan Party, the aggregate consideration actually received by such Person from such sale or issuance less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person and (b) the reasonable legal expenses and other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person.

      "Net Equity Proceeds" means, with respect to any issuance of Equity Securities by any Loan Party, the aggregate consideration actually received by such Person from such issuance less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person and (b) the reasonable legal expenses and other reasonable costs and expenses directly related to such issuance that are to be paid by such Person; provided, that Net Equity Proceeds shall not include any of the following: (i) any capital contribution from any Loan Party in the form of Equity Securities or any issuance or sale of Equity Securities by any Subsidiary of the Borrower to the Borrower or any of the Borrower's Subsidiaries; (ii) any sale or issuance by any Loan Party to directors, officers or employees of such Loan Party or any other Loan Party of Equity Securities in the form of warrants, options or similar rights to acquire any other Equity Securities of such Loan Party, or any sale or issuance of Equity Securities upon the exercise of any such warrants, options or similar rights; (iii) the issuance by any Loan Party of Equity Securities in connection with the formation of Subsidiaries pursuant to transactions otherwise permitted pursuant to Sections 6.2(d) and 6.2(e) of the Loan Agreement; and (iv) the issuance of Equity Securities by the Borrower to the Investors.

      "Net Income" means with respect to any fiscal period, the net income of the Loan Parties determined on a consolidated basis in accordance with GAAP, consistently applied.

      "Net Insurance Proceeds" means an amount equal to: (a) any cash payments or proceeds received by a Loan Party under any casualty insurance policy in respect of a covered loss thereunder with respect to any Property, minus (b) (i) any actual costs incurred by a Loan Party in connection with the adjustment or settlement of any claims of a Loan Party in respect thereof

(including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such event.

      "Newport Lessee" means Newport FBO Two LLC, a Delaware limited liability company.

      "Note" means a promissory note issued by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C to the Loan Agreement.

      "Notice of Revolving Loan Conversion" means a request by the Borrower for a conversion of a Revolving Loan Borrowing in accordance with Section 2.2(c) of the Loan Agreement.

      "Obligations" means all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owing to any Secured Party under any Loan Document including, without limitation, (i) all principal, interest, and fees, (ii) any amounts (including, without limitation, insurance premiums, licensing fees, recording and filing fees, and Taxes) the Secured Parties expend on behalf of the Borrower because the Borrower fails to make any such payment when required under the terms of any Transaction Document, and (iii) all amounts required to be paid under any indemnification, cost reimbursement or similar provision.

      "Operating Accounts" means the operating accounts described on Schedule
5.26 to the Loan Agreement, and any additional or replacement accounts from time to time established and maintained by any of the Loan Parties.

      "Operating Costs" means, for any period, all actual cash costs incurred and paid by the Loan Parties (determined on a consolidated basis by excluding any such payments from one Loan Party to another Loan Party) in connection with the operation of their respective businesses, but excluding (a) all Expansion Capital Expenditures funded with funds transferred from the Distribution Account, financed by Indebtedness permitted in accordance with Section 6.2(a)(iv) or funded by equity contributions made by the Investors, (b) all noncash charges, including, but not limited to, depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, (c) all payments of principal of or interest upon the Loans (whether or not constituting Mandatory Debt Service), (d) Investments,
(e) Distributions or (f) all costs paid by Net Insurance Proceeds or other insurance proceeds (other than proceeds of any business interruption insurance); provided that upon the consummation of both the GAH Acquisition and the Second Disbursement, such items relating to GAH on a consolidated basis for the twelve-month period preceding the date of determination shall be included in such calculation without regard to whether GAH was a Loan Party during such period.

      "Operating Revenues" means, for any period (without duplication), all income and other amounts received by or on behalf of the Loan Parties (determined on a consolidated basis by excluding any such amounts received by one Loan Party from another Loan Party) during such period; provided, that Operating Revenues shall not include (i) Net Condemnation Proceeds, (ii) Net Debt Proceeds (including proceeds of the Loans), (iii) Net Equity Proceeds (without regard to the proviso to the definition thereof), and (iv) Net Insurance Proceeds or other insurance proceeds (other than proceeds of any business interruption insurance); provided that upon the consummation of both the GAH Acquisition and the Second Disbursement, such items relating to GAH on a consolidated basis for the twelve-month period preceding the date of determination shall be included in such calculation without regard to whether GAH was a Loan Party during such period.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under the Loan Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Agreement.

      "Outstanding Amount" means, with respect to any Letter of Credit, the aggregate face amount of such Letter of Credit, as reduced by each Drawing made by the beneficiary thereof.

      "Outstanding Exposure" means, at any time, the sum of (a) the aggregate then outstanding principal amount of the Loans and Letter of Credit Usage and
(b) following any termination of the Lender Hedging Agreements upon the acceleration of the Loans in accordance with Section 7.2(a) of the Loan Agreement or the commencement of any Bankruptcy Proceeding by or against the Borrower, (i) any Hedging Termination Obligations then due to the Hedging Banks or (ii) as to any Hedging Bank that is prevented from terminating a Lender Hedging Agreement by the automatic stay or any other stay in any Bankruptcy Proceeding by or against the Borrower, the amount of any Hedging Termination Obligations that would have been then due to such Hedging Bank if such Lender Hedging Agreement had been terminated as of the commencement of such Bankruptcy Proceeding.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Indebtedness" has the meaning given to that term in Section 6.2(a) of the Loan Agreement.

      "Permitted Investments" means (i) marketable direct obligations of the United States of America; (ii) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (iii) demand deposits with the Collateral Agent, and time deposits, certificates of deposit and banker's acceptances issued by (x) the Collateral Agent, so long as its long-term debt securities are rated "A" or better by S&P and "A2" or better by Moody's, or (y) any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $500 million and having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's; (iv) commercial paper or tax-exempt obligations given the highest rating by S&P and Moody's; (v) obligations of the Collateral Agent meeting the requirements of clause (iii) above or any other bank meeting the requirements of clause (iii) above, in respect of the repurchase of obligations of the type as described in clauses (i) and (ii) above, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (i) and (ii) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the Collateral Agent or such other bank; (vi) a money market fund or a qualified investment fund (including any such fund for which the Collateral Agent or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P and Moody's, including any fund for which the Collateral Agent or an Affiliate of the Collateral Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (A) the Collateral Agent or an Affiliate of the Collateral Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (B) the Collateral Agent charges and collects fees and expenses for services rendered pursuant to the Collateral Agency Agreement; and (vii) eurodollar certificates of deposit issued by the Collateral Agent meeting the requirements of clause
(iii) above or any other bank meeting the requirements of clause (iii) above. In no event shall any cash in the Accounts be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than ninety (90) days after the date of investment, unless the Collateral Agent or a bank meeting the requirements of clause (iii) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than ninety (90) days after its purchase. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody's, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

      "Permitted Liens" has the meaning given to that term in Section 6.2(b) of the Loan Agreement.

      "Permitted Subordinated Debt" means unsecured Indebtedness of any Loan Party in the form of loans to such Loan Party from an Investor or an Affiliate thereof, so long as (a) such obligations of such Loan Party are (i) unsecured and do not permit the holder of such Indebtedness to accelerate the principal amount thereof upon default, (ii) evidenced by an instrument or instruments subordinated to the rights of the Lenders containing provisions substantially in the form of Exhibit E to the Loan Agreement, and (iii) payable solely from amounts distributable to the Borrower from the Distribution Account pursuant to
Section 5.05 of the Collateral Agency Agreement, and (b) the Borrower or such Loan Party retains the sole right to take any action, or refrain from taking any action, with respect to the business, affairs and properties of such Loan Party; provided that the agreement between such Loan Party and the holder of such Indebtedness may provide that such Loan Party will not, without the consent of such holder, enter into any agreement that affects the right of such holder to receive payments in accordance with the foregoing clause (iii).

      "Person" means any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, other entity, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledge Agreements" means, collectively, (a) the pledge agreement dated as of the Closing Date by each Investor as of the Closing Date in favor of the Collateral Agent granting a first-priority security interest in the Equity Securities of Borrower, (b) each pledge agreement delivered by the Borrower (or a Subsidiary of the Borrower) in favor of the Collateral Agent granting a security interest in the Equity Securities of a Subsidiary as a condition to the Borrowing of Loans, and (c) any pledge agreements executed and delivered after the Closing Date by the Borrower (or a Subsidiary of the Borrower) in favor of the Collateral Agent granting a security interest in the Equity Securities of any additional or substituted Subsidiaries of the Borrower accordance with Section 6.1(k) of the Loan Agreement.

      "Prime Rate" means (i) for purposes of calculating the interest rate with respect to a Base Rate Revolving Loan, the rate of interest per annum publicly announced from time to time by the Revolving Loan Lender as its "prime rate" or "base rate" in effect on such day at its principal office in Charlotte, North Carolina; and (ii) for any other purpose, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its "prime rate" or "base rate" in effect on such day at its principal office in New York City. Any change in the Prime Rate announced by the Revolving Loan Lender or the Administrative Agent, as applicable, shall take effect on the day specified in the public announcement of such change.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Proportional EBITDA Contribution" means, with respect to any prepayment of the Loans as permitted by the last sentence of Section 7.1 of the Loan Agreement, a percentage equal to the highest of (i) the projected EBITDA of the affected FBO(s) set forth in the Base Case Projections for the fiscal year following such prepayment divided by the aggregate projected EBITDA of all FBOs set forth in the Base Case Projections for such fiscal year; (ii) the EBITDA of the affected FBO(s) for the fiscal year immediately preceding such prepayment, divided by the aggregate EBITDA of all FBOs for such fiscal year; and (iii) the average EBITDA of the affected FBO(s) for the three successive fiscal years immediately preceding such prepayment, divided by the average aggregate EBITDA of all FBOs for such three-year period.

      "Pro Rata Share" means, with respect to each Term Loan Lender, at any time, a fraction (expressed as a percentage), the numerator of which is the amount of the Term Loan Commitment (or the Class A Commitment or Class B Commitment, as the context may require) of such Lender at such time, and the denominator of which is the amount of the aggregate Term Loan Commitments (or the aggregate Class A Commitments or Class B Commitments, as the context may require), of all Term Loan Lenders, at such time. The initial Pro Rata Share of each Lender as to its Class A Commitment and/or Class B Commitment is set forth opposite the name of such Lender on Schedule 2.1 to the Loan Agreement or Assignment and Assumption pursuant to which such Lender becomes a party to the Loan Agreement, as applicable; provided that upon the execution and delivery of a Joinder Agreement(s) in accordance with Section 10.17 of the Loan Agreement, the Pro Rata Share of each Lender party to the Loan Agreement at such time shall be as set forth in the revised Schedule 2.1 attached to the Joinder Agreement.

      "Proceeds" means "proceeds" as such term is defined in the UCC or under other relevant law and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of, or amounts (in whatsoever form, whether cash, securities, property or other assets) received under or with respect to, any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Borrower, in each case with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever, whether cash, securities, property or other assets) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (iii) any and all other amounts (in any form whatsoever, whether cash, securities, property or other assets) from time to time paid or payable under or in connection with any of the Collateral (whether or not in connection with the sale, lease or other disposition of the Collateral).

      "Prudent Industry Practice" means, at a particular time, any of the practices, methods, standards and acts (including the practices, methods and acts engaged in or approved by a significant portion of the FBO industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could reasonably have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices, methods, standards and acts generally conform to operation and maintenance standards recommended by a FBO operator's equipment suppliers and manufacturers, applicable facility design limits and applicable governmental approvals and law. "Prudent Industry Practice" is not intended to be limited to the optimum practice or method to the exclusion of others, but rather to be a spectrum of possible but reasonable practices and methods.

      "Quarterly Funds Transfer Date" means the last Business Day of each March, June, September and December occurring after the Closing Date.

      "Receivables" means, at any time, all of the accounts owing to the Loan Parties or any of them, net of any charges or reserves against such accounts in accordance with GAAP, as determined by reference to the most recent monthly operating report of the Borrower and its Subsidiaries, less any account (to the extent not already accounted for in the charge or reserve against doubtful accounts) that is not paid within 90 days after the invoice date.

      "Reimbursement Obligations" means, at any time, the obligation of the Borrower with respect to any of the Letters of Credit to reimburse amounts paid by the Issuing Bank with respect to any Drawing under such Letter of Credit.

      "Repayment Date" means each date specified in Schedule 2.5 to the Loan Agreement or, if any such date occurs on a day other than a Business Day, the next preceding Business Day.

      "Reportable Event" has the meaning given to that term in Section 4043(c) of ERISA and applicable regulations thereunder other than an event as to which the reporting requirements have by regulation been waived; provided that failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event.

      "Required Class A Loan Repayment Amount" means, as of any Repayment Date,
(a) the amount set forth opposite such Repayment Date under Column A of Schedule
2.5 to the Loan Agreement, plus (b) the aggregate unpaid amount, if any, of all amounts that the Borrower has deferred in accordance with Section 2.5(a)(ii) of the Loan Agreement.

      "Required Class B Lenders" means, at any time, (a) Class B Lenders holding 66-2/3% or more of the aggregate then outstanding principal amount of Class B Loans or (b) if there are no Class B Loans outstanding, Class B Lenders holding 66-2/3% or more of the aggregate Class B Commitments.

      "Required Lenders" means, at any time, (a) Lenders (and, to the extent applicable, Hedging Banks) holding in excess of 50% of the aggregate then Outstanding Exposure or (b) if there are no Loans or Letter of Credit Usage outstanding, Lenders holding in excess of 50% of the aggregate Commitments; provided that, during any period of time Macquarie Bank Limited has 30% or less of the aggregate Loans and Commitments (as determined at any time by the entries in the Register maintained by the Administrative Agent pursuant to Section 10.4(b)(iii) of the Loan Agreement), "Required Lenders" shall mean (i) Lenders (and, to the extent applicable, Hedging Banks) holding 66-2/3% or more of the aggregate then Outstanding Exposure or (ii) if there are no Loans or Letter of Credit Usage outstanding, Lenders holding 66-2/3% or more of the aggregate Commitments.

      "Responsible Officer" means, (i) when used with respect to the Borrower or any other Loan Party, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of such Person authorized by the board of directors of such Person to act on behalf of the Borrower in respect of the Loan Documents and notified in writing to the Administrative Agent; and (ii) when used with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent, including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Collateral Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Collateral Agency Agreement. Any document or certificate hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower or other applicable Person.

      "Restoration" means, in the case of any Event of Loss, the restoration, repair, replacement or rebuilding of the affected Property subject to the Event of Loss, as nearly as practicable to its value, condition and character immediately prior to such Event of Loss, with such alterations and additions as may be made by the applicable Loan Party, pursuant to and subject to any restoration plan approved by the Administrative Agent in the case of any Material Loss.

      "Restoration Plan" means, in the case of any Material Loss, a plan for the Restoration of the affected Property, certified by a Responsible Officer of the Borrower, demonstrating that (i) the Restoration is technically feasible and can be completed within a reasonable period of time consistent with the nature and extent of the Event of Loss, (ii) all Governmental Approvals required for the Restoration have been obtained or can be obtained in due course, and (iii) the Restoration will not result in a termination, cancellation, revocation or other invalidity or impairment of any material Governmental Approval or any FBO Lease.

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

      "Revolver Event of Default" means any event or circumstance which would constitute an Event of Default hereunder, if the terms of the Loan Agreement and the Loan Documents were interpreted without giving effect to any amendment, waiver or consent granted or agreed to by the Required Lenders pursuant to
Section 10.1 of the Loan Agreement (unless the Revolving Loan Lender approves any such amendment, waiver or consent in writing); provided that (i) with respect to any event or circumstance that constituted a Default or Event of Default at the time of any such amendment, waiver or consent, such event or circumstance shall not constitute a Revolver Event of Default unless the Revolving Loan Lender has given notice of the exercise of its rights under
Section 7.2(b) of the Loan Agreement within 15 days after written notice of the effectiveness of the amendment, waiver or consent granted or agreed to by the Required Lenders, and (ii) any other event or circumstance shall not constitute a Revolver Event of Default unless the Revolving Loan Lender has advised the Borrower and the Administrative Agent in writing within 15 days after written notice of the effectiveness of the amendment, waiver or consent relating thereto that the Revolving Loan Lender will require compliance with the terms of the Loan Agreement without reference to such amendment, waiver or consent. If notice is required by any term of the Loan Agreement as a condition to the existence of an Event of Default, for purposes of a Revolving Event of Default, notice from the Revolving Loan Lender shall constitute such notice, the term of any such provision to the contrary notwithstanding.

      "Revolving Loan" has the meaning specified in Section 2.2(a) of the Loan Agreement.

      "Revolving Loan Borrowing" means a borrowing consisting of Revolving Loans made by the Revolving Loan Lender pursuant to the Loan Agreement.

      "Revolving Loan Borrowing Request" means a request by the Borrower for a Revolving Loan Borrowing in accordance with Section 2.2 of the Loan Agreement.

      "Revolving Loan Commitment" means the commitment of the Revolving Loan Lender to make Revolving Loans to the Borrower pursuant to Section 2.2 of the Loan Agreement (and thereafter to make additional Revolving Loans to reimburse Drawings under Letters of Credit Section 2.13 of the Loan Agreement), in an aggregate principal amount at any one time outstanding not to exceed $3,000,000 (which amount shall be inclusive of the Letter of Credit Sublimit), as such amount may be adjusted from time to time in accordance with the Loan Agreement.

      "Revolving Loan Commitment Period" means, with respect to the Revolving Loan Commitment, the period from and including the Closing Date to the earliest to occur of (a) the Revolving Loan Commitment Termination Date, (b) the date on which the Available Revolving Loan Commitments are reduced to zero, and (c) the date of termination of the aggregate Revolving Loan Commitments.

      "Revolving Loan Commitment Termination Date" means the date that is five
(5) Business Days prior to the date which is two (2) years after the Closing Date, subject to extension (not beyond the Maturity Date) as agreed from time to time between the Borrower and the Revolving Loan Lender; provided that if such date is a day other than a Business Day, the Revolving Loan Commitment Termination Date shall be the next succeeding Business Day

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

unless such next succeeding Business Day falls in the next calendar month, in which case the Revolving Loan Commitment Termination Date shall be the next preceding Business Day.

      "Revolving Loan Lender" means Wachovia Bank, National Association, and any permitted successor thereto.

      "Second Disbursement" means the second Disbursement of Term Loans made by the Term Loan Lenders on the Second Disbursement Date.

      "Second Disbursement Date" means the date of the second Borrowing of Term Loans, which date shall occur prior to December 31, 2004.

      "Secured Parties" means collectively, the Collateral Agent, the Securities Intermediary, the Administrative Agent, the Lenders, the Issuing Bank, and the Hedging Banks.

      "Securities Accounts" has the meaning specified in Section 5.13 of the Collateral Agency Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Intermediary" means The Bank of New York, a New York banking corporation, in its capacity as securities intermediary under the Collateral Agency Agreement, or any Person appointed to replace such Person with the authority to exercise and perform the rights and duties of the Securities Intermediary under the Collateral Agency Agreement.

      "Security Agreement" means the Security Agreement dated as of the Closing Date between the Borrower and the Collateral Agent for its benefit and the benefit of the Secured Parties, as well as each security agreement delivered in accordance with Section 6.1(k) of the Loan Agreement.

      "Security Documents" means the Collateral Agency Agreement, each Security Agreement, the Subsidiary Security Agreement, the Intellectual Property Security Agreement the Pledge Agreements, the Subsidiary Guaranty, the Contribution Agreement, each leasehold mortgage or leasehold deed of trust from time to time recorded with the appropriate recording office with respect to the assignment of leasehold interest in each of the FBO Leases, each control agreement entered into with a depositary institution or securities intermediary, and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to the Collateral Agent or any Lender in connection with any Collateral or to secure the Obligations.

      "Solvent" means, with respect to any Person on any date, that on such date
(a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person's Property would constitute an unreasonably small capital.

      "S&P" or "Standard & Poor's" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

      "Subsidiary" of any Person means (a) any corporation of which the required percentage of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which the required percentage of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, "Subsidiary" means a Subsidiary of the Borrower.

      "Subsidiary Guaranty" means that certain Guaranty dated concurrently with the Loan Agreement and executed by each Subsidiary of the Borrower in favor of the Collateral Agent on behalf of the Financing Parties.

      "Subsidiary Security Agreement" means that certain Security Agreement dated concurrently with the Loan Agreement and executed by each Subsidiary of the Borrower and Collateral Agent on behalf of the Financing Parties.

      "Tax" or "Taxes" means all present or future fees, taxes (including, without limitation, income taxes, sales taxes, use taxes, stamp taxes, value-added taxes, excise taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible)), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

      "Term Loan" means, collectively, the Class A Loans and Class B Loans.

      "Term Loan Borrowing" means a borrowing consisting of Term Loans made by the Term Loan Lenders pursuant to the Loan Agreement.

      "Term Loan Borrowing Request" means a request by the Borrower for a Term Loan Borrowing in accordance with Section 2.1 of the Loan Agreement.

      "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans to the Borrower pursuant to Section 2.1 of the Loan Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule 2.1 attached to the Loan Agreement under the heading "Commitment" or in the

Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the Loan Agreement; provided that upon the execution and delivery of a Joinder Agreement(s) in accordance with Section 10.17 of the Loan Agreement, the Term Loan Commitment of each Term Lender party to the Loan Agreement at such time shall be as set forth in the revised Schedule 2.1 attached to the Joinder Agreement..

      "Term Loan Commitment Period" means, with respect to the Term Loan Commitments, the period from and including the Closing Date to the earliest to occur of (a) December 31, 2004, (b) the date on which the Available Term Loan Commitments are reduced to zero, and (c) the date of termination of the aggregate Term Loan Commitments.

      "Term Loan Lender" means (a) on the Closing Date, the holders of Class A Commitments and Class B Commitments as set forth on Schedule 2.1 attached to the Loan Agreement, and (b) thereafter, the Lenders from time to time holding Term Loan Commitments after giving effect to any Joinder Agreements entered into in accordance with Section 10.17 of the Loan Agreement and after giving effect to any assignments permitted by Section 10.4 of the Loan Agreement.

      "Total Funded Debt" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Loan Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) the capitalized amount in respect of Capital Leases that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture to the extent the Borrower or a Subsidiary is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary; provided, that (i) for purposes of calculating the Leverage Ratio as of last day of the fiscal quarter ending December 31, 2004, "Total Funded Debt" shall mean the then outstanding principal amount of the Term Loans borrowed on the Initial Disbursement Date, and (ii) for purposes of calculating the Leverage Ratio as of last day of each fiscal quarter ending after December 31, 2004 through and including September 30, 2005, "Total Funded Debt" shall mean the then outstanding principal amount of the Term Loans.

      "Type" means, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing in accordance with the type of interest rate it then bears, whether an interest rate based upon the Base Rate or LIBOR.

      "Uniform Commercial Code" or "UCC" means the New York Uniform Commercial Code, as in effect from time to time.

RULES OF INTERPRETATION

      1. Definitions of terms shall apply equally to the singular and plural forms of the terms defined.

      2. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

      3. The word "will" shall be construed to have the same meaning and effect as the word "shall".

      4. A reference to a Legal Requirement includes any amendment or modification to such Legal Requirement, and all regulations, rulings and other Legal Requirement promulgated under such Legal Requirement.

      5. A reference to a Person shall be construed to include its successors and assigns.

      6. Except as otherwise expressly specified, all accounting terms have the meanings assigned to them by GAAP, as in effect from time to time.

      7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

      8. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents).

      9. The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

      10. References to "days" means calendar days, unless the term "Business Days" shall be used. References to a time of day means such time in New York, New York, unless otherwise specified.

      11. The Loan Documents are the result of negotiations between, and have been reviewed by the Borrower, the Administrative Agent, each Lender and their respective counsel. Accordingly, the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Borrower, the Administrative Agent or any Lender.